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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ANIMAL HEALTH INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share
(2)	Aggregate number of securities to which transaction applies:
26,936,865 shares, comprised of (A) 24,329,857 shares of common stock outstanding as of April 1, 2011, (B) 470,883 shares of common stock underlying deferred stock units, (C) 1,088,875 shares of common stock underlying restricted stock units, and (D) options to purchase 1,047,250 shares of common stock with exercise prices at or below $4.25.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$4.25 (per share consideration set forth in the merger agreement)
	(4)	Proposed maximum aggregate value of transaction: $111,913,812 (excludes $2,567,865 representing the aggregate exercise price of the options included in the aggregate number of securities)
	(5)	Total fee paid: $12,994
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ANIMAL HEALTH INTERNATIONAL, INC.
7 Village Circle, Suite 200
Westlake, Texas 76262
(817) 859-3000
                        , 2011

 MERGER PROPOSED—YOUR VOTE IS IMPORTANT

Dear Stockholder:

        You are cordially invited to attend a special meeting of the stockholders of Animal Health International, Inc., a Delaware corporation, which will be held on                        , 2011, at         a.m., local time, at the Marriott Solana at 5 Village Circle, Westlake, Texas 76262.

        At the special meeting, we will ask you to consider and vote on a proposal to adopt a merger agreement that we entered into with Lextron, Inc. and Buffalo Acquisition, Inc., a wholly-owned subsidiary of Lextron, Inc., on March 14, 2011. If stockholders representing at least a majority of the outstanding shares of Common Stock adopt the merger agreement and the merger is completed, we will become a wholly-owned subsidiary of Lextron, Inc., and you will be entitled to receive $4.25 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that you own (unless you have properly exercised your appraisal rights with respect to your shares).

        After careful consideration, our Board of Directors approved the merger agreement and determined that the merger and the merger agreement are advisable and in the best interests of our company and our stockholders. Our Board of Directors recommends that you vote "FOR" the adoption of the merger agreement.

        The accompanying proxy statement provides a detailed description of the proposed merger, the merger agreement and related matters. We urge you to read these materials carefully.

        Your vote is very important.    Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting. Therefore, failure to vote will have the same effect as a vote against the adoption of the merger agreement.

        Whether or not you are able to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible, or submit your proxy by telephone or via the Internet. If you have Internet access, we encourage you to record your vote via the Internet. This action will not limit your right to vote in person at the special meeting.

        If you have any questions or need assistance voting your shares, please call our proxy solicitor, D.F. King & Co., Inc. at 1-888-628-1041.

        Thank you for your cooperation and your continued support of Animal Health International, Inc.

Sincerely,

JAMES C. ROBISON
 Chairman, President and Chief Executive Officer

        This proxy statement is dated                        , 2011 and is first being mailed to stockholders on or about                        , 2011.

ANIMAL HEALTH INTERNATIONAL, INC.
7 Village Circle, Suite 200
Westlake, Texas 76262
(817) 859-3000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held On                        , 2011

To the Stockholders of Animal Health International, Inc.:

        We will hold a special meeting of the stockholders of Animal Health International, Inc. at the Marriott Solana at 5 Village Circle, Westlake, Texas 76262, on                        , 2011, at         a.m., local time, to consider and act upon the following matters:

        1.     To adopt the Agreement and Plan of Merger dated as of March 14, 2011, among Animal Health International, Inc. ("Animal Health", "AHI" or "we", "us", "our", "ours", etc.), Lextron, Inc. ("Lextron") and Buffalo Acquisition, Inc., a wholly-owned subsidiary of Lextron ("Merger Subsidiary"), as such may be amended from time to time, pursuant to which each holder of shares of Common Stock (other than shares to be cancelled pursuant to the terms of the merger agreement and shares held by holders properly exercising appraisal rights under Delaware law) will be entitled to receive $4.25 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock held by such holder;

        2.     To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of adoption of the merger agreement; and

        3.     To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

        A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

        Only holders of record of Common Stock as of the close of business on                        , 2011 are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting. The list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at 7 Village Circle, Suite 200, Westlake, Texas 76262, during ordinary business hours at least 10 days before the special meeting.

        Whether or not you are able to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible, or submit your proxy by telephone or via the Internet. If you have Internet access, we encourage you to record your vote via the Internet. This action will not limit your right to vote in person at the special meeting. If you fail to vote by proxy or in person, it will have the same effect as a vote against the adoption of the merger agreement. If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" approval and adoption of the merger agreement.

        The AHI Board of Directors recommends that stockholders vote "FOR" the adoption of the merger agreement.

        In connection with the execution of the merger agreement, certain AHI stockholders, who collectively are the owners of record and entitled to approximately 31.5% of the voting power of our Common Stock as of the record date, entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. If the merger agreement terminates in accordance with its terms, including if the merger agreement is terminated by us after our Board of Directors changes its recommendation based upon the receipt of a proposal which constitutes a superior proposal, these voting agreements will also terminate.

        If the merger becomes effective, Animal Health stockholders who do not vote in favor of the adoption of the merger agreement will have the right to appraisal of the fair value of their shares of Common Stock, as determined by the Delaware Court of Chancery under applicable provisions of Delaware law, if they deliver a demand for appraisal before the vote is taken on the merger agreement and satisfy the requirements for exercising and perfecting such rights. A copy of the applicable Delaware statutory provisions is included as Annex C to the accompanying proxy statement, and a summary of these provisions can be found under the section entitled "Appraisal Rights" beginning on page 67 in the accompanying proxy statement.

        Please note that space limitations make it necessary to limit attendance at the special meeting to stockholders as of the record date (or their authorized representatives). If you attend, please note that you may be asked to present valid photo identification. If your shares are held by a bank or broker, please bring to the special meeting your statement evidencing your beneficial ownership of common stock.

By Order of the Board of Directors,

Damian Olthoff
 Secretary

Westlake, Texas
                        , 2011

SUMMARY TERM SHEET

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, we urge you to read carefully this entire proxy statement and the annexes to this proxy statement. We have included page references parenthetically to direct you to a more complete description of the topics in this summary.

        In this proxy statement, the terms "we," "us," "our," "our company," "AHI" and "Animal Health" refer to Animal Health International, Inc. and the term "Lextron" refers to Lextron, Inc.

 The Companies

Animal Health International, Inc.
7 Village Circle, Suite 200
Westlake, Texas 76262
(817) 859-3000
www.ahii.com

        Animal Health through its wholly owned subsidiaries, is engaged in the distribution of animal health products in the United States and Canada. Our subsidiaries distribute more than 40,000 products sourced from over 1,500 manufacturers to over 71,000 customers, including veterinarians, production animal operators, and animal health product retailers. Products our subsidiaries distribute include pharmaceuticals, vaccines, parasiticides, diagnostics, capital equipment, sanitizers, pet foods, devices and supplies. We were founded in 1954, and maintain our corporate headquarters in Westlake, Texas.

Lextron, Inc.
620 "O" Street, P.O. Box 1240
Greeley, Colorado 80632
(970) 353-2600
www.lextron-inc.com

        Lextron is a multi-species, multi-channel distributor and marketer of animal health products serving veterinarians, dealers and poultry and livestock producers across the United States. Lextron was established in 1967 by Dr. Bob Hummel as Great Plains Chemical Company, a distributor of animal health products for the livestock industry. The name was later changed to Lextron and has grown to five separate operating divisions: Lextron Animal Health—Lextron Micro Tech—Lextron Information Systems—Animal Feed Technologies—Precision Logistics. Lextron is a Colorado corporation headquartered in Greeley, Colorado.

Buffalo Acquisition, Inc.
c/o Lextron, Inc.
620 "O" Street, P.O. Box 1240
Greeley, Colorado 80632
(970) 353-2600

        Buffalo Acquisition, Inc., which we refer to as Merger Subsidiary, is a Delaware corporation and a direct wholly-owned subsidiary of Lextron. Merger Subsidiary was formed exclusively for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Merger Subsidiary has not engaged in any business except in anticipation of the merger. Upon consummation of the proposed merger, Merger Subsidiary will cease to exist.

 The Merger (page 21)

        Upon the terms and subject to the conditions of the merger agreement, Merger Subsidiary will be merged with and into us, and each holder of shares of Common Stock (other than holders properly exercising appraisal rights under Delaware law) will be entitled to receive $4.25 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock held by such holder immediately prior to the merger unless such holder has exercised his or her statutory appraisal rights with respect to the merger. As a result of the merger, we will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of Lextron. If the merger is completed, you will not own any shares of the surviving corporation. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

The Special Meeting (page 17)

        The special meeting will be held on                        , 2011 at         a.m., local time, at the Marriott Solana at 5 Village Circle, Westlake, Texas 76262. At the special meeting, you will be asked to vote upon a proposal to adopt the merger agreement that we have entered into with Lextron and Merger Subsidiary. You will also be asked to vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval and adoption of the merger agreement. You may also be asked to vote upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

Record Date; Stock Entitled to Vote (page 17)

        Our Board of Directors has fixed the close of business on                        , 2011, as the record date for determining stockholders entitled to notice of and to vote at the special meeting. On the record date, we had            outstanding shares of Common Stock held by approximately            stockholders of record. We have no other class of voting securities outstanding.

        Stockholders of record on the record date will be entitled to one vote per share of Common Stock on any matter that may properly come before the special meeting and any adjournment or postponement of that meeting.

Vote Required For Approval (page 18)

        Pursuant to the requirements of the Delaware General Corporation Law, the adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting. Failure to vote, by proxy or in person, will have the same effect as a vote "AGAINST" the adoption of the merger agreement.

        The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the special meeting will be required to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the approval and adoption of the merger agreement. Failure to vote, in person or by proxy, will have no effect on the approval of the adjournment proposal.

        In connection with the execution of the merger agreement, certain Animal Health stockholders, who collectively are the owners of record and entitled to approximately 31.5% of the voting power of our Common Stock as of the record date, entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. If the merger agreement terminates in accordance with its terms, including if the merger agreement is terminated by us after our Board of Directors changes its recommendation based upon the receipt of a proposal which constitutes a superior proposal, these voting agreements will also terminate.

 Shares Held by Animal Health Directors and Executive Officers (page 18)

        As of the record date, our directors and executive officers and their affiliates held, directly or indirectly, and are entitled to vote, in the aggregate, 8,293,203 shares of Animal Health's Common Stock (excluding options, deferred stock units and restricted stock units), representing approximately 34.1% of the aggregate shares of our Common Stock issued and outstanding, and voting together as a single class, as of the record date. We expect that the directors and executive officers of Animal Health will vote their shares "FOR" the proposal to adopt the merger agreement and "FOR" the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Our Board's Recommendation (page 17)

        Our Board of Directors has (i) determined that the merger and the merger agreement are advisable and in the best interests of our company and our stockholders, (ii) approved the merger agreement, (iii) resolved to recommend that the stockholders adopt the merger agreement, and (iv) directed that such matter be submitted for consideration of the stockholders of Animal Health at the special meeting. Accordingly, our Board of Directors recommends that our stockholders vote "FOR" the adoption of the merger agreement at the special meeting.

        For the factors considered by our Board of Directors in reaching its decision to approve the merger agreement see "The Merger—Reasons for the Merger and Recommendations of our Board of Directors," beginning on page 31 of this proxy statement.

Opinion of Animal Health's Financial Advisor (page 34 and Annex B)

        On March 13, 2011, Piper Jaffray & Co. ("Piper Jaffray") issued its oral opinion to Animal Health's Board of Directors, later confirmed in a written opinion dated March 14, 2011, that based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Jaffray considered relevant, the consideration to be paid to the stockholders of Animal Health in the proposed merger was fair, from a financial point of view, to the holders of Common Stock, as of the date of the opinion.

        The full text of Piper Jaffray's written opinion, dated March 14, 2011 is attached as Annex B to this proxy statement. You are urged to read the Piper Jaffray opinion in its entirety. Piper Jaffray's opinion was provided to Animal Health's Board of Directors in connection with its consideration of the merger and was not intended to be, and does not constitute, a recommendation to any stockholder of Animal Health as to how such stockholder should act or vote with respect to the merger or any other matter.

Conditions to the Merger (page 62)

        Neither we nor Lextron nor Merger Subsidiary is required to complete the merger unless the following conditions are satisfied or waived:

  •
  our stockholders shall have approved the merger and adopted the merger agreement by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote;

  •
  there shall be no action, legal requirement or order of any governmental authority which prohibits or prevents the merger or makes consummation of the merger illegal; and

  •
  the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") (and any extension thereof), and any timing agreements with any governmental authority relating to an antitrust law shall have expired or been terminated.

        Neither Lextron nor Merger Subsidiary is required to complete the merger unless the following conditions are satisfied or waived:

  •
  there shall not be pending any action in which a governmental authority is challenging or seeking to (i) restrain or prohibit the consummation of the merger or any of the other transactions contemplated by the merger agreement, (ii) prohibit or materially limit the ownership or operation by Lextron or Merger Subsidiary of all or any material portion of our business or assets or compel Lextron or Merger Subsidiary to dispose of or hold separate all or any material portion of the business or assets of Lextron or of Animal Health, (iii) impose material limitations on the ability of Lextron or Merger Subsidiary to effectively acquire, hold or exercise full rights of ownership of our shares of Common Stock, including the right to vote any shares of our Common Stock acquired or owned by Lextron or Merger Subsidiary on all matters properly presented to our stockholders, (iv) require Lextron or Animal Health or any of their respective subsidiaries or affiliates to cease or refrain from engaging in any material business, including any material business conducted by Animal Health, if the merger is consummated, or (v) otherwise prohibit or unreasonably delay the consummation of the merger or any of the other transactions contemplated by the merger agreement;

  •
  no legal requirement shall have been issued or enacted by any government authority that prohibits or prevents the merger or makes consummation of the merger illegal or would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) of the paragraph above;

  •
  subject to certain exceptions, there shall not have occurred or become known any fact, circumstance, event, change or development or effect which has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise) or results of operations of Animal Health and our subsidiaries, taken as a whole since the date of the merger agreement;

  •
  the applicable waiting period under the HSR Act (and any extension thereof), and any timing agreements with any governmental authority relating to an antitrust law shall have expired or been terminated;

  •
  our Board of Directors shall not have withdrawn, modified or amended its recommendation to our stockholders that they adopt the merger agreement, or shall not have failed upon Lextron's request to publicly reconfirm such recommendation, or shall not have endorsed, approved or recommended any proposal to acquire Animal Health other than the merger;

  •
  we shall have provided, made or obtained all notices, filings, consents, waivers, licenses, permits, approvals, authorizations or orders as set forth in the merger agreement;

  •
  our representations and warranties as set forth in the merger agreement must be true and correct as of the closing date, subject to limited exceptions and certain materiality thresholds, and Lextron shall have received a certificate from our chief executive officer to such effect;

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  we shall not have breached or failed to perform, in any material respect, any of our material covenants, obligations or agreements to be performed by us under the merger agreement, other than any such breach or failure to perform that has been cured to the good faith satisfaction of Lextron, and Lextron shall have received a certificate from our chief executive officer to such effect;

  •
  all members of our Board of Directors shall have resigned effective immediately prior to the effective time of the merger; and

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  we shall deliver to Lextron the resolution of our stockholders approving the merger.

 Non-Solicitation of Transactions; Change of Recommendation (page 58)

        We have agreed that we and our subsidiaries will cease immediately all existing activities, discussions or negotiations with respect to any acquisition proposal. The merger agreement defines an "acquisition proposal" to mean, other than pursuant to the merger and the merger agreement, any inquiry, indication of interest, proposal or offer for any transaction or series of related transactions involving:

  •
  a merger, tender offer, exchange offer, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving us or our subsidiaries;

  •
  a sale, lease, license, exchange, mortgage, pledge, transfer or other acquisition of assets that constitute at least 15% of the assets of AHI and our subsidiaries, taken as a whole; or

  •
  a purchase, tender offer or other acquisition (including by way of merger, consolidation, stock exchange or otherwise) of, or any issuance of securities in which any person directly or indirectly acquires, record or beneficial ownership of securities representing 15% or more of the voting power of AHI or any of our subsidiaries.

        We have also agreed that we will not, nor will we authorize or permit any of our subsidiaries and representatives to, directly or indirectly:

  •
  initiate, solicit, knowingly encourage or otherwise facilitate the making, submission or announcement of, any acquisition proposal;

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  participate or engage in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries regarding or the making of any acquisition proposal;

  •
  approve or recommend any acquisition proposal; or

  •
  enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any acquisition proposal or a transaction contemplated thereby.

        Notwithstanding these restrictions, at any time prior to the adoption of the merger agreement by our stockholders but only if there has not been a breach of the non-solicitation provisions, and in response to a written acquisition proposal that our Board of Directors has determined, in good faith, after consultation with our outside counsel and financial advisor, constitutes, or would reasonably be expected to constitute, a superior proposal, we may, subject to a confidentiality agreement containing customary terms and conditions comparable to the provisions of the confidentiality agreement between us and Lextron, participate in discussions or negotiations with, request clarifications from, or furnish information to, any person which makes such an acquisition proposal.

        The merger agreement requires us to promptly advise Lextron of any request for information with respect to any acquisition proposal, or any inquiry, discussions or negotiation with respect to any acquisition proposal, and the status, acquisition price, financial details and other terms and conditions of such acquisition proposal. We also have agreed to keep Lextron reasonably informed of the status, acquisition price and other material details (including any amendments or proposed amendments) of any such acquisition proposal and keep Lextron reasonably informed as to the acquisition price and other material details of any information requested of or provided to us and as to the details of all discussions or negotiations with respect to any such acquisition proposal. We are also obligated to promptly make available to Lextron any non-public information concerning us that we provide to any person in connection with any acquisition proposal that was not previously made available to Lextron.

        We have also agreed that, subject to the exceptions below, our Board of Directors will not withdraw, modify or amend, or propose to withdraw, modify or amend, in a manner adverse to Lextron, its recommendation that our stockholders adopt the merger agreement or resolve to do any of the foregoing.

        Our Board of Directors may withdraw, modify or amend its recommendation prior to the adoption of the merger agreement by our stockholders and recommend an acquisition proposal (so long as there has not been a breach of the non-solicitation provisions) if our Board of Directors reasonably determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes a superior proposal and that such actions are necessary in order for our Board of Directors to comply with its fiduciary duties. If our Board of Directors determines to take any of these actions, it may do so only after the third business day following notice to Lextron of its intention to take such action and Lextron's opportunity during such period to submit a competing proposal (which, if applicable, our Board of Directors must consider in good faith) and, notwithstanding such competing proposal, the acquisition proposal continues to constitute a superior proposal.

        The merger agreement defines the term "superior proposal" to mean any written acquisition proposal (with all references to 15% in the definition of acquisition proposal being treated as references to 50% for these purposes) made by a third party that our Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated, and if consummated would be more favorable to our stockholders than the merger from a financial point of view, taking into account all financial, regulatory, legal and other aspects of such acquisition proposal, including, without limitation, the likelihood of consummation.

Termination of the Merger Agreement (page 64)

        The merger agreement may be terminated by us or Lextron at any time prior to the effective time of the merger, whether before or after our stockholders have adopted the merger agreement:

  •
  by mutual written consent of Lextron and us;

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  if a court of competent jurisdiction or other governmental authority shall have issued a non-appealable final order, decree or ruling, or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

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  if the merger is not consummated on or before October 14, 2011, unless the terminating party's breach of the merger agreement was the primary cause of or resulted in the failure of the merger to occur by that date; or

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  if the requisite vote of our stockholders in favor of the adoption of the merger agreement shall not have been obtained at the special meeting or any adjournment or postponement thereof, except that we do not have the right to terminate the merger agreement if any stockholder subject to a voting agreement is in material breach of any of its obligations under such voting agreement or if our breach of the merger agreement was the primary cause of or resulted in the failure to obtain the requisite vote.

        We can terminate the merger agreement prior to the effective time of the merger:

  •
  if Lextron or Merger Subsidiary shall have failed to comply in any material respect with any of the covenants or agreements contained in the merger agreement, and such failure is incapable of being cured by October 14, 2011, or if curable, is not cured or satisfied within 10 days of Lextron's receipt of written notice from us of such failure, except that we do not have the right to terminate the merger agreement if we are in material breach of any of our covenants, agreements, representations or warranties contained in the merger agreement or if any stockholder subject to a voting agreement is in material breach of any of its obligations under such voting agreement; or

  •
  if we receive an unsolicited written acquisition proposal, provided that, before terminating the merger agreement: (1) our Board of Directors reasonably determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes a superior proposal and that such action is necessary in order for our Board of Directors to comply with its fiduciary duties, (2) we have provided Lextron with three business days prior written notice of our intention to terminate the merger agreement, (3) at the end of this three business day period Lextron has not submitted a competing proposal that our Board of Directors considers in good faith to be superior to the unsolicited acquisition proposal; and (4) we pay to Lextron a termination fee of $5,000,000.

        Lextron can terminate the merger agreement prior to the effective time of the merger:

  •
  if we have failed to comply in any material respect with any of the covenants or agreements contained in the merger agreement, which would result in any condition to the obligations of Lextron or Merger Subsidiary to effect the merger not being satisfied, and such failure is incapable of being cured by October 14, 2011, or if curable, is not cured or satisfied within 30 days of our receipt of written notice from Lextron of such failure, except that Lextron does not have the right to terminate the merger agreement if Lextron or Merger Subsidiary is in material breach of any of its covenants, agreements, representations or warranties contained in the merger agreement;

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  if our Board of Directors shall have withdrawn, modified or amended its recommendation that our stockholders adopt the merger agreement in a manner adverse to Lextron or Merger Subsidiary or failed to publicly reconfirm its recommendation within 10 business days of receipt of a written request by Lextron to provide such reaffirmation following an acquisition proposal;

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  if our Board of Directors shall have resolved or announced its intention to recommend that our stockholders approve an acquisition proposal other than the merger; or

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  if any stockholder subject to a voting agreement is in material breach of its voting obligations under such voting agreement.

        Lextron can also terminate the merger agreement on or after the date that is 10 business days after the satisfaction or waiver of all of the conditions to Lextron's or Merger Subsidiary's obligation to consummate the merger if:

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  Lextron or Merger Subsidiary shall not have received the proceeds of its debt financing (other than as a result of Lextron's or Merger Subsidiary's breach of its obligations under the merger agreement, including its obligation to use its reasonable best efforts to arrange and obtain such debt financing); and

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  Lextron pays us $15,000,000.

Effect of Termination and Abandonment (page 65)

        We are required to pay Lextron a termination fee of $5,000,000 in the event that the merger agreement is terminated because:

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  we have failed to comply in any material respect with any of the covenants or agreements contained in the merger agreement, which would result in any condition to the obligations of Lextron or Merger Subsidiary to effect the merger not being satisfied, and such failure is incapable of being cured by October 14, 2011, or if curable, is not cured or satisfied within 30 days of our receipt of written notice from Lextron of such failure;

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  our Board of Directors withdrew, modified or amended its recommendation that our stockholders adopt the merger agreement in a manner adverse to Lextron or Merger Subsidiary or failed to publicly reconfirm its recommendation within 10 business days of receipt of a written request by Lextron to provide such reaffirmation following an acquisition proposal;

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  our Board of Directors resolved or announced its intention to recommend that our stockholders approve an acquisition proposal other than the merger;

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  we received an unsolicited written acquisition proposal and our Board of Directors reasonably determined in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constituted a superior proposal and that such termination was necessary in order for our Board of Directors to comply with its fiduciary duties, and our Board of Directors did not consider any competing proposal from Lextron to be superior;

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  an acquisition proposal was disclosed, announced, commenced, submitted or made prior to the termination of the merger agreement and the merger was not consummated on or before October 14, 2011 and within 12 months after such termination of the merger agreement we consummate, or we enter into a definitive agreement to consummate, an acquisition proposal; or

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  an acquisition proposal was disclosed, announced, commenced, submitted or made prior to the termination of the merger agreement and the requisite vote of our stockholders in favor of the adoption of the merger agreement was not obtained at the special meeting or any adjournment or postponement thereof and within 12 months after such termination of the merger agreement we consummate, or we enter into a definitive agreement to consummate, an acquisition proposal.

        In addition, we are required to reimburse Lextron for all of the reasonably documented out-of-pocket fees and expenses (including legal fees and expenses) actually incurred by Lextron or funds affiliated with Leonard Green & Partners, L.P. ("LGP Funds") on or prior to the termination of the merger agreement, not to exceed $3,000,000, in the event that the merger agreement is terminated by either Lextron or us because the requisite vote of our stockholders in favor of the adoption of the merger agreement was not obtained at the special meeting or any adjournment or postponement thereof.

        Lextron is required to pay us a termination fee of $15,000,000 ("Parent Termination Fee") in the event that the merger agreement is terminated:

  •
  by Lextron on or after the date that is 10 business days after the satisfaction or waiver of all of the conditions to Lextron's or Merger Subsidiary's obligation to consummate the merger and Lextron or Merger Subsidiary have not received the proceeds of its debt financing (other than as a result of Lextron's or Merger Subsidiary's breach of its obligations under the merger agreement, including its obligation to use its reasonable best efforts to arrange and obtain such debt financing);

  •
  by us because the merger was not consummated on or before October 14, 2011 and neither Lextron or Merger Subsidiary have received the proceeds of its debt financing (other than as a result of Lextron's or Merger Subsidiary's breach of its obligations under the merger agreement, including its obligation to use its reasonable best efforts to arrange and obtain such debt financing) within 10 business days after the satisfaction or waiver of all of the conditions to Lextron's or Merger Subsidiary's obligation to consummate the merger; or

  •
  by us because Lextron or Merger Subsidiary failed to comply in any material respect with any of the covenants or agreements contained in the merger agreement, and such failure was incapable of being cured by October 14, 2011, or if curable, was not cured or satisfied within 10 days of Lextron's receipt of written notice from us of such failure and neither Lextron or Merger

    Subsidiary have received the proceeds of its debt financing (other than as a result of Lextron's or Merger Subsidiary's breach of its obligations under the merger agreement, including its obligation to use its reasonable best efforts to arrange and obtain such debt financing) within 10 business days after the satisfaction or waiver of all of the conditions to Lextron's or Merger Subsidiary's obligation to consummate the merger.

        Lextron is required to pay us a termination fee of $7,500,000 ("Regulatory Termination Fee") in the event that the merger agreement is terminated:

  •
  by us or Lextron if the Federal Trade Commission and/or the United States Department of Justice is seeking to permanently restrain, enjoin or prohibit the consummation of the merger, and Lextron and/or Merger Subsidiary fails to consent to implement a material divestiture action to alleviate the antitrust order, and all other conditions to the Merger have been satisfied;

  •
  by us or Lextron because the merger was not consummated on or before October 14, 2011 and Lextron and/or Merger Subsidiary fails to consent to implement a material divestiture action to alleviate an antitrust order (which is the cause of the failure to consummate the merger on or before October 14, 2011), and all other conditions to the merger have been satisfied; or

  •
  by us because Lextron or Merger Subsidiary failed to comply in any material respect with any of the covenants or agreements contained in the merger agreement, and such failure was incapable of being cured by October 14, 2011, or if curable, was not cured or satisfied within 10 days of Lextron's receipt of written notice from us of such failure and Lextron and/or Merger Subsidiary fails to consent to implement a material divestiture action to alleviate an antitrust order (which is the cause of the failure to comply with such covenants and agreements above), and all other conditions to the merger have been satisfied.

Limited Guaranty (page 43)

        We have entered into a limited guaranty with the LGP Funds pursuant to which the LGP Funds have guaranteed 33.0% of Lextron's obligation to pay us the Parent Termination Fee or the Regulatory Termination Fee, as applicable, if, as and when those obligations become payable pursuant to the terms and conditions of the merger agreement.

Voting Agreements (page 58)

        In connection with the merger, Lextron, Merger Subsidiary and we entered into voting agreements, each dated as of March 14, 2011, with investment funds affiliated with Charlesbank Capital Partners, LLC. (the "Charlesbank Funds") and James C. Robison ("Mr. Robison") pursuant to which, among other things, the Charlesbank Funds and Mr. Robison agreed to vote all shares of Common Stock beneficially owned by the Charlesbank Funds and Mr. Robison in favor of the adoption of the merger agreement, and against any alternative acquisition proposal and against any action or agreement that would delay, prevent, impede or impair the ability of Lextron to complete the merger or our ability to consummate the merger or the transactions contemplated by the merger agreement. If the merger agreement terminates in accordance with its terms, including if the merger agreement is terminated by us after our Board of Directors changes its recommendation based upon the receipt of a proposal which constitutes a superior proposal, these voting agreements will also terminate. As of the record date, the Charlesbank Funds and Mr. Robison are the owners of record and entitled to approximately 31.5% of the voting power of our Common Stock.

 Regulatory Matters (page 48)

        Under the provisions of the HSR Act, we and Lextron may not complete the merger until we have made certain filings with the Federal Trade Commission and the United States Department of Justice and the applicable waiting period has expired or been terminated. We and Dr. Robert C. Hummel (the controlling shareholder of Lextron) each filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act and, in accordance with the merger agreement, requested "early termination" of the waiting period, which began on March 25, 2011.

Appraisal Rights (page 67)

        Under Delaware law, holders of Common Stock may have the right to receive an appraisal of the fair value of their shares of Common Stock in connection with the merger. This appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the merger agreement. To exercise appraisal rights, a holder of Common Stock must not vote for the proposal to adopt the merger agreement, must deliver to us a written appraisal demand before the stockholder vote on the merger agreement is taken at the special meeting, must not submit a letter of transmittal, and must strictly comply with all of the procedures required by Delaware law.

        A copy of Section 262 of the Delaware General Corporation Law, or the DGCL, is also included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Material U.S. Federal Income Tax Consequences (page 49)

        If the merger is completed, the exchange of Common Stock by our stockholders for the cash merger consideration will generally be treated as a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended. Because of the complexities of the tax laws, we advise you to consult your personal tax advisors concerning the applicable U.S. federal, state, local, foreign and other tax consequences of the merger to you.

Treatment of Equity-Based Awards (page 52)

        At the effective time of the merger, each outstanding stock option, whether or not then vested or exercisable, will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares of Common Stock that the option holder could have purchased (assuming full vesting) upon full exercise of that option immediately prior to completion of the merger and (ii) the excess, if any, of $4.25 over the per share exercise price of such stock option.

        The merger agreement, after giving effect to the acceleration provisions of our stock option plans, further provides that at the effective time of the merger, each outstanding AHI restricted stock unit and each outstanding AHI deferred stock unit that is subject to vesting and restrictions on transfer, including restricted stock units held by our executive officers and deferred stock units held by our directors, whether or not then vested or exercisable, will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (x) the number of shares of Common Stock subject to such restricted stock unit award or deferred stock unit award and (y) the excess, if any, of $4.25 over the per share exercise or purchase price, if any, of such restricted stock unit award or deferred stock unit award.

        Except as set forth above, each right of any kind, contingent or accrued, to acquire or receive shares of Common Stock or benefits measured by the value of shares of Common Stock, and each award of any kind consisting of shares of Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any of our plans, will be cancelled.

 Interests of Our Directors and Executive Officers in the Merger (page 43)

        In considering the recommendation of our Board of Directors with respect to the merger agreement, holders of shares of Common Stock should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our Board of Directors was aware that these interests existed when it approved the merger agreement.

  Equity-Based Awards

        Our directors and executive officers holding (i) stock options, (ii) shares of unvested restricted stock units, and (ii) shares of unvested deferred stock units, will receive cash payments at or shortly following the closing of the merger.

  Change of Control Employment Agreements

        Our President and Chief Executive Officer, James C. Robison, our Sr. Vice President and Chief Financial Officer, William F. Lacey, and our General Counsel and Secretary Damian Olthoff are each party to employment agreements with us, which require us to make certain payments and/or provide certain benefits to such executive officers in the event of a change of control of Animal Health, including the merger. In addition, our Vice President—Human Resources, Kathy C. Hassenpflug, is party to an employment agreement with us, which requires us to make certain payments and/or provide certain benefits to Ms. Hassenpflug in the event of the termination of her employment other than for cause following a change of control of Animal Health, including the merger.

  Fiscal 2011 Bonus Awards

        On March 13, 2011, the Compensation Committee of our Board of Directors determined it would be advisable and approved bonus awards for the fiscal year ending June 30, 2011 for each of Messrs. Robison, Lacey and Olthoff in the amount of $350,000, $200,000 and $50,000, respectively. These bonus awards are based on the year-to-date financial performance of Animal Health and performance of the individual recipient during the fiscal year ended June 30, 2011, and will be pro-rated should the merger close prior to our June 30, 2011 fiscal year end. These bonus awards are conditioned upon each individual recipient being employed by Animal Health as of the closing of the merger and shall be paid upon such closing, subject to and conditioned upon the consummation of the merger.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers briefly address some commonly asked questions about the special meeting of stockholders and the merger. These questions and answers may not address all questions that may be important to you as a stockholder. You should carefully read this entire proxy statement, including each of the annexes.

The Special Meeting

Q.    Who is soliciting my proxy?

A.
This proxy is being solicited by our Board of Directors.

Q.    What will I be asked to vote upon at the special meeting?

A.
You will be asked to vote on the adoption of the merger agreement that we have entered into with Lextron and Merger Subsidiary, pursuant to which Merger Subsidiary will be merged with and into us and we will become a wholly-owned subsidiary of Lextron. We will also be asking you to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of adoption of the merger agreement.

Q.    What stockholder approvals are required for the merger?

A.
The holders of a majority of the outstanding shares of Common Stock on        , 2011, or the record date for the special meeting of stockholders, must vote in favor of the adoption of the merger agreement. Only holders of record of Common Stock at the close of business on the record date are entitled to notice of and to vote at the special meeting. As of the record date, there were        shares of Common Stock outstanding, held by approximately        holders of record, and entitled to vote at the special meeting. In connection with the execution of the merger agreement, the Charlesbank Funds and Mr. Robison, who collectively are the owners of record and entitled to approximately 31.5% of the voting power of our Common Stock as of the record date, entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. If the merger agreement terminates in accordance with its terms, including if the merger agreement is terminated by us after our Board of Directors changes its recommendation based upon the receipt of a proposal which constitutes a superior proposal, these voting agreements will also terminate.

Q.    Who is entitled to vote at the special meeting?

A.
Holders of record of our shares of Common Stock as of the close of business on        , 2011 are entitled to vote at the special meeting. You are entitled to one vote per share of Common Stock held.

Q.    What should I do now?

A.
After carefully reading and considering the information contained in this proxy statement, please vote in one of the following three ways whether or not you plan to attend the special meeting: (i) by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-prepaid envelope, (ii) by completing your proxy using the toll-free telephone number listed on the proxy card, or (iii) by completing your proxy through the Internet at the address listed on the proxy card. You can also attend the special meeting and vote in person. Do NOT enclose or return your stock certificate(s) with your proxy card.

Q.    If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A.
Brokers or other nominees who hold shares of Common Stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers, commonly referred to as broker "non-votes." You should follow the procedures provided by your broker regarding the voting of your shares. These non-voted shares of Common Stock will not be counted as votes cast or shares voting and will have the same effect as votes "AGAINST" the adoption of the merger agreement. Non-voted shares of Common Stock will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of approval and adoption of the merger agreement.

Q.    What if I do not vote?

A.
If you fail to vote by proxy or in person, it will have the same effect as a vote "AGAINST" the adoption of the merger agreement. Failure to vote will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement.

  If you return a properly signed proxy card but do not indicate how you want to vote, your proxy will be counted as a vote "FOR" the adoption of the merger agreement and "FOR" approval of the adjournment proposal.

  If you submit your properly signed proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum but will have the same effect as a vote "AGAINST" the adoption of the merger agreement. With respect to the proposal to approve one or more adjournments to the special meeting, an abstention will have no effect, and the proposal will be decided by the stockholders who cast votes "FOR" and "AGAINST" that proposal.

Q.    When should I send in my proxy card?

A.
You should mail in your proxy card or complete your proxy card through the Internet or by telephone as soon as possible, but in any event before         , 2011, so that your shares will be voted at the special meeting.

Q.    May I change my vote after I have mailed my signed proxy card?

A.
Yes. You may change your vote and revoke your proxy at any time before the polls close at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to our Secretary stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. With respect to voting your proxy by telephone or via the Internet, you can revoke your proxy by voting again and only your last action will be counted.

Q.    May I vote in person?

A.
Yes. You may attend the special meeting of stockholders and vote your shares of Common Stock in person. If you hold shares in "street name," you must provide a proxy executed by your bank or broker in order to vote your shares at the meeting.

Q.    What happens if I sell my shares of Common Stock before the special meeting?

A.
The record date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the merger. If you transfer your shares of Common Stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q.    What happens if I have lost my stock certificate(s)?

A.
You will be sent a letter of transmittal promptly after completion of the merger describing the procedures that you must follow if you cannot locate your stock certificate(s). This will include an affidavit that you will need to sign attesting to the loss of your certificate. You may also be required to provide a bond in order to cover any potential loss.

The Merger

Q.    What is the proposed transaction?

A.
Lextron will acquire us by merging Merger Subsidiary into us. We will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of Lextron.

Q.    If the merger is completed, what will I be entitled to receive for my shares of Common Stock and when will I receive it?

A.
You will be entitled to receive $4.25 in cash, without interest and less any applicable withholding taxes, for each share of Common Stock that you own, unless you have properly exercised your appraisal rights with respect to your shares. After the merger closes, Lextron will arrange for a letter of transmittal to be sent to each stockholder. The merger consideration will be paid to a stockholder once that stockholder submits a properly completed letter of transmittal, his, her or its stock certificates and any other required documentation.

Q.    Am I entitled to appraisal rights?

A.
Under the Delaware General Corporation, or the DGCL, holders of shares of Common Stock who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they comply with all requirements of Delaware law, which are summarized in this proxy statement. This appraisal amount could be more than, the same as, or less than the amount a stockholder would be entitled to receive under the merger agreement. Any holder of shares of Common Stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to Animal Health prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of the adoption of the merger agreement. Failure to follow exactly the procedures specified under Delaware law will result in the loss of appraisal rights. Because of the complexity of the Delaware law relating to appraisal rights, if you are considering exercising your appraisal right, we encourage you to seek the advice of your own legal counsel.

Q.    Why is our Board of Directors recommending the merger?

A.
After careful consideration, our Board of Directors approved the merger agreement and determined that the merger and the merger agreement are advisable and in the best interests of our company and our stockholders, and recommends that you adopt the merger agreement. For a more detailed explanation of the factors that our Board of Directors considered in determining whether to recommend the merger, see "The Merger—Reasons for the Merger and Recommendation of our Board of Directors" on page 31 of this proxy statement.

Q.    Will the merger be a taxable transaction to me?

A.
Yes. The receipt of cash for shares of Common Stock pursuant to the merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of our Common Stock. For a more detailed explanation of the tax consequences of the merger, see "Material U.S. Federal Income Tax Consequences" on page 49 of this proxy statement. You should consult your tax advisor on how specific tax consequences of the merger apply to you.

Q.    When is the merger expected to be completed?

A.
We expect the merger to be completed in the            quarter of the 2011 calendar year following satisfaction or waiver of all conditions, including expiration or termination of the waiting period under the HSR Act and the adoption of the merger agreement by our stockholders. We and Dr. Robert C. Hummel (the controlling shareholder of Lextron) each filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act and, in accordance with the merger agreement, requested "early termination" of the waiting period, which began on March 25, 2011.

Q.    What will happen to my shares of Common Stock after the merger?

A.
Following the effectiveness of the merger, your shares of Common Stock will represent solely the right to receive the merger consideration, and trading in Common Stock on the NASDAQ Global Select Market will cease. Price quotations for our Common Stock will no longer be available and we will cease filing periodic reports under the Securities Exchange Act of 1934, as amended.

Q.    Should I send in my stock certificates now?

A.
No. After the merger closes, you will receive a letter of transmittal containing detailed instructions on how you may exchange your shares of Common Stock for the merger consideration. The merger consideration will be paid to a stockholder once that stockholder submits a properly completed letter of transmittal accompanied by that stockholder's stock certificates and any other required documentation. If your shares of Common Stock are held in "street name" by your bank, broker, trustee or other nominee, you will receive instructions from your bank, broker, trustee or other nominee as to how to effect the surrender of your "street name" shares of Common Stock in exchange for the merger consideration.

  PLEASE DO NOT SEND YOUR STOCK CERTIFICATES NOW.

Q.    What should I do if I have questions?

A.
You should direct any questions regarding submitting your vote, voting your shares, extra copies of the proxy materials, the special meeting of stockholders or the merger to our proxy solicitor, D.F. King & Co., Inc. at 1-888-628-1041.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements (as that term is defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation:

  •
  the risk that our stockholders fail to adopt the merger agreement;

  •
  the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger;

  •
  either party's failure to satisfy other conditions to the merger;

  •
  the effect of the announcement of the merger on our customer and supplier relationships, operating results and business generally, including our ability to retain key employees;

  •
  the outcome of any legal proceedings challenging the merger;

  •
  adverse changes in our industry; and

  •
  other risks detailed in our current filings with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2010.

        See "Where You Can Find More Information" on page 75 of this proxy statement. You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement are based on the information available to us as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING OF STOCKHOLDERS

        We are furnishing this proxy statement to you, as a holder of Common Stock, as part of the solicitation of proxies by our Board of Directors for use at the special meeting of stockholders, or at any adjournment or postponement thereof.

 Date, Time and Place of the Special Meeting

        The special meeting of our stockholders will be held at the Marriott Solana at 5 Village Circle, Westlake, Texas 76262, on                 , 2011, at         a.m., local time.

Purpose of the Special Meeting

        The purpose of the special meeting is:

  •
  to vote on a proposal to adopt the Agreement and Plan of Merger dated as of March 14, 2011, among Animal Health, Lextron and Merger Subsidiary, as the same may be amended from time to time, a copy of which is attached as Annex A to this proxy statement;

  •
  to vote on a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement; and

  •
  to transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting.

Our Board's Recommendation

        Our Board of Directors approved the merger agreement and determined that the merger and the merger agreement are advisable and in the best interests of our company and our stockholders. Accordingly, our Board of Directors recommends that you vote "FOR" the adoption of the merger agreement at the special meeting .

Record Date; Stock Entitled to Vote

        The holders of record of shares of Common Stock as of the close of business on                , 2011, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, there were            shares of Common Stock outstanding and entitled to vote held by approximately            stockholders of record. Each share of our Common Stock entitles the holder to one vote on all matters properly coming before the special meeting or any adjournment or postponement thereof.

Quorum

        Our by-laws and Delaware law require the presence, in person or by duly executed proxy, of the holders of a majority of the voting power of outstanding shares of our Common Stock entitled to vote at the special meeting to constitute a quorum. Both abstentions and broker "non-votes" (as that term is described in the next section) will be counted as present for purposes of determining the existence of a quorum. If a quorum is not present and if the adjournment proposal has the necessary majority, we expect to adjourn the special meeting to solicit additional proxies and intend to vote any proxies we have received at the time of the special meeting in favor of an adjournment.

 Vote Required for Approval

        Our charter and by-laws and Delaware law require the affirmative vote of holders of a majority of the outstanding shares of our Common Stock entitled to vote at the special meeting to adopt the merger agreement. For the proposal to adopt the merger agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the proposal to adopt the merger agreement, but will count for the purpose of determining whether a quorum is present.

        The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the special meeting will be required to approve the adjournment, if necessary, of the special meeting to solicit additional proxies in favor of the adoption of the merger agreement. Failure to vote, in person or by proxy, will have no effect on the approval of the adjournment proposal.

        Brokers or other nominees who hold shares of Common Stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers, sometimes referred to as broker "non-votes." These non-voted shares of Common Stock will not be counted as votes cast or shares voting and will have the same effect as votes "AGAINST" the adoption of the merger agreement. Non-voted shares of Common Stock will have no effect on the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement.

        On the record date, our directors and executive officers and their affiliates held, directly or indirectly, and are entitled to vote, in the aggregate, 8,293,203 shares of our Common Stock, or approximately 34.1% of our total outstanding shares. These shares include 7,670,775 shares of our Common Stock, or approximately 31.5% of the voting power of our Common Stock, that are subject to voting agreements agreeing to vote in favour of the adoption of the merger agreement. If the merger agreement terminates in accordance with its terms, including if the merger agreement is terminated by us after our Board of Directors changes its recommendation based upon the receipt of a proposal which constitutes a superior proposal, these voting agreements will also terminate.

Voting

        Holders of record of Common Stock may vote their shares by attending the special meeting and voting their shares of Common Stock in person, or one of the following three ways whether or not you plan to attend the special meeting: (i) by completing, signing and dating the accompanying proxy card and mailing it in the enclosed postage-prepaid envelope, (ii) by completing your proxy using the toll-free telephone number listed on the proxy card, or (iii) by completing your proxy through the Internet at the address listed on the proxy card. All shares of Common Stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holder. If a written proxy card is signed by a stockholder and returned without instructions, the shares of Common Stock represented by the proxy will be voted "FOR" the adoption of the merger agreement, "FOR" approval of any proposal to adjourn the special meeting to solicit additional proxies in favor of the adoption of the merger agreement and in accordance with the recommendations of our Board of Directors on any other matters properly brought before the special meeting for a vote.

        Stockholders who have questions or requests for assistance in completing and submitting proxy cards should contact our proxy solicitor, D.F. King & Co., Inc. at 1-888-628-1041.

        Stockholders who hold their shares of Common Stock in "street name," meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their shares of Common Stock how to vote their shares or obtain a proxy from the record holder to vote their shares at the special meeting. Brokers or other nominees may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers, commonly referred to as broker "non-votes." You should follow the procedures provided by your broker regarding the voting of your shares. These non-voted shares of Common Stock will not be counted as votes cast or shares voting and will have the same effect as votes "AGAINST" the adoption of the merger agreement.

        In connection with the execution of the merger agreement, the Charlesbank Funds and Mr. Robison, who collectively are the owners of record and entitled to approximately 31.5% of the voting power of our Common Stock as of the record date, entered into voting agreements agreeing to vote in favor of the adoption of the merger agreement. If the merger agreement terminates in accordance with its terms, including if the merger agreement is terminated by us after our Board of Directors changes its recommendation based upon the receipt of a proposal which constitutes a superior proposal, these voting agreements will also terminate.

Revocability of Proxies

        You may change your vote at any time before the polls close at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to our Corporate Secretary, Animal Health International, Inc., 7 Village Circle, Suite 200, Westlake, Texas 76262, stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy card with a later date. Third, you can attend the special meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. With respect to voting your proxy by telephone or via the Internet, you can revoke your proxy by voting again and only your last action will be counted.

Solicitation of Proxies

        This proxy solicitation is being made and paid for by Animal Health on behalf of its Board of Directors. In addition, we expect to retain D.F. King & Co., Inc. to assist in the solicitation for a fee of approximately $7,500, a nominal fee per stockholder contact, reimbursement of reasonable out-of-pocket expenses and indemnification against certain losses, costs and expenses. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by personal interview, e-mail, telephone, facsimile or other means of communication. Our directors, officers and employees will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of Common Stock and in obtaining voting instructions from those owners. We will pay all expenses of filing, printing and mailing this proxy statement.

Proposal to Approve Adjournment of the Special Meeting

        We are submitting a proposal for consideration at the special meeting to authorize the named proxies to approve one or more adjournments of the special meeting if there are not sufficient votes to adopt the merger agreement at the time of the special meeting. Even though a quorum may be present at the special meeting, it is possible that we may not have received sufficient votes to adopt the merger agreement by the time of the special meeting. In that event, we would determine to adjourn the special meeting in order to solicit additional proxies. The adjournment proposal relates only to an adjournment of the special meeting for purposes of soliciting additional proxies to obtain the requisite stockholder approval to adopt the merger agreement. Any other adjournment of the special meeting (e.g., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the proxy.

        The approval of a proposal to adjourn the special meeting would require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the special meeting. The failure to vote shares of Common Stock would have no effect on the approval of the adjournment proposal.

        Our Board of Directors recommends that you vote "FOR" the adjournment proposal so that proxies may be used for that purpose, should it become necessary. Properly executed proxies will be voted "FOR" the adjournment proposal, unless otherwise noted on the proxies. If the special meeting is adjourned, we are not required to give notice of the time and place of the adjourned meeting unless our Board of Directors fixes a new record date for the special meeting.

Other Business

        We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our by-laws, business transacted at the special meeting is limited to matters set forth in the notice of special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, we intend that shares of Common Stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card. In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the special meeting.

Questions and Additional Information

        If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call our proxy solicitor, D.F. King & Co., Inc., toll-free at 1-888-628-1041.

Availability of Documents

        The reports, opinions or appraisals referenced in this proxy statement will be made available for inspection and copying at the principal executive offices of Animal Health during our regular business hours by any interested holder of our Common Stock. In addition, our list of stockholders entitled to vote at the special meeting will be available for inspection at our principal executive offices at least 10 days before the special meeting.

THE MERGER

Background of the Merger

        We regularly evaluate various strategies for improving our competitive position and increasing long-term stockholder value. As part of these evaluations, we have, from time to time, considered various strategic alternatives, including capital raising transactions, acquisitions, rights offerings, mergers, divestitures and the potential sale of the entire Company. In addition, the AHI Board of Directors and management have regularly discussed our position and prospects within the animal health distribution market, reviewed our short- and long-term business strategies, monitored market trends in the industry, and evaluated the opportunities and challenges for attaining our strategic objectives and creating value for our stockholders.

        In August 2009, James Robison, the Chairman, President and Chief Executive Officer of Animal Health ("Mr. Robison"), called John Adent, the President and Chief Executive Officer of Lextron ("Mr. Adent"), and suggested that a meeting be scheduled to discuss the strategic direction of Animal Health and Lextron. On August 26, 2009, Mr. Robison and Michael Eisenson, the Lead Independent Director of Animal Health ("Mr. Eisenson"), met with Mr. Adent and Dr. Robert Hummel, the co-founder, majority stockholder and Chairman of the Board of Directors of Lextron ("Dr. Hummel") in Addison, Texas, to discuss the strategic direction of Animal Health and Lextron, and the potential for combining the two companies.

        On August 27, 2009, the AHI Board of Directors held a regular quarterly meeting at which Mr. Robison discussed the nature and content of the meeting with Mr. Adent and Dr. Hummel. The AHI Board of Directors encouraged management to continue discussions with Lextron and report any developments.

        On September 10, 2009, Animal Health provided a draft confidentiality agreement to Lextron. The parties negotiated the terms of the confidentiality agreement and it was executed by Animal Health and Lextron on September 16, 2009.

        On September 17, 2009, Mr. Robison and William F. Lacey, the Senior Vice President and Chief Financial Officer of Animal Health ("Mr. Lacey"), met with Mr. Adent and David Wagley, the Chief Financial Officer of Lextron ("Mr. Wagley"), in Addison, Texas, to continue the discussion about the strategic direction of Animal Health and Lextron, and the potential for combining the two companies.

        On November 17, 2009, the AHI Board of Directors held a regular quarterly meeting, at which Mr. Robison discussed the conversations with Lextron since the last board meeting, and indicated that such conversations appeared to be very preliminary in nature. The AHI Board of Directors encouraged management to continue discussions and instructed management to report any developments.

        On February 23, 2010, the AHI Board of Directors held a regular quarterly meeting at which Mr. Robison indicated that there had been no further substantive conversations with Lextron regarding a business combination. The AHI Board of Directors discussed potential acquisition targets in the animal health distribution industry, discussed the capitalization of Animal Health, including Animal Health's outstanding credit facility and term loan, which were scheduled to mature in the second calendar quarter of 2011, and discussed potential capital raising transactions to reduce debt and make potential strategic acquisitions.

        On March 24, 2010, Mr. Adent of Lextron called Mr. Robison to report that the Lextron Board of Directors had instructed him to deliver an indication of interest to Animal Health. The indication of interest was delivered later that day, and included a proposal to purchase all of the outstanding shares of AHI Common Stock for $2.00 to $2.50 per share in cash (the "March 24 Proposal"). This price represented a premium of 9.3% to 36.6% to AHI's March 23, 2010 closing price of $1.83 per share. The indication of interest was conditioned upon Lextron's satisfactory completion of due diligence, negotiation of definitive documentation, approval of the Lextron Board of Directors, and Lextron obtaining sufficient debt and equity financing.

        On March 29, 2010, the AHI Board of Directors held a special meeting to discuss the indication of interest from Lextron. Representatives of DLA Piper LLP (US), Animal Health's legal advisor ("DLA Piper"), discussed the fiduciary duties of the board of directors of a Delaware company in connection with its consideration of a potential business combination. Messrs. Robison and Lacey updated the AHI Board of Directors with respect to the third quarter and fiscal 2010 sales forecasts, the fiscal 2011 revenue and EBITDA forecast, and the new private label product pipeline. Representatives of Piper Jaffray & Co., Animal Health's financial advisor ("Piper Jaffray"), then discussed Piper Jaffray's preliminary financial analysis relating to the indication of interest. Piper Jaffray was invited to address the AHI Board of Directors as a result of Animal Health's prior experience with Piper Jaffray in connection with Animal Health's initial public offering, as well as Piper Jaffray's national reputation in mergers and acquisitions and familiarity with Animal Health and its business. Piper Jaffray was viewed by the AHI Board of Directors as one of a limited number of major investment banks with deep experience in the animal health distribution industry. Based upon potential strategic alternatives available to Animal Health and the preliminary financial analysis, the AHI Board of Directors concluded that the indication of interest provided inadequate consideration to AHI stockholders. On March 30, 2010, Mr. Robison communicated the conclusions of the AHI Board of Directors to Mr. Adent.

        On April 29, 2010, the AHI Board of Directors held a regular quarterly meeting at which Mr. Robison indicated that Lextron had not submitted a revised indication of interest. Messrs. Robison and Lacey discussed Animal Health's financial results for fiscal 2010 and the forecast for fiscal 2011. The AHI Board of Directors again discussed potential acquisition targets in the animal health distribution industry, discussed the capitalization of Animal Health, including the outstanding credit facility and term loan, and discussed potential capital raising transactions to reduce debt and make potential strategic acquisitions.

        On June 3, 2010, Mr. Robison contacted representatives of Professional Veterinary Products, Ltd. ("PVP") and expressed an interest in acquiring PVP or certain of its assets. Animal Health conducted due diligence and submitted a non-binding letter of intent to PVP on June 22, 2010. Throughout the months of July and August 2010, Animal Health continued to conduct due diligence and discuss a potential acquisition with PVP.

        On July 26, 2010, the AHI Board of Directors held a special meeting at which Mr. Robison provided an update on the due diligence and discussions with PVP. Messrs. Robison and Lacey discussed Animal Health's financial results for fiscal 2010 and the forecast for fiscal 2011. The AHI Board of Directors continued to discuss other potential acquisition targets in the animal health distribution industry, discussed the capitalization of Animal Health, including the outstanding credit facility and term loan, and discussed potential capital raising transactions to reduce debt and make potential strategic acquisitions.

        On August 20, 2010, PVP filed a voluntary petition for bankruptcy in the United States Bankruptcy Court, District of Nebraska. On September 17, 2010, Animal Health and PVP entered into an asset purchase agreement, in which Animal Health agreed to purchase certain assets of PVP, including tradenames, trademarks, Internet domain names, email addresses, URLs, websites, telephone numbers, and customer, supplier and product data.

        On September 2, 2010, the AHI Board of Directors held a regular quarterly meeting at which Mr. Robison provided an update on the due diligence and discussions with PVP. Messrs. Robison and Lacey discussed Animal Health's financial results for fiscal 2010 and the forecast for fiscal 2011. The AHI Board of Directors continued to discuss other potential acquisition targets in the animal health distribution industry, discussed the capitalization of Animal Health, including the outstanding credit facility and term loan, and discussed potential capital raising transactions to reduce debt and make potential strategic acquisitions.

        On September 20, 2010, a sale order was entered in bankruptcy court approving the sale of certain assets of PVP to Animal Health, including tradenames, trademarks, Internet domain names, email addresses, URLs, websites, telephone numbers, and customer, supplier and product data. Animal Health also hired for employment approximately 25 former PVP sales professionals.

        On September 24, 2010, John Danhakl, a Managing Partner of Leonard Green & Partners, L.P. ("Mr. Danhakl") contacted Mr. Eisenson and requested a meeting to discuss the potential for combining Animal Health and Lextron.

        On October 1, 2010, Mr. Danhakl and Mr. Eisenson met in Boston, Massachusetts to discuss a potential business combination between Animal Health and Lextron. Mr. Danhakl indicated that the LGP Funds were considering an equity investment in Lextron that would enable Lextron to pursue a strategic transaction with Animal Health. Mr. Danhakl indicated that Lextron's board of directors was prepared to submit a new indication of interest to Animal Health which would increase the price from the March 24 Proposal to $3.25 per share in cash (which represented a 30% increase from the upper range price of $2.50 per share contained in the March 24 Proposal). This price represented a premium of 77.6% to AHI's March 23, 2010 closing price of $1.83 per share and 18.6% to AHI's September 30, 2010 closing price of $2.74 per share. Mr. Eisenson indicated that based upon the discussion of the AHI Board of Directors in March 2010, and taking into account developments in AHI's business since that time, Animal Health would likely conclude that such price continued to be inadequate, and asked Mr. Danhakl to ask Lextron's board of directors to reconsider its valuation prior to submitting a revised indication of interest.

        On October 4, 2010, Mr. Eisenson spoke with Mr. Danhakl by telephone and confirmed that he, in his capacity as an individual director, would not be able to support an offer of $3.25 per share, and suggested that an offer below $3.75 per share would not likely be considered a serious offer by the AHI Board of Directors. Mr. Eisenson further indicated that he did not believe that the AHI Board of Directors would ultimately approve an offer of $3.75 per share, but that such an offer might be considered serious enough to warrant a response. Mr. Danhakl indicated that he would communicate Mr. Eisenson's position to Lextron's management.

        On October 5, 2010, Lextron delivered a revised indication of interest, and included a proposal to purchase all of the outstanding shares of AHI Common Stock for $3.75 per share in cash (which represented a 50% increase from the upper range price of $2.50 per share contained in the March 24 Proposal). This price represented a premium of 104.9% to AHI's March 23, 2010 closing price of $1.83 per share and a premium of 30.7% to AHI's October 4, 2010 closing price of $2.87 per share. The indication of interest was conditioned upon Lextron's satisfactory completion of due diligence and negotiation of definitive documentation. The indication of interest stated that the LGP Funds were committed to provide equity financing to Lextron to facilitate the transaction.

        On October 7, 2010, the AHI Board of Directors held a special meeting to discuss the revised indication of interest from Lextron. DLA Piper discussed the fiduciary duties of the board of directors of a Delaware company in connection with its consideration of a potential business combination. Mr. Robison updated the AHI Board of Directors with respect to financial forecasts for fiscal 2011 and 2012, and also trends impacting the business such as vendor consolidation and commodity price volatility. Mr. Lacey provided an update with respect to Animal Health's efforts to refinance its credit facility and term loan. Representatives of Piper Jaffray then discussed Piper Jaffray's preliminary financial analysis relating to the revised indication of interest. The AHI Board of Directors asked management to further refine the financial forecasts and business plan for fiscal 2011 and 2012, and to provide a detailed list of positive and negative factors that could impact this plan. The AHI Board of Directors and representatives of Piper Jaffray then discussed the preparation of a timeline and process to follow in order to seek to maximize shareholder value in connection with a transaction with Lextron. The AHI Board of Directors instructed Mr. Robison to report to Lextron that Animal Health was actively considering the indication of interest and Animal Health's strategic alternatives. After excusing the representatives of Piper Jaffray from the meeting, the AHI Board of Directors discussed the terms on which it would engage a financial advisor if Animal Health elected to pursue strategic alternatives, including a potential sale of Animal Health.

        On October 15, 2010, the AHI Board of Directors held a special meeting. Mr. Lacey provided an update with respect to Animal Health's efforts to refinance its credit facility and term loan. Messrs. Robison and Lacey provided a revised financial forecast and business plan for fiscal 2011 and 2012, and provided a detailed list of positive and negative factors that could impact this plan. Mr. Robison also provided a preliminary valuation analysis developed by AHI management. Representatives of Piper Jaffray then discussed a proposed timeline and process that the AHI Board of Directors may wish to follow in order to seek to maximize shareholder value in connection with a transaction with Lextron. The AHI Board of Directors asked management to further refine the risks and opportunities that could impact the AHI business plan. After excusing the representatives of Piper Jaffray from the meeting, the AHI Board of Directors determined that Animal Health should engage a financial advisor to review the state of the animal health distribution market and advise Animal Health on strategic alternatives, including a potential sale of Animal Health. The selection of Piper Jaffray was favored in light of Animal Health's prior experience with Piper Jaffray in connection with Animal Health's initial public offering, as well as Piper Jaffray's national reputation in mergers and acquisitions and familiarity with Animal Health and its business. The AHI Board of Directors authorized management to formally engage Piper Jaffray as a financial advisor to Animal Health in connection with its exploration of strategic alternatives. Animal Health entered into an engagement letter with Piper Jaffray on December 8, 2010.

        On October 21, 2010, the AHI Board of Directors held a special meeting. Mr. Robison presented the risk and opportunities that could impact Animal Health's business plan, including commodity price volatility, vendor consolidation and adverse contract terms, new products, the integration of the recently acquired PVP assets, and manufacturing and supply issues (from its vendors). Representatives of Piper Jaffray then described recent discussions with representatives of William Blair & Company, Lextron's financial advisor ("William Blair"), including Lextron's proposed due diligence timing and process and the plans with respect to debt financing to fund the potential acquisition. Representatives of Piper Jaffray then discussed a proposed timeline for Animal Health's exploration of strategic alternatives and the process to follow in order to seek to maximize shareholder value, including the types of potential alternative buyers to approach as part of a market check process. Representatives of Piper Jaffray and members of the AHI Board of Directors discussed the possibility that financial buyers would not find a potential acquisition of Animal Health attractive at the current offer price due to the level of Animal Health's debt obligations and the lack of strategic synergies available to a financial buyer, as opposed to the synergies available to Lextron. Mr. Robison also provided a revised valuation analysis developed by AHI management. Representatives of Piper Jaffray then discussed Piper Jaffray's updated preliminary financial analysis. The AHI Board of Directors asked management and DLA Piper to prepare a term sheet for a potential strategic transaction with Lextron that Animal Health could present to Lextron to help uncover any material business and legal issues, and asked management and Piper Jaffray to develop a list of the strategic and financial merits and potential synergies of a combined entity that would justify an increased valuation.

        On October 22, 2010, DLA Piper delivered a draft term sheet to the AHI Board of Directors. On the same day, representatives of Piper Jaffray delivered an outline of the potential benefits of the proposed business combination, and also delivered a leveraged buyout analysis.

        On October 26, 2010, representatives of Piper Jaffray communicated to William Blair that Lextron would need to increase its offer price in order to move the process forward.

        On October 30, 2010, William Blair conveyed to Piper Jaffray that Lextron might be willing to increase its offer price, but that Lextron would need to first conduct further due diligence to assess the potential synergies of a combined entity that would justify an increased valuation. Representatives of Piper Jaffray suggested that a firm increase in the offer price would be necessary prior to commencing the due diligence process.

        On November 2, 2010, representatives of Piper Jaffray contacted William Blair to reiterate that a firm increase in the offer price would be necessary prior to commencing the due diligence process.

        On November 3, 2010, William Blair conveyed to Piper Jaffray that Lextron was prepared to increase its offer price to a range of $4.00 to $4.25, contingent on the completion of the due diligence process and the development of the synergies analysis. This price represented a premium of 118.6% to 132.2% to AHI's March 23, 2010 closing price of $1.83 per share and a premium of 43.9% to 52.9% to AHI's November 2, 2010 closing price of $2.78 per share.

        On November 8, 2010, the AHI Board of Directors held a special meeting to discuss the increased offer price from Lextron. Representatives of Piper Jaffray updated the AHI Board of Directors regarding the discussions with William Blair. The AHI Board of Directors conducted an extensive discussion of whether to proceed with Lextron's requested due diligence process and a potential business combination. The members of the AHI Board of Directors noted that Lextron had not requested an exclusive negotiation process and determined that it would be in the best interests of Animal Health and its stockholders to proceed at this time. The AHI Board of Directors concluded that Lextron's revised offer was attractive when compared to the challenges and risks of continuing to operate Animal Health as an independent entity. The AHI Board of Directors also concluded that it had achieved the highest possible price per share through the extensive price negotiation process undertaken to date. The AHI Board of Directors instructed management, DLA Piper and Piper Jaffray to finalize and deliver the proposed term sheet in order to quickly determine if there were any material business or legal issues that would prevent a business combination. Later that day, representatives of Piper Jaffray conveyed to William Blair that Animal Health was prepared to proceed at the offered price range and delivered the proposed term sheet.

        At the November 8, 2010 meeting, the AHI Board of Directors also directed Piper Jaffray to develop a list of potential strategic buyers to contact in order to solicit additional interest in a business combination. The AHI Board of Directors carefully considered the potential advantages and disadvantages of discussing a potential transaction with other parties, including the potential disruptions to Animal Health's business of a long and protracted process, in particular the effect on stockholders, customers, vendors and employees. The AHI Board of Directors asked Piper Jaffray to approach Strategic Buyers A, B, C, D and E in order to assess their interest in discussing a potential acquisition of Animal Health. The strategic buyers were identified by representatives of Piper Jaffray and AHI management as being the most logical strategic buyers in a consolidating industry. Because of the potential disruptive nature of reaching out to these potential buyers, the AHI Board of Directors directed Piper Jaffray to initiate this process after the completion of the term sheet and receipt of the first draft of the merger agreement to ensure that there were no material business or legal issues that would prevent a possible transaction with Lextron. No potential financial buyers were approached because of the AHI Board of Directors' conclusion that financial buyers would not find a potential acquisition of Animal Health attractive at the current offer price due to the level of Animal Health's debt obligations and the lack of strategic synergies available to a financial buyer.

        On November 9, 2010, the AHI Board of Directors held a special meeting to approve the final terms of the refinancing of the outstanding Animal Health credit facility and term loan, which occurred on November 10, 2010.

        On November 12, 2010, Lextron delivered a revised term sheet and a due diligence document request.

        On November 19, 2010, the AHI Board of Directors held a special meeting to discuss the revised term sheet and due diligence document request. AHI management and the AHI Board of Directors discussed the due diligence process in detail, with a specific emphasis on a process to ensure the protection of highly sensitive confidential information. Later that day, Animal Health delivered a revised term sheet to Lextron.

        On November 23, 2010, Lextron delivered a revised due diligence document request to Animal Health, and Animal Health delivered a proposed amendment to the confidentiality agreement between the parties. On November 24, 2010, Lextron delivered a revised term sheet to Animal Health.

        On November 26, 2010, Animal Health and Lextron concluded that the term sheet discussions indicated that there was sufficient agreement between the parties on the material business and legal issues, and that the parties should proceed with the due diligence process and the drafting of definitive documentation of the transaction.

        On November 29, 2010, Animal Health started to populate an electronic data room with diligence materials for Lextron's due diligence review. On December 3, 2010, Animal Health and Lextron entered into the amendment to the confidentiality agreement in order to extend the term of the agreement and the term of the employee non-solicit provisions. Animal Health also entered into a confidentiality agreement with Leonard Green & Partners, L.P. on December 21, 2010. Lastly, Animal Health also entered into a confidentiality agreement with KPMG LLP, advisor to Lextron ("KPMG") on January 27, 2011.

        During the course of December 7, 2010 through March 13, 2011, the parties engaged in diligence discussions and Animal Health continued to populate the electronic data room with diligence materials for the ongoing due diligence review of Lextron and its representatives. Also during this period, representatives of Lextron, the LGP Funds and KPMG continued to meet for due diligence purposes with members of AHI management.

        On December 2, 2010, the AHI Board of Directors held a regular quarterly meeting at which the status of the Lextron transaction was discussed, with an emphasis on the due diligence process and the sharing of highly sensitive confidential information. At this meeting, the Compensation Committee and full Board of Directors also considered the terms of the employment agreements of Messrs. Robison and Lacey, and Damian Olthoff, Animal Health's General Counsel ("Mr. Olthoff") in connection with the consummation of the transaction. The AHI Board of Directors determined that it would be in the best interests of Animal Health and its stockholders to provide that Animal Health's existing obligations to Messrs. Robison, Lacey and Olthoff with respect to severance payments and prorated fiscal 2011 bonuses should be paid at the consummation of any business combination. In addition, the AHI Board of Directors resolved to form a special committee of the AHI Board of Directors consisting of Mr. Robison and Directors Mark Rosen and Ronald Steinhart (the "Special Committee"). The members of the Special Committee were selected based upon their detailed knowledge of Animal Health and/or their prior experience with strategic transactions. The Special Committee was not delegated the authority to act for the full AHI Board of Directors, but was instructed to be available as a resource and guide to AHI management, DLA Piper and Piper Jaffray. The AHI Board of Directors determined that the use of this Special Committee would create a more efficient process for communication with members of the AHI Board of Directors, permit the members of the Special Committee to be more heavily involved in the transaction process, and enhance the overall speed of the transaction in order to minimize the disruptions to Animal Health's business, in particular the effect on employees, customers and vendors.

        On December 14, 2010, representatives of Sherman & Howard L.L.C., Lextron's legal advisor ("Sherman & Howard"), delivered a first draft of the proposed merger agreement to DLA Piper and AHI management. On December 15, 2010, representatives of Lextron, the LGP Funds and William Blair conducted in-person due diligence interviews with representatives of AHI management and Piper

Jaffray in Dallas, Texas, primarily discussing trends in the animal health distribution market and Animal Health's recent financial performance.

        On December 15, 2010, at the direction of the AHI Board of Directors, representatives of Piper Jaffray approached Strategic Buyer A and Strategic Buyer B in order to assess their interest in discussing a potential acquisition of Animal Health. Each party expressed interest and requested a confidentiality agreement. On December 17, 2010, representatives of Piper Jaffray approached Strategic Buyer C in order to assess its interest in discussing a potential acquisition of Animal Health. Strategic Buyer C expressed interest and requested a confidentiality agreement. On December 20, 2010, representatives of Piper Jaffray approached Strategic Buyer D in order to assess its interest in discussing a potential acquisition of Animal Health. Strategic Buyer D expressed interest and requested a confidentiality agreement. On December 21, 2010, representatives of Piper Jaffray approached Strategic Buyer E in order to assess its interest in discussing a potential acquisition of Animal Health. Strategic Buyer E declined the opportunity.

        On December 16, 2010, the Special Committee held a meeting with AHI management, DLA Piper and Piper Jaffray to discuss the proposed terms of the merger agreement.

        On December 20, 2010, Animal Health and Strategic Buyer C entered into a confidentiality agreement. On December 22, 2010, Animal Health entered into a confidentiality agreement with each of Strategic Buyer A and Strategic Buyer D. Despite earlier interest, Strategic Buyer B failed to enter into a confidentiality agreement. By January 6, 2011, each of Strategic Buyer A, Strategic Buyer C and Strategic Buyer D had declined the opportunity to participate further in discussions without reviewing any diligence materials in Animal Health's electronic data room.

        During the course of December 20, 2010 through March 12, 2011, representatives of DLA Piper and Sherman & Howard, as well as representatives of Latham & Watkins LLP, the LGP Funds' legal advisor ("Latham & Watkins"), discussed the terms of the merger and exchanged drafts of the merger agreement. During this period, representatives of DLA Piper, AHI management, Sherman & Howard and Latham & Watkins discussed and negotiated various matters, including but not limited to, the scope of the representations and warranties, the conduct of Animal Health's business between signing and closing of the transaction, regulatory matters (including necessary antitrust filings), the parties' respective conditions to closing (in particular the circumstances that would or would not trigger the "material adverse effect" closing condition), Animal Health's ability to respond to unsolicited inquiries following the announcement of the transaction, the rights of the parties to abandon the transaction and, in such event, any applicable termination fee, the structure of the merger, including whether the transaction would be structured as a merger or a tender offer followed by a merger, and treatment of stock options and other equity awards, and the terms of the voting agreements requested by Lextron.

        On January 9, 2011, the Special Committee held a meeting with AHI management, DLA Piper and representatives of Piper Jaffray to discuss the proposed terms of the merger agreement.

        On January 19, 2011, the Special Committee held a meeting with AHI management, DLA Piper and representatives of Piper Jaffray to discuss the proposed terms of the merger agreement, the due diligence process, the antitrust filing process and the status of Lextron's debt and equity financing commitments.

        On January 24, 2011, at the request of the Special Committee, Mr. Eisenson called Mr. Danhakl to confirm that LGP's negotiation with Lextron regarding the terms of the LGP equity commitment was proceeding satisfactorily, and also to indicate that the AHI Board of Directors was likely to require a price per share at the top end of the range of $4.00 to $4.25 reflected in the term sheet discussed between Animal Health and Lextron.

        On February 2, 2011, the AHI Board of Directors held a regular quarterly meeting at which the proposed terms of the merger agreement, the due diligence process, the antitrust filing process, the status of Lextron's debt and equity financing commitments and the general progress of the potential business combination were discussed.

        On February 11, 2011, representatives of KPMG met with representatives of AHI management in Westlake, Texas to conduct accounting and tax due diligence.

        On February 16, 2011, the Special Committee held a meeting with AHI management, DLA Piper and representatives of Piper Jaffray to discuss the proposed terms of the merger agreement, the due diligence process, the antitrust filing process and the status of Lextron's debt and equity financing commitments. The Special Committee determined to request that Mr. Eisenson contact Mr. Danhakl to convey Animal Health's position on certain material terms of the transaction.

        On February 17, 2011, Mr. Eisenson spoke with Mr. Danhakl and conveyed Animal Health's positions on certain material terms in the merger agreement, including:

  •
  that Lextron had completed sufficient due diligence and its synergies analyses in order to provide a firm offer price at the top of the previously communicated price range of $4.00 to $4.25 per share;

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  the amount of the termination fee payable by Animal Health to Lextron in the event the merger agreement was terminated in connection with a superior proposal;

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  the amount of the reverse termination fee payable by Lextron to Animal Health in the event the merger agreement was terminated under certain circumstances due to antitrust matters preventing consummation of the proposed transaction;

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  the amount of the reverse termination fee payable by Lextron to Animal Health in the event the merger agreement was terminate due to the contemplated debt financing being arranged by Lextron becoming unavailable; and

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  that representations and warranties with respect to vendors and key employees would be made at the time of signing the merger agreement, and not updated at the consummation of the merger.

        On February 18, 2011, Sherman & Howard conveyed to DLA Piper that Lextron had accepted all of Animal Health's positions articulated by Mr. Eisenson on February 17, 2011 and confirmed that Lextron was willing to proceed with a transaction to purchase all of the outstanding shares of AHI Common Stock for $4.25 per share in cash (which represented a 70% increase from the upper range price of $2.50 per share price contained in the March 24 Proposal). This price represented a premium of 132.2% to AHI's March 23, 2010 closing price of $1.83 per share and a premium of 11.9% to AHI's February 16, 2011 closing price of $3.80 per share.

        On February 22, 2011, representatives of KPMG met with representatives of AHI management in Westlake, Texas to continue to conduct due diligence.

        On February 23, 2011, representatives of Lextron management, William Blair and the LGP Funds met with representatives of AHI management in Westlake, Texas to conduct due diligence.

        On February 24, 2011, Sherman & Howard delivered an initial draft of the guaranty agreement to DLA Piper, whereby the LGP Funds agreed to guaranty a portion of Lextron's termination fee obligations. Representatives of DLA Piper previously communicated to Latham & Watkins that Animal Health would require that the LGP Funds provide a guaranty of a portion of Lextron's termination fee obligations to give the AHI Board of Directors assurances that these obligations would be satisfied.

        On February 25, 2011, the then current draft of the merger agreement was distributed to the AHI Board of Directors.

        On March 1, 2011, the AHI Board of Directors held a special meeting to discuss the transaction. DLA Piper presented its antitrust analysis of the proposed combination. DLA Piper discussed various terms of the merger agreement, including but not limited to, the scope of the representations and warranties, the conduct of Animal Health's business between the signing and closing of the transaction, regulatory matters (including necessary antitrust filings), the parties' respective conditions to closing (in particular, the circumstances that would or would not trigger the "material adverse effect" closing condition), Animal Health's ability to respond to unsolicited inquiries following the announcement of the transaction, the rights of the parties to abandon the transaction and, in such event, any applicable termination fee and the structure of the merger. DLA Piper discussed the fiduciary duties of the board of directors of a Delaware company in connection with its consideration of a potential business combination, and discussed specific terms of the proposed merger agreement. Mr. Robison provided a business update. Representatives of Piper Jaffray presented an update to Piper Jaffray's preliminary financial analysis. The AHI Board of Directors and representatives of Piper Jaffray then discussed whether or not there were any other logical buyers that should be contacted. Piper Jaffray then provided an update of its leveraged buyout analysis. The AHI Board of Directors concluded again that financial buyers would not find a potential acquisition of Animal Health attractive at the current offer price due to the level of Animal Health's debt obligations and the lack of strategic synergies available to a financial buyer, as opposed to the synergies available to Lextron. The AHI Board of Directors carefully considered the potential advantages and disadvantages of expanding the scope of parties to contact, including the potential disruptions to Animal Health's business of a long and protracted process, in particular the effect on stockholders, customers, vendors and employees, and also considered whether such initiative would adversely affect the negotiations with Lextron, and concluded that all logical alternative buyers had previously been contacted by Piper Jaffray.

        On March 2, 2011, representatives of Lextron management and the LGP Funds met with representatives of AHI management in Loveland, Colorado to discuss transition and integration planning.

        On March 4, 2011, representatives of Lextron management met with representatives of AHI management in Westlake, Texas to conduct due diligence, discuss transition planning and the communication plan in the event that negotiations resulted in a binding merger agreement.

        On March 7, 2011, representatives of Lextron management met with representatives of AHI management in Greely, Colorado to discuss transition and integration planning.

        On March 7, 2011, Sherman & Howard delivered to DLA Piper the initial draft of the proposed voting agreement. Lextron had insisted upon securing voting agreements from certain funds affiliated with Charlesbank Capital Partners, LLC (the "Charlesbank Funds") and Mr. Robison to ensure itself that these shareholders would vote in favor of a transaction with Lextron and against any competing transaction. The terms of the voting agreements provide that if the merger agreement terminates in accordance with its terms, including if the merger agreement is terminated by Animal Health after the AHI Board of Directors changes its recommendation based upon the receipt of a proposal which constitutes a superior proposal, these voting agreements will also terminate.

        On March 8, 2011, Latham & Watkins delivered to DLA Piper the drafts of the securities purchase agreement, pursuant to which the LGP Funds agreed to purchase equity interests in Lextron, the equity commitment letter, pursuant to which the LGP funds committed to Animal Health to purchase equity interests in Lextron pursuant to the securities purchase agreement, and the debt commitment letter, pursuant to which U.S. Bank committed to provide Lextron with a senior secured credit facility.

        On March 10, 2011, the terms of the voting agreements were finalized. On March 11, 2011, the terms of the guaranty, equity commitment letter and debt commitment letter were finalized.

        On March 11, 2011, the AHI Board of Directors held a special meeting to discuss the transaction. DLA Piper discussed various terms of the merger agreement, including but not limited to, the scope of the representations and warranties, the conduct of Animal Health's business between the signing and closing of the transaction, regulatory matters (including necessary antitrust filings), the parties' respective conditions to closing (in particular, the circumstances that would or would not trigger the "material adverse effect" closing condition), Animal Health's ability to respond to unsolicited inquiries following the announcement of the transaction, the rights of the parties to abandon the transaction and, in such event, any applicable termination fee and the structure of the merger. DLA Piper discussed the terms of the guaranty agreement, equity commitment letter, debt commitment letter and voting agreement, including the fact that the proposed voting agreement requested by Lextron included a termination provision in the event that the AHI Board of Directors terminated the merger agreement to comply with its fiduciary duties. At this meeting, the Compensation Committee and full AHI Board of Directors also discussed the employment risk to Messrs. Robison, Lacey and Olthoff if the transaction with Lextron were consummated, which topic had been previously discussed at the December meeting of the AHI Board of Directors. The AHI Board of Directors determined that it would be in the best interest of Animal Health and its stockholders to address this uncertainty by providing that Animal Health's existing obligations to Messrs. Robison, Lacey and Olthoff with respect to severance payments and prorated fiscal 2011 bonuses should be paid at the consummation of any business combination, and that Messrs. Robison, Lacey and Olthoff should not have to assume the risk of collecting these existing obligations from the successor entity.

        On March 12, 2011, the terms of the merger agreement were finalized between Sherman & Howard and DLA Piper.

        On March 13, 2011, the Compensation Committee of the AHI Board of Directors held a special meeting. In order to ensure that the granting of bonuses earned in the ordinary course of AHI's business through the date of the merger would not be disrupted or impacted by the proposed merger, the Compensation Committee recommended that the full AHI Board of Directors approve prorated bonus awards for the fiscal year ending June 30, 2011, based on year to date financial performance of Animal Health and individual performance, for Messrs. Robison, Lacey and Olthoff, up to an amount not to exceed $350,000, $200,000 and $50,000, respectively, to be conditioned upon and paid at the consummation of the merger. In addition, the Compensation Committee recommended that the full Board approve amendments to the employment agreements of Messrs. Robison, Lacey and Olthoff, in order to provide that Animal Health's existing obligations with respect to severance payments should be paid at the consummation of the merger, so that Messrs. Robison, Lacey and Olthoff would not assume the risk of collecting these existing obligations from Lextron after the termination of their employment.

        On March 13, 2011, the AHI Board of Directors held a special meeting to discuss the proposed business combination transaction. AHI management, DLA Piper and representatives of Piper Jaffray also were present. At this meeting, the AHI Board of Directors received a presentation from DLA Piper regarding the terms of the merger agreement and a presentation from representatives of Piper Jaffray regarding Piper Jaffray's financial analysis. Piper Jaffray delivered orally to the AHI Board of Directors and subsequently confirmed in a written opinion dated March 14, 2011, its opinion that, as of such date, based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Jaffray considered relevant, the $4.25 per share in cash to be paid to AHI stockholders in the merger was fair from a financial point of view to such holders, as more fully described below in the section entitled "Opinion of Animal Health's Financial Advisor," on page 34 of this proxy statement. The AHI Board of Directors discussed at length the advantages and risks of the proposed business combination transaction that are described in "Reasons for the Merger and Recommendation of our Board of Directors" below. Following this discussion, all of the members of the AHI Board of Directors present unanimously (i) determined that the merger and the merger agreement are advisable and in the best interests of Animal Health and its stockholders, (ii) approved the merger agreement, (iii) resolved to recommend that the AHI stockholders adopt the merger agreement, and (iv) directed that such matter be submitted for consideration of the stockholders of Animal Health at the special meeting. Based upon the recommendation of the Compensation Committee of the AHI Board of Directors, the AHI Board of Directors also approved the bonus awards and the amendments to the employment agreements of Messrs. Robison, Lacey and Olthoff.

        On March 14, 2011, the merger agreement was executed by Animal Health, Lextron and the Merger Subsidiary, the guaranty and equity commitment letter were each executed by Animal Health and the LGP Funds, and all signatories to the voting agreements executed such agreements. Prior to the commencement of trading on the NASDAQ Global Market on March 14, 2011, Animal Health and Lextron issued a joint press release announcing the merger.

Reasons for the Merger and Recommendation of our Board of Directors

        During the course of evaluating the merger and the merger agreement, our Board of Directors considered a number of factors and consulted our senior management, outside legal counsel and financial advisor.

        Our Board of Directors considered a number of factors supporting its decision to approve the merger and the merger agreement, including, but not limited to the following material factors:

  •
  our business, financial condition, competitive position, business strategy, strategic options and prospects, as well as risks involved in achieving these prospects, the nature of our business and the industry in which we compete, and current industry, economic and global market conditions, both on a historical and on a prospective basis, all of which led our Board of Directors to conclude that the merger presented an opportunity for our stockholders to realize greater value than the value likely to be realized by stockholders in the event we remained independent;

  •
  our review of possible strategic alternatives to a sale of Animal Health, including (i) remaining independent and growing our business organically or (ii) sale of our entire business to a strategic buyer, a financial sponsor or private equity firm, the timing and likelihood of actually achieving additional value from these alternatives, as well as the risks and uncertainties associated with such strategic alternatives, and the assessment of our Board of Directors that the merger presented the best reasonably available alternative for maximizing value for stockholders, taking into account risks of execution as well as business, competitive, industry and market risk;

  •
  the relationship of the cash offer of $4.25 per share to be paid as the consideration in the merger to the current and historical market prices of the Common Stock, including the fact that $4.25 represents an approximately 11% premium over the closing price of Common Stock on March 11, 2011 (the trading day prior to announcement of the transaction), an approximately 17% premium over the average closing price of Common Stock for the thirty trading days prior to March 11, 2011, an approximately 41% premium to the average closing price for the ninety trading days prior to March 11, 2011, an approximately 132% premium to AHI's March 23, 2010 closing price of $1.83 per share, and a 70% increase from the upper range price of $2.50 per share contained in the March 24 Proposal;

  •
  the possibility that it could take a considerable period of time before the trading price of the Common Stock would reach and sustain at least the offer of $4.25 per share to be paid as the consideration in the merger, as adjusted for present value;

  •
  the risk that Animal Health might be unable in future quarters to meet the projections of management or market analysts and the resulting adverse effect that this could have on the trading price of the Common Stock;

  •
  the form of consideration to be paid to the stockholders in the merger and the certainty of value of cash consideration compared to stock or other forms of consideration, including because the stockholders will not be exposed to the risks and uncertainties relating to Animal Health's prospects;

  •
  the business reputation of Lextron and its management and the substantial financial resources of the LGP Funds and Lextron and, by extension, Merger Subsidiary, which our Board of Directors believed supported the conclusion that a transaction with Lextron and Merger Subsidiary could be completed relatively quickly and in an orderly manner;

  •
  the financial analysis that Piper Jaffray presented to our Board of Directors and the fairness opinion, which Piper Jaffray issued to our Board of Directors and subsequently confirmed in writing, a copy of which is attached as Annex B to this proxy statement, that, based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Jaffray considered relevant, the $4.25 per share in cash to be paid to our stockholders in the merger was fair from a financial point of view to such holders, as of the date of the opinion, as more fully described below in the section entitled "Opinion of Animal Health's Financial Advisor," on page 34 of this proxy statement;

  •
  the fact that, prior to negotiating and entering into the merger agreement with Lextron, our Board of Directors, with the assistance of its financial advisor, actively solicited offers from other potential strategic buyers and none of them conducted any due diligence or submitted a bid;

  •
  the Board of Directors' belief that we had obtained the highest price per share reasonably available, taking into account the terms resulting from extensive negotiations between the parties;

  •
  the availability of appraisal rights under the General Corporation Law of the State of Delaware (the "DGCL") to holders of Common Stock who comply with all of the required procedures under the DGCL, which allows such holders to seek appraisal of the fair value of their shares of Common Stock as determined by the Delaware Court of Chancery;

  •
  the likelihood that the merger would be completed based on, among other things (not in any relative order of importance):

  1.
  the fact that Lextron had obtained committed debt and equity financing for the transaction, the limited number and nature of the conditions to the debt and equity financing, the reputation of the financing sources, each of which, in the reasonable judgment of the AHI Board of Directors, increases the likelihood of such financings being completed;

  2.
  the absence of a financing condition in the merger agreement;

  3.
  the likelihood and anticipated timing of completing the proposed merger in light of the scope of the conditions to completion, including the absence of significant required regulatory approvals;

  4.
  the fact that the merger agreement provides that, in the event of a failure of the merger to be consummated under certain circumstances, Lextron will pay Animal Health a $15.0 million or $7.5 million termination fee, without Animal Health having to establish any damages, and the guarantee of a portion of such payment obligation by the LGP Funds, severally and not jointly, pursuant to the limited guaranty; and

  •
  the terms of the merger agreement, as reviewed by our Board of Directors with our legal advisors, including:

  1.
  the ability of the Board of Directors, under certain circumstances, to furnish information to and conduct negotiations with a third party and, under certain circumstances, upon the payment to Lextron of a termination fee of $5,000,000, to terminate the merger agreement to accept a superior proposal;

    2.
    the Board of Directors' belief that the $5,000,000 termination fee payable to Lextron was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making an alternative proposal in the context of more than $250 million in enterprise value reflected by the merger;

    3.
    the representation of Lextron and Merger Subsidiary that they have access to sufficient cash resources to pay the amounts required to be paid under the merger agreement; and

    4.
    a definition of what constitutes a material adverse effect which excludes from this definition any fact, circumstance, event, change, development or effect that occurs or exists prior to the determination of a material adverse effect related to either Animal Health or its business, and arises or results from the announcement of the execution of the merger agreement, the pendency of the merger, or any failure to meet analyst estimates or internal budgets or forecasts.

        In the course of its deliberations, our Board of Directors also considered the following material risks and other countervailing factors:

  •
  that we will no longer exist as an independent company and our stockholders will no longer participate in our growth or any of the synergies resulting from the merger;

  •
  the risks and costs to us if the merger does not close, including the diversion of management and employee attention, possible employee attrition and the effect on business relationships;

  •
  the restrictions that the merger agreement imposes on soliciting competing bids and our obligation to pay a $5,000,000 termination fee to Lextron under certain limited circumstances and our obligation under certain limited circumstances to reimburse Lextron for the reasonably documented out-of-pocket fees and expenses (including legal fees and expenses) actually incurred by Lextron or the LGP Funds on or prior to the termination of the merger agreement, not to exceed $3,000,000;

  •
  the fact that gains from an all-cash transaction would generally be taxable to our stockholders for U.S. federal income tax purposes;

  •
  the interests of our officers and directors in the merger described under "Interests of Our Directors and Executive Officers in the Merger" on page 43 of this proxy statement;

  •
  the impact of the merger on our non-executive employees;

  •
  the potential adverse effect of the public announcement of the merger on our business, including our significant customers, suppliers and other key relationships, our ability to attract and retain key personnel and our overall competitive position;

  •
  the possibility that, although the merger provides our stockholders the opportunity to realize a premium over the price at which Common Stock traded prior to public announcement of the merger, the price of Common Stock might have increased in the future to a price greater than $4.25 per share;

  •
  there is no assurance that all conditions to the parties' obligations to complete the merger will be satisfied, and therefore it is possible that the merger might not be completed, even if approved by the stockholders;

  •
  between the date of execution of the merger agreement and closing, we will not be able to take certain actions without the consent of Lextron, including engaging in certain extraordinary transactions; and

  •
  the possibility that conditions to the parties' obligations, including with respect to required antitrust and other regulatory approvals, to complete the merger might not be satisfied.

        The foregoing discussion of the factors considered by our Board of Directors is not intended to be exhaustive, but does set forth the material factors considered by the Board. In view of the wide variety of factors considered by our Board of Directors in connection with its evaluation of the merger and the complexity of these matters, our Board of Directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, our Board of Directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

        After evaluating these factors and consulting with outside legal counsel and its financial advisor, our Board of Directors has approved the merger agreement and determined that the merger and the merger agreement are advisable and in the best interests of our Company and our stockholders. Our Board of Directors recommends that you vote "FOR" the adoption of the merger agreement and "FOR" approval of the proposal to grant the persons named as proxies discretionary authority to vote to adjourn the special meeting if deemed necessary.

Opinion of Animal Health's Financial Advisor

        Pursuant to an engagement letter dated December 8, 2010, we retained Piper Jaffray & Co. ("Piper Jaffray") to, among other things, deliver an opinion as to the fairness, from a financial point of view, of the consideration to be paid in the merger to the holders of our Common Stock. At a meeting of our Board of Directors on March 13, 2011, Piper Jaffray issued its oral opinion to our Board of Directors, later confirmed in a written opinion dated March 14, 2011, that based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Jaffray considered relevant, the merger consideration was fair, from a financial point of view, to the holders of AHI Common Stock, as of the date of the opinion.

        The full text of the Piper Jaffray written opinion dated March 14, 2011 is attached as Annex B to this proxy statement. You are urged to read the Piper Jaffray opinion in its entirety. The Piper Jaffray opinion addresses solely the fairness, from a financial point of view, to the holders of AHI Common Stock of the merger consideration. Piper Jaffray's opinion was provided to the AHI Board of Directors in connection with its consideration of the merger and was not intended to be, and does not constitute, a recommendation to any stockholder of AHI as to how such stockholder should act or vote with respect to the merger or any other matter. The Piper Jaffray opinion was approved for issuance by the Piper Jaffray Opinion Committee.

        In arriving at the opinion described above, Piper Jaffray, among other things:

  •
  reviewed and analyzed the financial terms of the merger agreement;

  •
  reviewed and analyzed certain financial and other data with respect to AHI which was publicly available;

  •
  reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of AHI that were furnished to Piper Jaffray by the Company;

  •
  conducted discussions with members of senior management of AHI concerning the two immediately preceding matters described above, as well as the businesses and prospects of AHI before and after giving effect to the merger;

  •
  reviewed the current and historical reported prices and trading activity of AHI Common Stock and similar information for certain other companies deemed by Piper Jaffray to be comparable to AHI;

  •
  compared the financial performance of AHI with that of certain other publicly-traded companies that Piper Jaffray deemed relevant; and

  •
  reviewed the financial terms, to the extent publicly available, of certain business combination transactions that Piper Jaffray deemed relevant.

        In addition, Piper Jaffray conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Piper Jaffray deemed necessary in arriving at its opinion.

        The following is a summary of the material financial analyses performed by Piper Jaffray in connection with the preparation of its fairness opinion, which was reviewed with, and formally delivered to, the AHI Board of Directors at a meeting held on March 13, 2011. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary is not, and does not purport to be, a complete description of the analyses performed by Piper Jaffray or of its presentation to the AHI Board of Directors on March 13, 2011.

        This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Jaffray. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Jaffray or the AHI Board of Directors. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 7, 2011, and is not necessarily indicative of current market conditions.

        For purposes of its analyses, Piper Jaffray calculated (i) AHI's equity value implied by the merger consideration of $4.25 per share to be approximately $111.4 million based on 26,222,686 shares of AHI Common Stock, restricted stock and common stock equivalents outstanding, calculated using the treasury stock method, and (ii) AHI's enterprise value ("EV"), calculated as equity value, plus debt and minority interests, less cash, implied by the merger consideration, to be approximately $251.4 million, based on approximately $142.3 million of debt outstanding, no minority interests and cash of approximately $2.3 million.

  Historical Trading Analysis

        Piper Jaffray reviewed the historical closing prices and trading volumes for AHI Common Stock since March 5, 2010, in order to provide background information on the prices at which AHI Common Stock has historically traded. The following table summarizes some of these historical closing prices relative to the merger consideration for AHI Common Stock.

Price per Share(1)
Merger Consideration	$4.25
Closing price on March 7, 2011	$3.84
Fifty-two week high prior to March 7, 2011	$4.07
Fifty-two week low prior to March 7, 2011	$1.76

(1)
Fifty-two week high and low prices are based on closing prices.

        Piper Jaffray also reviewed the percentage of shares of AHI Common Stock traded at prices at or below $4.25 (the amount of the merger consideration) during the twelve month period immediately preceding the execution of the merger agreement. In the twelve months prior to March 7, 2011, 100% of the shares of AHI Common Stock that were traded, traded at or below $4.25, with the weighted average price of such traded shares being $2.89.

  Selected Public Companies Analysis

        Piper Jaffray reviewed selected historical financial data of AHI and estimated financial data of AHI that were prepared by AHI's management as its internal forecasts for calendar year 2011 and compared them to corresponding financial data for (i) selected publicly traded companion animal health distribution companies and (ii) selected publicly traded healthcare distribution companies in the following healthcare distribution subsectors: (a) companion animal distribution; (b) alternate site distribution; (c) acute care distribution; and (d) retail pharmacy distribution. Piper Jaffray selected companies in these sectors because it did not believe there were any pure-play publicly traded production animal distribution companies.

        Based on these criteria, Piper Jaffray identified and analyzed the following selected companies:

Selected Companion Animal Health Distribution Companies	Selected Healthcare Distribution Companies
Henry Schein, Inc.	McKesson Corporation
Patterson Companies, Inc.	Cardinal Health, Inc.
MWI Veterinary Supply, Inc.	AmerisourceBergen Corporation
Henry Schein, Inc.
Patterson Companies, Inc.
Owens & Minor, Inc.
PSS World Medical, Inc.
MWI Veterinary Supply, Inc.

        For the selected public companies analysis, Piper Jaffray compared, among other things, (i) valuation multiples for AHI's EV as implied by the merger consideration and AHI's balance sheet data described above, together with AHI's corresponding earnings before interest, taxes, depreciation and amortization ("EBITDA") for the most recently reported twelve month period for which financial information had been made public ("LTM") and projected calendar year 2011 EBITDA, on the one hand, to valuation multiples for the selected public companies' EV as implied by their closing prices per share on March 7, 2011 and their balance sheet data as of their most recent public filings, together with their corresponding historical and projected EBITDA, on the other hand, and (ii) LTM and projected calendar year 2011 valuation multiples for AHI's equity value as implied by the merger consideration, together with AHI's corresponding historical and projected earnings, on the one hand, to valuation multiples for the selected public companies' equity values as implied by their closing prices per share on March 7, 2011, together with their corresponding historical and projected earnings, on the other hand. Projected calendar year 2011 EBITDA and earnings for AHI were based on the estimates of AHI's management. Projected calendar year 2011 EBITDA and earnings for the selected public companies were based on Wall Street consensus estimates.

Selected Companion Animal Health Distribution Companies
	AHI(1)	Maximum	Mean	Median	Minimum
EV/LTM EBITDA	10.7x	14.4x	12.0x	11.5x	10.2x
EV/projected 2011 EBITDA	9.1x	12.7x	11.0x	10.5x	9.6x
Price/LTM earnings	52.4x	24.4x	20.5x	19.6x	17.5x
Price/projected 2011 earnings	19.4x	22.0x	18.6x	17.4x	16.4x

(1)
Based on the EV and equity value implied by the merger consideration.

        The selected companion animal health distribution companies analysis showed that, based on the estimates and assumptions used in the analysis, the implied per share values of AHI Common Stock ranged (i) between $4.37 per share and $6.27 per share based on the EV/LTM EBITDA multiples, (ii) between $5.28 per share and $6.94 per share based on the EV/projected 2011 EBITDA multiples, (iii) between $1.51 per share and $1.79 per share based on the price/LTM earnings multiples and (iv) between $3.71 per share and $4.32 per share based on the price/projected 2011 earnings, in each case, as compared to the merger consideration of $4.25 per share.

Selected Healthcare Distribution Companies
	AHI(1)	Maximum	Mean	Median	Minimum
EV/LTM EBITDA	10.7x	14.4x	10.4x	9.9x	8.8x
EV/projected 2011 EBITDA	9.1x	12.7x	9.3x	8.9x	7.3x
Price/LTM earnings	52.4x	24.4x	18.7x	17.6x	16.1x
Price/projected 2011 earnings	19.4x	22.0x	16.8x	16.0x	14.6x

(1)
Based on the EV and equity value implied by the merger consideration.

        The selected healthcare distribution companies analysis showed that, based on the estimates and assumptions used in the analysis, the implied per share values of AHI Common Stock ranged (i) between $2.75 per share and $4.27 per share based on the EV/LTM EBITDA multiples, (ii) between $3.38 per share and $5.04 per share based on the EV/projected 2011 EBITDA multiples, (iii) between $1.38 per share and $1.62 per share based on the price/LTM earnings multiples and (iv) between $3.34 per share and $3.86 per share based on the price/projected 2011 earnings multiple, in each case, as compared to the merger consideration of $4.25 per share.

  Selected M&A Transaction Analysis

        Piper Jaffray reviewed selected merger and acquisition transactions involving the acquisition of public or private healthcare distribution target companies which Piper Jaffray believed were comparable to AHI's business profile. Piper Jaffray selected these transactions based on information obtained from public sources and by applying the following criteria:

  •
  transactions announced since January 1, 2001;

  •
  targets with EV implied by the equity purchase price in the transactions ("transaction values") greater than $25 million; and

  •
  targets for which EBITDA multiple information was available to Piper Jaffray.

        Based on these criteria, the following transactions had target companies that were deemed comparable to AHI's business profile:

Selected Animal Health Distribution Transactions
Date of Announcement	Target	Acquiror
10/15/2010	ProVet Holdings, Ltd.	Henry Schein
02/10/2010	Centaur Services, Ltd.	MWI Veterinary Supply
11/30/2009	Butler Animal Health	Henry Schein
03/08/2006	NLS Animal Health	Henry Schein
06/30/2005	Walco International (AHI Predecessor)	Charlesbank
06/18/2002	MWI Veterinary	Bruckmann, Rosser
07/09/2001	JA Webster	Patterson Companies

Selected Healthcare Distribution Transactions
Date of Announcement	Target	Acquiror
11/18/2010	Kinray, Inc.	Cardinal Health
11/01/2010	US Oncology	McKesson
10/15/2010	ProVet Holdings, Ltd.	Henry Schein
02/10/2010	Centaur Services, Ltd.	MWI Veterinary Supply
11/30/2009	Butler Animal Health	Henry Schein
03/28/2007	Bellco Health	AmerisourceBergen
03/08/2006	NLS Animal Health	Henry Schein
07/11/2005	D&K Healthcare Resources	McKesson
06/30/2005	Walco International (AHII Predecessor)	Charlesbank
10/29/2003	Intercare Group	Cardinal Health
06/18/2002	MWI Veterinary	Bruckmann, Rosser
07/09/2001	JA Webster	Patterson Companies
03/19/2001	Bergen Brunswig	Amerisource Health

        Piper Jaffray calculated the EV/LTM EBITDA multiple for each transaction. Piper Jaffray then compared the results of these calculations with similar calculations for AHI based on the implied value of the merger consideration and AHI's balance sheet data described above.

Selected Animal Health Distribution Transactions
	AHI(1)	Maximum	Mean	Median	Minimum
EV/LTM EBITDA	10.7x	9.7x	8.2x	8.2x	7.1x

(1)
Based on the EV implied by the merger consideration.

        The selected animal health distribution transaction analysis showed that, based on the estimates and assumptions used in the analysis, the implied per share values of AHI Common Stock ranged between $1.51 per share and $3.45 per share based on the EV/LTM EBITDA multiples, as compared to the merger consideration of $4.25 per share.

Selected Healthcare Distribution Transactions
	AHI(1)	Maximum	Mean	Median	Minimum
EV/LTM EBITDA	10.7x	14.6x	9.5x	9.3x	6.3x

(1)
Based on the EV implied by the merger consideration.

        The selected healthcare distribution transaction analysis showed that, based on the estimates and assumptions used in the analysis, the implied per share values of AHI Common Stock ranged between $1.30 per share and $2.58 per share based on the EV/LTM EBITDA multiples, as compared to the merger consideration of $4.25 per share.

  Premiums Paid Analysis

        Piper Jaffray reviewed publicly available information for selected announced merger and acquisition transactions to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transactions. Piper Jaffray selected the transactions based upon professional judgment, and selected transaction that met the following criteria:

  •
  domestic announced and closed transactions from January 1, 2006 to March 4, 2011;

  •
  U.S. listed public target companies;

  •
  100% change-of-control transactions;

  •
  targets with transaction values between $50 million and $500 million;

  •
  transactions did not involve transaction values less than then-current EVs;

  •
  transactions in which the target companies were not in the financial institution, real-estate or energy industries; and

  •
  transactions involved pre-offer share price greater than $2.00 per share.

        Piper Jaffray performed its analysis on 299 transactions that satisfied the criteria, and the table below shows a comparison of implied premiums offered in these transactions over the closing stock price for the target companies at the indicated dates, as compared to the premium offered to the holders of AHI Common Stock based on the merger consideration over the closing stock price for AHI Common Stock at the indicated dates.

	Selected Premiums Paid
	AHI(1)	Mean	Median
Premium at announcement	NM (2)	37.6%	29.9%
Premium 1 week prior to announcement	10.7%	39.4%	30.4%
Premium 1 month prior to announcement(a)	44.6%	43.2%	35.1%
Premium 60 days prior to announcement(b)	59.8%	44.2%	36.2%
Premium 90 days prior to announcement(c)	58.0%	46.2%	38.0%

(1)
Based on the merger consideration of $4.25 per share and, in the case of AHI, (a) the closing price per share of $2.94 on February 7, 2011; (b) the closing price per share of $2.66 on January 6, 2011 and (c) the closing price per share of $2.69 on December 7, 2010.

(2)
Not measured.

  Discounted Cash Flow Analysis

        Using a discounted cash flows analysis, Piper Jaffray calculated an estimated range of theoretical values for AHI based on the net present value of (i) projected fiscal year free cash flows from January 1, 2011 to June 30, 2015, based on AHI management projections, discounted back to January 1, 2011 and (ii) a terminal value at fiscal year end June 30, 2015 based upon an EBITDA exit multiple applied to management projections for such year, discounted back to January 1, 2011. The free cash flows for each year were calculated from the management projections as: operating income, less taxes (assumed to be 34.7% of operating income for the fiscal year 2011 and assumed to be 39% of operating income for the fiscal years 2012 through 2015), plus depreciation and amortization, plus stock option expense, less capital expenditures. In addition, such amount was adjusted for projected changes in working capital. Piper Jaffray calculated the range of net present values for each period from January 1, 2011 through June 30, 2015 based on discount rates ranging from 15% to 17%. Piper Jaffray calculated terminal values using EBITDA exit multiples ranging from 8.0x to 10.0x applied to projected calendar year 2015 EBITDA, and discounted back to January 1, 2011 using discount rates ranging from 15% to 17%. This analysis resulted in implied per share values of AHI Common Stock ranging from a low of $3.36 per share to a high of $5.85 per share, as compared to the merger consideration of $4.25 per share.

  Miscellaneous

        The summary set forth above does not contain a complete description of the analyses performed by Piper Jaffray, but does summarize the material analyses performed by Piper Jaffray in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Jaffray believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Jaffray opinion. In arriving at its opinion, Piper Jaffray considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Jaffray made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Jaffray's view of the actual value of AHI Common Stock.

        None of the selected companies or transactions used in the analyses above are directly comparable to AHI or the merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target companies in the selected transactions and other factors that could affect the public trading value or transaction value of the companies involved.

        Piper Jaffray performed its analyses solely for purposes of providing its opinion to AHI's Board of Directors. In performing its analyses, Piper Jaffray made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Jaffray are based upon forecasts of future results furnished to Piper Jaffray by AHI's management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Jaffray does not assume responsibility if future results are materially different from forecasted results.

        Piper Jaffray relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Jaffray or discussed with or reviewed by Piper Jaffray. Piper Jaffray further relied upon the assurances of the management of AHI that the financial information provided to Piper Jaffray was prepared on a reasonable basis in accordance with industry practice, and that they were not aware of any information or facts that would make any information provided to Piper Jaffray incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of Piper Jaffray's opinion, Piper Jaffray assumed, with respect to financial forecasts, estimates and other forward-looking information reviewed by Piper Jaffray, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of AHI as to the expected future results of operations and financial condition of AHI. Piper Jaffray expressed no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. Piper Jaffray relied, with the consent of AHI's Board of Directors, on advice of the outside counsel and the independent accountants to AHI, and on the assumptions of the management of AHI, as to all accounting, legal, tax and financial reporting matters with respect to AHI and the merger agreement.

        In arriving at its opinion, Piper Jaffray relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the merger agreement and all other related documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements would fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger would be consummated pursuant to the terms of the merger agreement without amendments thereto and (iv) all conditions to the consummation of the merger would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Jaffray assumed that all the necessary regulatory approvals and consents required for the merger would be obtained in a manner that would not adversely affect AHI or the contemplated benefits of the merger.

        In arriving at its opinion, Piper Jaffray did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of AHI and was not furnished or provided with any such appraisals or valuations, nor did Piper Jaffray evaluate the solvency of AHI under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Jaffray in connection with its opinion were going concern analyses. Piper Jaffray expressed no opinion regarding the liquidation value of AHI or any other entity. Without limiting the generality of the foregoing, Piper Jaffray undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which AHI or any of its affiliates was a party or may be subject, and at the direction of AHI and with its consent, Piper Jaffray's opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

        Piper Jaffray's opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion; events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Piper Jaffray expressed no opinion as to the price at which shares of AHI Common Stock may trade following announcement of the merger or at any future time. Piper Jaffray did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

        Piper Jaffray's opinion was one of many factors taken into consideration by the AHI Board of Directors in making the determination to approve the merger agreement and addressed solely the fairness, from a financial point of view, to holders of AHI Common Stock of the proposed merger consideration, as set forth in the merger agreement. The opinion did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper Jaffray was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with or effect the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to AHI, Lextron's ability to fund the merger consideration or any other terms contemplated by the merger agreement. Furthermore, Piper Jaffray expressed no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the merger, or any class of such persons, relative to the compensation to be received by the holders of AHI Common Stock in the merger or with respect to the fairness of any such compensation.

  Information About Piper Jaffray

        As a part of its investment banking business, Piper Jaffray is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The AHI Board of Directors selected Piper Jaffray to be its financial advisor and render its fairness opinion in connection with the transactions contemplated by the merger agreement on the basis of such experience and its familiarity with AHI.

        Piper Jaffray acted as a financial advisor to Animal Health in connection with the merger and will receive an estimated fee of approximately $1.67 million from Animal Health upon the consummation of the merger, $500,000 of which was paid in connection with the delivery of Piper Jaffray's opinion and was not contingent on whether the merger is consummated or the conclusions reached in Piper Jaffray's opinion. AHI has also agreed to indemnify Piper Jaffray against certain liabilities and reimburse Piper Jaffray for certain expenses in connection with its services. Piper Jaffray has previously provided financial advisory services to affiliates of Leonard Green & Partners, L.P. ("Leonard Green"), including acting as financial advisor to Claim Jumper Restaurants, LLC in connection with its restructuring and to Captain D's, LLC in connection with its sale, and has received approximately $2.63 million of aggregate fees for rendering such services. In addition, in the ordinary course of its business, Piper Jaffray and its affiliates may actively trade securities of AHI or affiliates of Leonard Green for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Piper Jaffray may also, in the future, provide investment banking and financial advisory services to AHI, Lextron or any of their respective affiliates, including Leonard Green, for which Piper Jaffray would expect to receive compensation in return for rendering such services.

Financing of the Merger

        The merger is not conditioned on Lextron's ability to obtain financing. In the merger agreement, Lextron made the representation and warranty that, as of the effective time, Lextron will have a combination of cash, available lines of credit, credit facilities and committed financing to enable it to pay the aggregate merger consideration in full as well as to make all other required payments payable in connection with the transactions contemplated in the merger agreement. In connection with the foregoing, the LGP Funds have committed to purchase equity interests in Lextron in an amount up to $125.0 million in the aggregate, $100.0 million of which will be used by Lextron to fund a portion of the merger consideration payable to our stockholders (the "Equity Proceeds") on the terms and conditions set forth in (x) an equity commitment letter by and between the LGP Funds and Animal Health dated March 14, 2011 (the "Equity Commitment Letter"), and (y) a securities purchase agreement by and between the LGP Funds and Lextron dated March 14, 2011. The obligation of the LGP Funds to provide funds under the Equity Commitment Letter is subject to the closing of the transactions contemplated under the securities purchase agreement. The commitments under the Equity Commitment Letter will terminate upon the first to occur of (i) the closing of the transactions contemplated under the securities purchase agreement, (ii) the valid termination of the securities purchase agreement in accordance with its terms, (iii) the valid termination of the merger agreement in accordance with its terms, and (iv) certain other customary circumstances. The Equity Commitment Letter was filed on March 14, 2011 as Exhibit 10.1 to Animal Health's Current Report on Form 8-K and is incorporated herein by reference.

        Lextron has also entered into a commitment letter, dated as of March 14, 2011, with U.S. Bank National Association ("U.S. Bank"), pursuant to which U.S. Bank committed, on the terms and conditions set forth therein, to provide Lextron with a senior secured credit facility in an aggregate principal amount of up to $250 million ("Debt Commitment Letter" and, together with the Equity Commitment Letter, the "Commitments"). The aggregate proceeds of the senior secured credit facility combined with the Equity Proceeds, will be sufficient for Lextron to pay the aggregate merger consideration and all related fees and expenses. The availability of the senior secured credit facility is subject to customary conditions precedent, including the merger being consummated prior to, or substantially concurrently with, the funding of the senior secured credit facility. The commitments under the Debt Commitment Letter will terminate upon the first to occur of (i) the closing of the merger, (ii) October 14, 2011 (to correspond with the outside date in the merger agreement), and (iii) certain other customary circumstances.

 Limited Guaranty

        The LGP Funds also have provided the Guaranty in favor of AHI, which, subject to the terms and conditions of the Guaranty, guarantees the payment of 33.0% of Lextron's obligation to pay the Parent Termination Fee or the Regulatory Termination Fee, as applicable, if, as and when those obligations become payable pursuant to the terms and conditions of the merger agreement. The obligations under the Guaranty will terminate upon the first to occur of (i) the closing of the merger, (ii) the time at which all amounts payable by the LGP Funds under the Guaranty have been paid in full, (iii) the valid termination of the merger agreement by mutual consent of AHI, Merger Subsidiary and Lextron in accordance with its terms, and (iv) the date which is 30 days following the valid termination of the merger agreement if AHI has not yet presented a claim to the LGP Funds under the Guaranty. The Guaranty was filed on March 14, 2011 as Exhibit 10.2 to Animal Health's Current Report on Form 8-K and is incorporated herein by reference.

Delisting and Deregistration of Common Stock

        If the merger is completed, the Common Stock will be removed from listing on the NASDAQ Global Select Market and deregistered under the Securities Exchange Act of 1934, as amended, and we will no longer file periodic reports with the Securities and Exchange Commission, or SEC.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of our Board of Directors with respect to the merger agreement, holders of shares of Common Stock should be aware that our executive officers and directors have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our Board of Directors was aware that these interests existed when it approved and recommended the merger and the merger agreement. The material interests are summarized below.

  Equity-Based Awards

        The merger agreement, after giving effect to the existing acceleration provisions of our Amended and Restated 2007 Stock Option Plan, provides that, in general, each outstanding stock option of Animal Health, whether or not exercisable, including options held by our executive officers, will be accelerated and become exercisable in full immediately prior to the completion of the merger. At the effective time of the merger, each outstanding stock option, whether or not then vested or exercisable, will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares of Common Stock that the option holder could have purchased (assuming full vesting) upon full exercise of that option immediately prior to completion of the merger and (ii) the excess, if any, of $4.25 over the per share exercise price of such stock option. All outstanding options, including options held by our executive officers will be cancelled in consideration for such cash payment.

        The merger agreement, after giving effect to the existing acceleration provisions of our Amended and Restated 2007 Stock Option Plan, further provides that at the effective time of the merger, each outstanding restricted stock unit of Animal Health, including restricted stock units held by our executive officers, whether or not then vested or exercisable, will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (x) the number of shares of Common Stock subject to such restricted stock unit award and (y) the excess, if any, of $4.25 over the per share exercise or purchase price, if any, of such restricted stock unit award.

        The merger agreement, after giving effect to the existing acceleration provisions of our Amended and Restated 2007 Stock Option Plan, further provides that at the effective time of the merger, each outstanding deferred stock unit of Animal Health, including deferred stock units held by our directors, whether or not then vested or exercisable, will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (x) the number of shares of Common Stock subject to such deferred stock unit award and (y) the excess, if any, of $4.25 over the per share exercise or purchase price, if any, of such deferred stock unit award.

        Except as set forth above, each right of any kind, contingent or accrued, to acquire or receive shares of Common Stock or benefits measured by the value of shares of Common Stock, and each award of any kind consisting of shares of Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any of our plans, will be cancelled.

        Our directors and executive officers holding (i) stock options, (ii) shares of unvested restricted stock units, and (iii) shares of unvested deferred stock units, will receive cash payments at or shortly following the closing of the merger in the approximate amounts (before withholding) indicated in the following table. The following table assumes that the closing of the merger occurs on or before October 14, 2011.

Name	Shares Underlying Unvested Stock Options	Value of Shares Underlying Unvested Stock Options	Number of Unvested Restricted Stock Units	Value of Unvested Restricted Stock Units	Number of Unvested Deferred Stock Units	Value of Unvested Deferred Stock Units	Total Value of Accelerated Equity
Executive Officers
James C. Robison	62,500	$117,500.00	340,000	$1,445,000.00	—	—	$1,562,500.00
Kathy C. Hassenpflug	18,625	33,117.50	8,625	36,656.25	—	—	69,773.75
William F. Lacey	50,000	94,000.00	236,875	1,006,718.75	—	—	1,100,718.75
Damian Olthoff	15,000	28,200.00	101,375	430,843.75	—	—	459,043.75
Directors
David W. Biegler	—	—	—	—	14,771	$62,776.75	62,776.75
E. Thomas Corcoran	—	—	—	—	14,771	62,776.75	62,776.75
Michael Eisenson	—	—	—	—	14,771	62,776.75	62,776.75
Jerry W. Pinkerton	—	—	—	—	14,771	62,776.75	62,776.75
Mark A. Rosen	—	—	—	—	14,771	62,776.75	62,776.75
Ronald G. Steinhart	—	—	—	—	14,771	62,776.75	62,776.75
Brandon White	—	—	—	—	14,771	62,776.75	62,776.75

Total	146,125	$272,817.50	686,875	$2,919,218.75	103,397	$439,437.25	$3,631,473.50

  Change of Control Employment Agreements

        Our President and Chief Executive Officer, James C. Robison, our Sr. Vice President and Chief Financial Officer, William F. Lacey, and our General Counsel and Secretary, Damian Olthoff are each party to employment agreements with us, which require us to make certain payments and/or provide certain benefits to such executive officers in the event of a change of control of Animal Health, including the merger. In addition, our Vice President—Human Resources, Kathy C. Hassenpflug, is party to a severance agreement with us, which requires us to make certain payments and/or provide certain benefits to Ms. Hassenpflug in the event of the termination of her employment other than for cause following a change of control of Animal Health, including the merger. The following summarizes the potential payments to each executive officer assuming that the closing of the merger of such executive officer occurs on or before October 14, 2011.

        James C. Robison.    Pursuant to Mr. Robison's employment agreement, so long as he remains employed by us as of the date of the closing of the merger, we will pay him an amount equal to two years of his base salary in a single cash lump sum on the date of the closing of the merger, provided that he releases certain claims against us. All subsequent rights to any cash severance under Mr. Robison's employment agreement will be cancelled upon such payment. In addition, in the case of termination by Mr. Robison for good reason, or by us without cause, he will receive (A) title to and ownership of the Company vehicle provided for his use before the date of termination and (B) limited reimbursement for certain life and long term disability insurance, group medical and dental plans for 24 months provided that Mr. Robison is entitled to continue such participation under applicable law and plan terms. We estimate that the cost of severance payments and these benefits to us is approximately $757,000. Additionally, under the terms of Mr. Robison's agreement, for a period of three years following the termination of his employment with us for any reason, he agreed not to compete with us and to refrain from hiring, attempting to hire or soliciting any of our employees and soliciting or encouraging our clients to terminate or diminish their relationship with us.

        William F. Lacey.    Pursuant to Mr. Lacey's employment agreement, so long as he remains employed by us as of the date of the closing of the merger, we will pay him an amount equal to 18 months of his base salary in a single cash lump sum on the date of the closing of the merger, provided that he releases certain claims against us. All subsequent rights to any cash severance under Mr. Lacey's employment agreement will be cancelled upon such payment. Mr. Lacey's employment agreement also provides for severance payments in the event his employment with us is terminated as a result of his death or disability. In addition, if within two years following the merger, Mr. Lacey's employment is terminated by us without cause or Mr. Lacey terminates for good reason, he will continue to receive his automobile allowance and we will continue to pay the premium cost of group medical and dental plans, provided that Mr. Lacey is entitled to continue such participation under applicable law and plan terms, for a period of 18 months. We estimate that the cost of severance payments and these benefits to us is approximately $409,000. Additionally, under the terms of Mr. Lacey's agreement, he agreed not to compete with us for a period ending one year following the termination of his employment with us for any reason. Finally, Mr. Lacey agreed to refrain from hiring, attempting to hire or soliciting any of our employees and soliciting or encouraging our clients to terminate or diminish their relationship with us for a period of two years following the termination of his employment with us for any reason.

        Damian Olthoff.    Pursuant to Mr. Olthoff's employment agreement, so long as he remains employed by us as of the date of the closing of the merger, we will pay him an amount equal to one year of his base salary in a single cash lump sum on the date of the closing of the merger, provided that he releases certain claims against us. All subsequent rights to any cash severance under Mr. Olthoff's employment agreement will be cancelled upon such payment. Mr. Olthoff's employment agreement also provides for severance payments in the event his employment with us is terminated as a result of his disability. In addition, if within two years following the merger, Mr. Olthoff's employment is terminated by us without cause or Mr. Olthoff terminates for good reason, he will continue to receive his automobile allowance and we will continue to pay the premium cost of group medical and dental plans for the applicable severance period, provided that Mr. Olthoff is entitled to continue such participation under applicable law and plan terms, for a period of 12 months. We estimate that the cost of severance payments and these benefits to us is approximately $167,000. Additionally, under the terms of Mr. Olthoff's agreement, he agreed not to compete with us for a period ending one year following the termination of his employment with us for any reason. Finally, Mr. Olthoff agreed to refrain from hiring, attempting to hire or soliciting any of our employees and soliciting or encouraging our clients to terminate or diminish their relationship with us for a period of two years following the termination of his employment with us for any reason.

        Kathy C. Hassenpflug.    Pursuant to Ms. Hassenpflug's severance agreement, if within two years following the merger, Ms. Hassenpflug's employment is terminated by us without cause or Ms. Hassenpflug terminates for good reason, she will receive compensation equal to the amounts paid by Animal Health to Ms. Hassenpflug in calendar year 2010. We estimate that the cost of severance payments to us is approximately $118,000. Additionally, under the terms of Ms. Hassenpflug's severance agreement, for a period of one year following the termination of her employment with us for any reason, she agreed not to compete and to refrain from hiring, attempting to hire or soliciting any of our employees and soliciting or encouraging our clients to terminate or diminish their relationship with us.

  Fiscal 2011 Bonus Awards

        On March 13, 2011, the Compensation Committee of our Board of Directors determined it would be advisable and approved bonus awards for the fiscal year ending June 30, 2011 for each of Messrs. Robison, Lacey and Olthoff in the amount of $350,000, $200,000 and $50,000, respectively. These bonus awards are based on the year-to-date financial performance of Animal Health and performance of the individual recipient during the fiscal year ending June 30, 2011, and will be pro-rated should the merger close prior to our June 30, 2011 fiscal year end. These bonus awards are conditioned upon each individual recipient being employed by Animal Health as of the closing of the merger and shall be paid upon such closing, subject to and conditioned upon the consummation of the merger.

  Indemnification of Officers and Directors

        The merger agreement provides for director and officer indemnification for specified time periods. We describe these provisions below under the caption "The Merger Agreement—Additional Agreements," on page 61.

  Benefit Arrangements with Lextron

        Lextron has agreed, for a period of six months following the closing of the merger, to provide continuing employees benefits that are no less favorable in the aggregate than those provided to similarly situated employees of Lextron, whether through Lextron's employee benefit plans ("Lextron Plans") or through continuation of some or all of our employee benefit plans, at Lextron's sole discretion. If and to the extent Lextron offers continuing employees the ability to participate in Lextron Plans rather than continuing to maintain our plans, Lextron has agreed to give each continuing employee full credit for prior service with us for purposes of eligibility and vesting under any Lextron Plan, except for accrual of benefits to the extent it would result in a duplication of benefits. Lextron also has agreed to waive eligibility waiting periods and any limitations on benefits under Lextron Plans relating to pre-existing health or medical conditions to the extent such limitations did not apply to pre-existing conditions under our plans and to recognize under the Lextron Plans the deductible or co-payment amounts paid under our plans in the calendar year in which the merger occurs.

Legal Proceedings Regarding the Merger

        In connection with the merger, five putative stockholder class action lawsuits have been filed, including two in the Court of Chancery of the State of Delaware, two in the Dallas County Court at Law in the State of Texas, and one in the 67th Judicial District Court in Tarrant County in the State of Texas.

        The first, styled Faulkner v. Animal Health International, Inc. et. al., was filed in Dallas County Court at Law No. 5 in the State of Texas on March 15, 2011 against Animal Health, Lextron, Mr. Robison, and each other member of AHI's Board of Directors, asserting that the members of our Board of Directors breached their fiduciary duties and asserting that Animal Health and Lextron aided and abetted the alleged breaches of fiduciary duties.

        The second, styled Pope v. Animal Health International, Inc. et. al., was filed in Dallas County Court at Law No. 1 in the State of Texas on March 18, 2011 against Animal Health, Lextron, Merger Subsidiary, Mr. Robison, and each other member of AHI's Board of Directors, asserting that the members of our Board of Directors breached their fiduciary duties and asserting that Lextron and Merger Subsidiary aided and abetted the alleged breaches of fiduciary duties.

        The third, styled Warner et. al. v. Robison et. al., was filed in the 67th Judicial District Court in Tarrant County in the State of Texas on March 22, 2011 against Animal Health, Lextron, Merger Subsidiary, Mr. Robison, and each other member of AHI's Board of Directors, asserting that the members of our Board of Directors breached their fiduciary duties and asserting that Animal Health, Lextron and Merger Subsidiary aided and abetted the alleged breaches of fiduciary duties.

        The fourth, styled Kramer v. Robison et. al., was filed in the Court of Chancery of the State of Delaware on March 25, 2011 against Animal Health, Lextron, Merger Subsidiary, Charlesbank Capital Partners, LLC, Mr. Robison, and each other member of AHI's Board of Directors, asserting that the members of our Board of Directors breached their fiduciary duties and asserting that Lextron and Charlesbank Capital Partners, LLC aided and abetted the alleged breaches of fiduciary duties.

        The fifth, styled Liang v. Animal Health International, Inc. et. al., was filed in the Court of Chancery of the State of Delaware on March 28, 2011 against Animal Health, Lextron, Merger Subsidiary, Mr. Robison, and each other member of AHI's Board of Directors, asserting that the members of our Board of Directors breached their fiduciary duties and asserting that Animal Health and Lextron aided and abetted the alleged breaches of fiduciary duties.

        The plaintiffs in these lawsuits generally seek to enjoin the consummation of the merger and, to the extent the merger is already consummated, to rescind the merger or recover damages. They also generally seek an accounting for damages, and the recovery of costs, expenses and attorney's fees. Animal Health and the AHI Board of Directors believe these lawsuits are without merit and intend to defend them vigorously.

REGULATORY MATTERS

        Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the HSR Act, mergers and acquisitions that meet certain jurisdictional thresholds, such as the present transaction, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants "early termination" of the waiting period, or it may be lengthened if the reviewing agency determines that an in-depth investigation is required and issues a formal request for additional information and documentary material. We and Dr. Robert C. Hummel (the controlling shareholder of Lextron) each filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act and, in accordance with the merger agreement, requested "early termination" of the waiting period which began on March 25, 2011.

        It is possible that the Department of Justice or the Federal Trade Commission may seek requests for additional information or various regulatory concessions as conditions for granting approval of the merger. There can be no assurance that we will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions on completion of the merger or require changes to the terms of the merger. These conditions or changes could result in conditions to the merger not being satisfied. See "The Merger Agreement—Conditions to the Merger," on page 62.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of material United States federal income tax consequences to our stockholders of the receipt of cash in exchange for shares of Common Stock pursuant to the merger. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable United States Treasury Regulations, judicial authority, and administrative rulings and practice, all as in effect on the date of this proxy statement. All of these authorities are subject to change, possibly on a retroactive basis. This discussion generally assumes that the shares of Common Stock are held as capital assets (generally property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to a particular stockholder in light of the stockholder's personal investment circumstances, or to stockholders subject to special treatment under the United States federal income tax laws (for example, life insurance companies, dealers or brokers in securities or currencies, tax-exempt organizations, financial institutions, partnerships, United States expatriates, controlled foreign corporations, passive foreign investment companies and stockholders whose functional currency is not the U.S. dollar), our stockholders who hold shares of Common Stock as part of a hedging, "straddle," conversion or other integrated transaction, or stockholders who acquired their shares of Common Stock through the exercise of employee stock options or other compensation arrangements. In addition, this discussion does not address any aspect of foreign, state or local, alternative minimum or estate and gift taxation that may be applicable to a stockholder.

        No party to the merger will seek an opinion of counsel or a ruling from the Internal Revenue Service with respect to the United States federal income tax consequences discussed herein and accordingly the Internal Revenue Service may not agree with the positions described in this proxy statement. We urge you to consult your tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Common Stock pursuant to the merger.

        If a partnership (or an entity or arrangement taxable as a partnership for United States federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Common Stock, you should consult your own tax advisor.

        For purposes of this discussion, we use the term "U.S. holder" to mean a beneficial owner of Common Stock that is:

  •
  a citizen or individual resident of the United States for United States federal income tax purposes;

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  a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any state or the District of Columbia;

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  a trust if it (1) is subject to the primary supervision of a court within the Untied States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

  •
  an estate that is subject to United States federal income tax on all of its income regardless of its source.

        A "non-U.S. holder" is a beneficial owner (other than a partnership or other entity or arrangement taxable as a partnership for United States federal income tax purposes) of Common Stock that is not a U.S. holder.

  U.S. Holders

        The receipt of cash in the merger will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. For United States federal income tax purposes, a U.S. holder of shares of Common Stock will generally recognize gain or loss equal to the difference between his or her adjusted tax basis in shares of Common Stock and the amount of cash received. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) owned by a U.S. holder. If the shares of Common Stock have been held for more than one year at the effective time of the merger, the gain or loss will be long-term capital gain or loss. In the case of non-corporate U.S. holders, any such gain will be subject to tax at the current maximum United States federal income tax rate of 15%. If the shares have been held for one year or less, the gain or loss will be short-term capital gain or loss. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

        Under the United States federal income tax backup withholding rules, Lextron generally is required to and will withhold 28% of all payments to which a U.S. holder or other payee is entitled in the merger, unless the U.S. holder or other payee (i) is a corporation, a non-resident alien individual, or comes within other exempt categories and demonstrates this fact or (ii) provides its correct tax identification number (social security number, in the case of an individual, or employer identification number in the case of other stockholders), certifies under penalties of perjury that the number is correct, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each U.S. holder should complete, sign and return to the paying agent for the merger the substitute Form W-9 that each stockholder will receive with the letter of transmittal following completion of the merger in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the paying agent. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be credited against a holder's United States federal income tax liability, if any, or refunded provided that the required information is furnished to the United States Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

  Non-U.S. Holders

        Any gain realized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

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  the gain is effectively connected with a United States trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is also attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be taxed at graduated United States federal income tax rates applicable to United States persons (as defined under the Code) and, if the non-U.S. holder is a foreign corporation, the additional branch profits tax may apply to its effectively connected earnings and profits for the taxable year at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

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  the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder may be subject to a 30% tax on the non-U.S. holder's net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

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  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the 5-year period ending on the date of the merger or the period that the non-U.S. holder held the Common Stock and the non-U.S. holder owned more than 5% of the Common Stock at any time during such period, in which case Lextron may withhold 10% of the cash payable to the non-U.S. holder in connection with the merger and the non-U.S. holder generally will be taxed on the holder's net gain realized in the merger at the graduated United States federal income tax rates applicable to United States persons (as defined under the Code). We do not believe that we are or have been a "United States real property holding corporation" for United States federal income tax purposes.

        A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received pursuant to the merger, unless the non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption. To avoid backup withholding, non-U.S. holders generally must submit a signed Form W-8BEN, "Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding" or other applicable Form W-8. Backup withholding is not an additional tax. Generally, any amounts withheld under the backup withholding rules described above can be credited against a non-U.S. holder's United States federal income tax liability, if any, or refunded provided that the required information is furnished to the United States Internal Revenue Service in a timely manner. You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining such exemption.

        The foregoing discussion of material United States federal income tax consequences is not intended to be, and should not be construed as, legal or tax advice to any holder of shares of Common Stock. We urge you to consult your tax advisor to determine the particular tax consequences to you (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Common Stock pursuant to the merger.

THE MERGER AGREEMENT

        This section of the proxy statement describes the material provisions of the merger agreement but does not purport to describe all the provisions of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. We urge you to read the full text of the merger agreement because it is the legal document that governs the merger. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.

 Structure and Effective Time of the Merger

        Subject to the terms and conditions of the merger agreement, Merger Subsidiary, a wholly-owned subsidiary of Lextron, will merge with and into us, with Animal Health continuing as the surviving corporation. As a result of the merger, we will cease to be a publicly traded company and will become a wholly-owned subsidiary of Lextron. The merger will be effective at the date and time the certificate of merger is duly filed with the office of the Secretary of State of Delaware (or at a later time, if agreed upon by the parties and specified in the certificate of merger). The closing of the merger will occur on a date specified by Lextron, which shall be no later than the third business day after the conditions to effect the merger set forth in the merger agreement have been satisfied or waived, or such other date as Lextron and we may agree.

Merger Consideration

        Upon completion of the merger, each issued and outstanding share of Common Stock, other than those owned by us or any of our wholly-owned subsidiaries or owned by Lextron or Merger Subsidiary or shares held by holders properly exercising appraisal rights under Delaware law, will be automatically converted into the right to receive $4.25 in cash per share, without interest and less any applicable withholding taxes, which we refer to as the merger consideration.

Treatment of Equity-Based Awards

        The merger agreement, after giving effect to the existing acceleration provisions of our Amended and Restated 2007 Stock Option Plan, provides that, in general, each outstanding stock option of Animal Health, whether or not exercisable, including options held by our executive officers, will be accelerated and become exercisable in full immediately prior to the completion of the merger. At the effective time of the merger, each outstanding stock option, whether or not then vested or exercisable, will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares of Common Stock that the option holder could have purchased (assuming full vesting) upon full exercise of that option immediately prior to completion of the merger and (ii) the excess, if any, of $4.25 over the per share exercise price of such stock option. All outstanding options, including options held by our executive officers will be cancelled in consideration for such cash payment.

        The merger agreement, after giving effect to the existing acceleration provisions of our Amended and Restated 2007 Stock Option Plan, further provides that at the effective time of the merger, each outstanding restricted stock unit of Animal Health, including restricted stock units held by our executive officers, whether or not then vested or exercisable, will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (x) the number of shares of Common Stock subject to such restricted stock unit award and (y) the excess, if any, of $4.25 over the per share exercise or purchase price, if any, of such restricted stock unit award.

        The merger agreement, after giving effect to the existing acceleration provisions of our Amended and Restated 2007 Stock Option Plan, further provides that at the effective time of the merger, each outstanding deferred stock unit of Animal Health, including deferred stock units held by our directors, whether or not then vested or exercisable, will be cancelled in consideration for a cash payment, without interest and less any applicable withholding taxes, equal to the product of (x) the number of shares of Common Stock subject to such deferred stock unit award and (y) the excess, if any, of $4.25 over the per share exercise or purchase price, if any, of such deferred stock unit award.

        Except as set forth above, each right of any kind, contingent or accrued, to acquire or receive shares of Common Stock or benefits measured by the value of shares of Common Stock, and each award of any kind consisting of shares of Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any of our plans, will be cancelled.

Payment for the Shares

        Immediately before the effective time, Lextron will deposit with a bank or trust company, which we refer to as the exchange agent, an amount sufficient to pay the aggregate merger consideration. In the event such amount is insufficient to make all such payments, Lextron will promptly deposit, or cause to be deposited, additional funds.

        At the effective time of the merger, shares of Common Stock will cease to be outstanding and shall be cancelled and cease to exist. Each certificate formerly representing any of the shares of Common Stock shall represent only the right to receive the merger consideration. After the merger occurs, there will be no transfers on our stock transfer books of any shares of Common Stock.

        As soon as reasonably practicable after the completion of the merger, the exchange agent will mail to each holder of record of our certificates or book-entry shares, that immediately prior to the completion of the merger represented outstanding shares of Common Stock that were subsequently converted into the right to receive the merger consideration, a letter of transmittal and instructions on how to surrender certificates or book-entry shares in exchange for the merger consideration. The exchange agent will promptly pay the merger consideration to a record holder of certificates after such holder has: (1) surrendered such certificate(s) (or affidavit of loss in lieu thereof as specified in the merger agreement) to the exchange agent and (2) provided to the exchange agent a properly completed and duly executed letter of transmittal and any other required documents. Interest will not be paid or accrue in respect of payments of merger consideration. You should not forward your stock certificates to the exchange agent without a letter of transmittal.

        Payment of the merger consideration will be by bank check, provided that any holder entitled to a payment in excess of $500,000 will have the right to receive payment by electronic wire transfer, net of any applicable wire transfer fee.

        If the exchange agent is to pay some or all of the merger consideration to a person other than the record holder, that holder must pay any transfer and other similar taxes required by such payment or satisfactorily establish that such tax either has been paid or is not required to be paid. Lextron, Merger Subsidiary, the surviving corporation and the exchange agent, as the case may be, will be entitled to deduct and withhold from the merger consideration such amounts that are required to be deducted and withheld with respect to the making of such payment under the Code or any other applicable legal requirement.

        At any time after one year following the effective date of the merger, Lextron or the surviving corporation will be entitled to require the exchange agent to deliver to it any funds (including any interest received with respect thereto) made available to the exchange agent and not disbursed to holders of certificates or book-entry shares representing shares of Common Stock and, thereafter, such holders will be entitled to look only to the surviving corporation (subject to applicable abandoned property, escheat or similar laws) with respect to the merger consideration payable upon due surrender of their certificates or book-entry shares, without any interest thereon. Neither we, Lextron, nor Merger Subsidiary will be liable to any holder of Common Stock immediately before the merger for any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        In the event that any certificate(s) have been lost, stolen or destroyed, the person claiming the certificate(s) to be lost, stolen or destroyed will be required to provide an affidavit of that fact and, if required by Lextron, post a bond in such sum as Lextron may require as indemnity against any claim that may be made against Lextron, the surviving corporation or the exchange agent with respect to those certificate(s) in order to receive the merger consideration in respect of the shares of Common Stock formerly represented by those certificate(s).

Directors and Officers

        Immediately prior to the effective time, all of our current directors will resign and the directors and officers of Merger Subsidiary immediately before the effective time shall be the initial directors and officers of the surviving corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation and until their respective successors are duly elected or appointed and qualified.

Representations and Warranties

        The merger agreement contains both representations and warranties made by us to Lextron and Merger Subsidiary and representations and warranties made by Lextron and Merger Subsidiary to us. The statements embodied in those representations and warranties were made solely for purposes of the merger agreement between Lextron and Merger Subsidiary, on the one hand, and us, on the other hand. Moreover, some of those representations and warranties were made as of a specified date or may have been used for the purpose of allocating risk between the parties to the merger agreement.

        Our representations and warranties in the merger agreement include representations and warranties relating to, among other things:

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  our and our subsidiaries' organization, valid existence and good standing under the laws of each of our respective jurisdictions of organization, full power and authority to own, operate and lease our assets and properties and to carry on our business as presently conducted and our qualification to do business and good standing as foreign corporations, where applicable;

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  the ownership of our subsidiaries;

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  our corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated thereby;

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  the authorization by our Board of Directors of the execution and delivery of the merger agreement, the performance of our obligations thereunder and the consummation of the transactions contemplated thereby, including the merger;

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  the determination by our board of directors that the merger agreement and the transactions contemplated thereby, including the merger are advisable and in the best interests of our company and our stockholders and related matters;

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  our receipt of an opinion from our financial advisor as to the fairness of the merger consideration to our stockholders;

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  the absence of any violation, conflict with or breach of any of our organizational documents or material contracts to which we are a party, or any governmental order or law as a result of the execution and delivery by us of the merger agreement or our performance of our obligations thereunder;

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  the absence of any consents, approvals, waivers, required filings and authorizations as required for the consummation of the transactions contemplated by the merger agreement, subject to certain limited exceptions;

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  our capital structure and stock option grants and grant practices;

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  the compliance of all forms, statements, certifications, reports and other documents filed by us with the SEC with applicable requirements and the accuracy of the information in those documents;

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  compliance in all material respects with the rules and regulations and applicable requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002;

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  preparation of our financial statements in accordance with U.S. generally accepted accounting principles and our fair presentation of our financial position;

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  absence of undisclosed liabilities and off-balance sheet arrangements;

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  the absence of any material complaint, allegation, assertion or claim regarding our accounting or auditing practices, procedures, methodologies or methods;

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  the maintenance of a system of internal controls over financial reporting sufficient to provide reasonable assurance regarding the reliability of our financial reporting;

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  the establishment and maintenance of effective disclosure controls and procedures as required by applicable federal securities laws;

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  taxes;

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  leased and owned properties;

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  intellectual property;

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  our material contracts;

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  labor matters and employee benefits;

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  the absence of undisclosed brokers' fees;

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  insurance;

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  absence of certain changes;

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  material legal proceedings;

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  compliance with laws;

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  environmental matters;

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  related party transactions;

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  relationships with our customers, suppliers, distributors and sales representatives;

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  any product liability and product recalls;

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  absence of improper business practices; and

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  the accuracy and completeness of the information in this proxy statement.

        The merger agreement also contains representations and warranties made by Lextron and Merger Subsidiary to us, including representations and warranties relating to, among other things:

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  the organization, valid existence, good standing, full power and authority, and their ability to carry on their businesses as presently conducted;

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  the authority to execute and deliver the merger agreement and consummate the transactions contemplated thereby;

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  the absence of any violation or conflict with any of Lextron's or Merger Subsidiary's organizational documents, or any governmental order or law as a result of the execution or delivery by Lextron or Merger Subsidiary of the merger agreement or the consummation of the transactions under the merger agreement;

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  the absence of any consents, approvals, waivers, required filings and authorizations as required for the consummation of the transactions contemplated by the merger agreement, subject to certain limited exceptions;

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  the accuracy and completeness of the information provided by Lextron to us for use in this proxy statement;

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  the absence of undisclosed brokers' fees;

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  Lextron's financing commitments;

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  the financial capability of Lextron to pay the merger consideration;

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  material legal proceedings; and

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  enforceability of the limited guaranty.

        The representations and warranties contained in the merger agreement will not survive the completion of the merger.

Conduct of Business Pending the Merger

        From March 14, 2011 through the time the merger becomes effective or, if earlier, the termination of the merger agreement, we have agreed that, except for specified exceptions as expressly provided in the merger agreement or as consented to in writing by Lextron, we and our subsidiaries will use our respective commercially reasonable efforts to:

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  preserve substantially intact our business organization;

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  keep available the services of our present officers, employees and consultants; and

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  preserve the present relationships and goodwill we have with our customers, vendors and others having business relationships with us.

        In addition, we have agreed that during the same period, subject to certain exceptions or as expressly provided in the merger agreement, we and our subsidiaries will not do any of the following without the prior written consent of Lextron:

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  amend or otherwise change our organizational documents;

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  issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of our capital stock or any options, warrants or convertible securities or other rights to acquire shares of capital stock, or any other ownership interest (other than an issuance of Common Stock in respect of outstanding options and awards in accordance with their terms);

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  sell, pledge, license, dispose of or encumber any of our properties or assets;

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  declare, set aside, make or pay any dividend or other distribution with respect to our outstanding shares of capital stock;

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  effect a split, combination or reclassification of any of our capital stock;

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  purchase, repurchase, redeem or otherwise acquire any shares of our capital stock;

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  adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

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  acquire any corporation, partnership or other business organization or division thereof;

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  incur, assume or guaranty or become obliged with respect to any indebtedness;

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  enter into or amend any material contract;

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  authorize capital expenditures in excess of $100,000;

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  (i) increase the compensation payable or to become payable or pay or agree to pay any bonuses to our directors and officers, (ii) increase the compensation payable to our employees except in the ordinary course of business consistent with past practice; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee; (iv) establish, adopt, enter into, amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees; (v) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any benefit plan, to the extent not already provided in any such plan; (vi) change any actuarial or other assumptions used to calculate funding obligations with respect to any benefit plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; or (vii) forgive any loans to directors, officers or employees, except, in each case, as may be required by law;

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  make any change in any method of accounting or practices and procedures relating to accounts payable and accounts receivable other than changes required by generally accepted accounting principles or applicable law;

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  make any material tax election inconsistent with past practice or settle or compromise any material tax liability or agree to an extension of a statute of limitations;

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  pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in accordance with the terms of any agreement or debt instrument existing as of March 14, 2011, or otherwise in the ordinary course of business;

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  settle or compromise any pending or threatened actions for an amount payable in excess of $250,000 individually or in the aggregate;

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  enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar contract with respect to any joint venture, strategic partnership or alliance;

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  make any loans or advances to officers, directors, and employees, except for advances to employees in the ordinary course of business consistent with past practice;

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  take any action to exempt any person from, or make any acquisition of AHI securities by any person not subject to, any state takeover statute or similar statute or regulation that applies to AHI with respect to an acquisition proposal or otherwise;

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  make any material change to our distributions networks or inventory management systems, in each case other than in the ordinary course of business consistent with past practice;

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  fail to keep in force any material insurance policy or replacement or revised provisions providing insurance coverage with respect to our assets, operations and activities as are currently in effect;

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  take any action intended to result in any of the conditions to the merger not being satisfied or intended to prevent, delay or impair our ability to consummate the merger; or

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  agree, in writing or otherwise, to take any of the foregoing actions.

Stockholder Meeting; Proxy Statement

        We have agreed to convene a meeting of our stockholders to consider and vote upon the merger agreement to be held on a date selected by us with the consultation of Lextron after resolution of all SEC comments to our proxy statement. Subject to the non-solicitation provision of the merger agreement, our Board of Directors will recommend the adoption of the merger agreement by our stockholders and will not withdraw, modify or amend, in a manner adverse to Lextron, our Board of Directors' recommendation. We also have agreed to mail to our stockholders the proxy statement as promptly as practicable after resolution of all SEC comments to the proxy statement.

Voting Agreements

        In connection with the merger, Lextron, Merger Subsidiary and we entered into voting agreements, each dated as of March 14, 2011, with the Charlesbank Funds and Mr. Robison pursuant to which, among other things, the Charlesbank Funds and Mr. Robison agreed to vote all shares of Common Stock beneficially owned by the Charlesbank Funds and Mr. Robison in favor of the adoption of the merger agreement, and against any alternative acquisition proposal and against any action or agreement that would delay, prevent, impede or impair the ability of Lextron to complete the merger or our ability to consummate the merger or the transactions contemplated by the merger agreement. If the merger agreement terminates in accordance with its terms, including if the merger agreement is terminated by us after our Board of Directors changes its recommendation based upon the receipt of a proposal which constitutes a superior proposal, these voting agreements will also terminate. As of the record date, the Charlesbank Funds and Mr. Robison are the owners of record and entitled to approximately 31.5% of the voting power of our Common Stock.

Non-Solicitation of Transactions; Change of Recommendation

        We have agreed that we and our subsidiaries will cease immediately all existing activities, discussions or negotiations with respect to any acquisition proposal. The merger agreement defines an "acquisition proposal" to mean, other than pursuant to the merger and the merger agreement, any inquiry, indication of interest, proposal or offer for any transaction or series of related transactions involving:

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  a merger, tender offer, exchange offer, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving us or our subsidiaries;

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  a sale, lease, license, exchange, mortgage, pledge, transfer or other acquisition of assets that constitute at least 15% of the assets of AHI and our subsidiaries, taken as a whole; or

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  a purchase, tender offer or other acquisition (including by way of merger, consolidation, stock exchange or otherwise) of, or any issuance of securities in which any person directly or indirectly acquires, record or beneficial ownership of securities representing 15% or more of the voting power of AHI or any of our subsidiaries.

        We have also agreed that we will not, nor will we authorize or permit any of our subsidiaries and representatives to, directly or indirectly:

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  initiate, solicit, knowingly encourage or otherwise facilitate the making, submission or announcement of, any acquisition proposal;

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  participate or engage in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries regarding or the making of any acquisition proposal;

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  approve or recommend any acquisition proposal; or

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  enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any acquisition proposal or a transaction contemplated thereby.

        Notwithstanding these restrictions, at any time prior to the adoption of the merger agreement by our stockholders but only if there has not been a breach of the non-solicitation provisions, and in response to a written acquisition proposal that our Board of Directors has determined, in good faith, after consultation with our outside counsel and financial advisor, constitutes, or would reasonably be expected to constitute, a superior proposal, we may, subject to a confidentiality agreement containing customary terms and conditions comparable to the provisions of the confidentiality agreement between us and Lextron, participate in discussions or negotiations with, request clarifications from, or furnish information to, any person which makes such an acquisition proposal.

        The merger agreement requires us to promptly advise Lextron of any request for information with respect to any acquisition proposal, or any inquiry, discussions or negotiation with respect to any acquisition proposal, and the status, acquisition price, financial details and other terms and conditions of such acquisition proposal. We also have agreed to keep Lextron reasonably informed of the status, acquisition price and other material details (including any amendments or proposed amendments) of any such acquisition proposal and keep Lextron reasonably informed as to the acquisition price and other material details of any information requested of or provided to us and as to the details of all discussions or negotiations with respect to any such acquisition proposal. We are also obligated to promptly make available to Lextron any non-public information concerning us that we provide to any person in connection with any acquisition proposal that was not previously made available to Lextron.

        We have also agreed that, subject to the exceptions below, our Board of Directors will not withdraw, modify or amend, or propose to withdraw, modify or amend, in a manner adverse to Lextron, its recommendation that our stockholders adopt the merger agreement or resolve to do any of the foregoing.

        Our Board of Directors may withdraw, modify or amend its recommendation prior to the adoption of the merger agreement by our stockholders and recommend an acquisition proposal (so long as there has not been a breach of the non-solicitation provisions) if our Board of Directors reasonably determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes a superior proposal and that such actions are necessary in order for our Board of Directors to comply with its fiduciary duties. If our Board of Directors determines to take any of these actions, it may do so only after the third business day following notice to Lextron of its intention to take such action and Lextron's opportunity during such period to submit a competing proposal (which, if applicable, our Board of Directors must consider in good faith) and, notwithstanding such competing proposal, the acquisition proposal continues to constitute a superior proposal.

        The merger agreement defines the term "superior proposal" to mean any written acquisition proposal (with all references to 15% in the definition of acquisition proposal being treated as references to 50% for these purposes) made by a third party that our Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated, and if consummated would be more favorable to our stockholders than the merger from a financial point of view, taking into account all financial, regulatory, legal and other aspects of such acquisition proposal, including, without limitation, the likelihood of consummation.

Efforts to Complete the Merger

        Subject to the terms and conditions of the merger agreement, we and Lextron have agreed to use our commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done and to assist and cooperate with the other parties in doing all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable, including (i) obtaining from any governmental entities any consents, licenses, permits, waivers, approvals, authorizations or orders, (ii) making all necessary filings and notifications required under law, (iii) contesting any actions relating to the merger and (iv) executing and delivering additional instruments necessary to consummate the transactions contemplated by the merger agreement.

        Subject to the terms and conditions of the merger agreement, we and Lextron have also agreed to use our commercially reasonable best efforts to obtain all permits, authorizations, consents, clearances, approvals, waivers, actions or non-actions required for closing the merger under applicable antitrust laws, and to respond promptly to any requests from any governmental authority for information under any antitrust law relating to the merger, and to contest and resist any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the merger under any antitrust law.

        The merger agreement includes the obligation of Lextron to offer and consent to, and thereafter to implement, any of the following measures if doing so would enable the us to obtain the consents necessary under antitrust laws: (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of Animal Health or Lextron, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of Animal Health or Lextron in any manner, or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Animal Health or Lextron; provided, however, that neither of Lextron nor Merger Subsidiary shall be required to consent to or implement a Material Divestiture Action. "Material Divestiture Action" means an antitrust order, which requires Animal Health or Lextron to (i) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, material assets or material businesses, (ii) terminate material existing relationships, material contractual rights or other material obligations, (iii) terminate any material venture, (iv) create any material relationship, material contractual rights or other material obligations, or (v) effectuate any other material change or restructuring; or take one or more of the enumerated actions, that when taken together, would be materially adverse to the business of Animal Health, Lextron or the combined enterprise.

 Employee Obligations

        Lextron has agreed, for a period of six months following the closing of the merger, to provide continuing employees benefits that are no less favorable in the aggregate than those provided to similarly situated employees of Lextron, whether through Lextron Plans or through continuation of some or all of our employee benefit plans, at Lextron's sole discretion. If and to the extent Lextron offers continuing employees the ability to participate in Lextron Plans rather than continuing to maintain our plans, Lextron has agreed to give each continuing employee full credit for prior service with us for purposes of eligibility and vesting under any Lextron Plan, except for accrual of benefits to the extent it would result in a duplication of benefits. Lextron also has agreed to waive eligibility waiting periods and any limitations on benefits under Lextron Plans relating to pre-existing health or medical conditions to the extent such limitations did not apply to pre-existing conditions under our plans and to recognize under the Lextron Plans the deductible or co-payment amounts paid under our plans in the calendar year in which the merger occurs.

Additional Agreements

        The merger agreement contains additional agreements between us and Lextron relating to, among other things:

  •
  Lextron's reasonable access to our properties, books, contracts, commitments and records;

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  delivery by us to Lextron of information concerning our business, properties and personnel as they may reasonably request;

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  our obligation to make available during normal business hours to Lextron and Merger Subsidiary the appropriate individuals (including our management personnel, accountants, counsel and other professionals) for discussion of our business, properties, and personnel as they may reasonably request;

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  our use of commercially reasonable efforts to give all notices, make all filings and obtain all consents, waivers, licenses, permits, approvals, authorizations or orders required under the merger agreement;

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  the prompt notice to each party of any material failure (or of an event reasonably likely to cause a material failure) by us, Lextron or Merger Subsidiary to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to the merger agreement;

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  the purchase by us of a "tail" directors' and officers' liability insurance policy (which by its terms shall survive the merger) for our directors and officers, which shall provide such directors and officers with coverage for six years following the effective time of the merger on terms acceptable to us, so long as the aggregate cost does not exceed 200% of the annual premium for our existing directors' and officers' liability insurance policy;

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  Lextron's and Merger Subsidiary's use of reasonable best efforts to arrange and obtain the proceeds of the financing on the terms and conditions set forth in the Commitments and to use their reasonable best efforts to arrange and obtain alternate financing if the financing becomes unavailable in the manner or from the sources contemplated by the Commitments;

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  our use of reasonable best efforts to provide Lextron and Merger Subsidiary with all cooperation requested by Lextron that is reasonably necessary, proper or advisable in connection with the financing or any alternate financing;

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  public announcements with respect to the merger and the merger agreement;

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  our agreement to give Lextron the opportunity to participate in, but not control, the defense or settlement of any stockholder litigation against us or our directors relating to the transactions contemplated by the merger agreement, including the merger; and

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  the reimbursement of costs, fees and expenses incurred or paid in connection with the consummation of the transactions contemplated by the merger agreement.

Conditions to the Merger

        Neither we nor Lextron nor Merger Subsidiary is required to complete the merger unless the following conditions are satisfied or waived:

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  our stockholders shall have approved the merger and adopted the merger agreement by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote;

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  there shall be no action, legal requirement or order of any governmental authority which prohibits or prevents the merger or makes consummation of the merger illegal; and

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  the applicable waiting period under the HSR Act (and any extension thereof), and any timing agreements with any governmental authority relating to an antitrust law shall have expired or been terminated.

        Neither Lextron nor Merger Subsidiary is required to complete the merger unless the following conditions are satisfied or waived:

  •
  there shall not be pending any action in which a governmental authority is challenging or seeking to (i) restrain or prohibit the consummation of the merger or any of the other transactions contemplated by the merger agreement, (ii) prohibit or materially limit the ownership or operation by Lextron or Merger Subsidiary of all or any material portion of our business or assets or compel Lextron or Merger Subsidiary to dispose of or hold separate all or any material portion of the business or assets of Lextron or of Animal Health, (iii) impose material limitations on the ability of Lextron or Merger Subsidiary to effectively acquire, hold or exercise full rights of ownership of our shares of Common Stock, including the right to vote any shares of Common Stock acquired or owned by Lextron or Merger Subsidiary on all matters properly presented to our stockholders, (iv) require Lextron or Animal Health or any of their respective subsidiaries or affiliates to cease or refrain from engaging in any material business, including any material business conducted by Animal Health, if the merger is consummated, or (v) otherwise prohibit or unreasonably delay the consummation of the merger or any of the other transactions contemplated by the merger agreement;

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  no legal requirement shall have been issued or enacted by any government authority that prohibits or prevents the merger or makes consummation of the merger illegal or would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) of the paragraph above;

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  subject to certain exceptions, there shall not have occurred or become known any fact, circumstance, event, change or development or effect which has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, condition (financial or otherwise) or results of operations of Animal Health and our subsidiaries, taken as a whole since the date of the merger agreement;

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  the applicable waiting period under the HSR Act (and any extension thereof), and any timing agreements with any governmental authority relating to an antitrust law shall have expired or been terminated;

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  our Board of Directors shall not have withdrawn, modified or amended its recommendation to our stockholders that they adopt the merger agreement, or shall not have failed upon Lextron's request to publicly reconfirm such recommendation, or shall not have endorsed, approved or recommended any proposal to acquire Animal Health other than the merger;

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  we shall have provided, made or obtained all notices, filings, consents, waivers, licenses, permits, approvals, authorizations or orders as set forth in the merger agreement;

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  our representations and warranties as set forth in the merger agreement must be true and correct as of the closing date, subject to limited exceptions and certain materiality thresholds, and Lextron shall have received a certificate from our chief executive officer to such effect;

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  we shall not have breached or failed to perform, in any material respect, any of our material covenants, obligations or agreements to be performed by us under the merger agreement, other than any such breach or failure to perform that has been cured to the good faith satisfaction of Lextron, and Lextron shall have received a certificate from our chief executive officer to such effect;

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  all members of our Board of Directors shall have resigned effective immediately prior to the effective time of the merger; and

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  we shall deliver to Lextron the resolution of our stockholders approving the merger.

        A material adverse effect with respect to us means any fact, circumstance, event, change or development or effect that, individually or in the aggregate, has or could reasonably be expected to have a material adverse effect on our and our subsidiaries' business, condition (financial or otherwise) or results of operations taken as a whole, other than:

        (a)   events or effects relating to or resulting from:

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    changes in national or international economic, political, regulatory or business conditions generally, or the securities, credit or financial markets, or the outbreak or escalation of hostilities, including acts of war or terrorism, so long as such changes do not affect us and our subsidiaries, taken as a whole, in a manner materially disproportionate to other companies operating in the same industry as we operate;

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    changes in factors generally affecting the industries or markets in which we and our subsidiaries operate so long as such changes or factors do not affect us and our subsidiaries, taken as a whole, in a manner materially disproportionate to other companies operating in the same industry as we operate;

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    changes in any legal requirements, law, rule or regulation or GAAP or the interpretation thereof;

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    any action taken pursuant to or in accordance with the merger agreement or taken by or at the written request of Lextron;

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    changes resulting from the public announcement made in accordance with the terms hereof of the merger agreement or the transactions contemplated thereby (including the loss or departure of employees or adverse developments in relationships with customers, suppliers, vendors, distributors, financing sources, strategic partners or other business partners); or

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    any litigation relating directly and primarily to the announcement, negotiation, execution or performance of the merger agreement or the transactions contemplated by the merger agreement; and

        (b)   any failure to meet internal or published estimates of revenues or earnings for any period ending prior to the date of the closing of the merger and a decline in the price or changes in the trading volume of the shares of Common Stock, in each case, in and of itself (it being understood that the underlying causes of such failure, decline in price or changes in trading volume may be taken into account in determining whether there was a material adverse effect with respect to us).

Termination of the Merger Agreement

        The merger agreement may be terminated by us or Lextron at any time prior to the effective time of the merger, whether before or after our stockholders have adopted the merger agreement:

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  by mutual written consent of Lextron and us;

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  if a court of competent jurisdiction or other governmental authority shall have issued a non-appealable final order, decree or ruling, or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

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  if the merger is not consummated on or before October 14, 2011, unless the terminating party's breach of the merger agreement was the primary cause of or resulted in the failure of the merger to occur by that date; or

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  if the requisite vote of our stockholders in favor of the adoption of the merger agreement shall not have been obtained at the special meeting or any adjournment or postponement thereof, except that we do not have the right to terminate the merger agreement if any stockholder subject to a voting agreement is in material breach of any of its obligations under such voting agreement or if our breach of the merger agreement was the primary cause of or resulted in the failure to obtain the requisite vote.

        We can terminate the merger agreement prior to the effective time of the merger:

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  if Lextron or Merger Subsidiary shall have failed to comply in any material respect with any of the covenants or agreements contained in the merger agreement, and such failure is incapable of being cured by October 14, 2011, or if curable, is not cured or satisfied within 10 days of Lextron's receipt of written notice from us of such failure, except that we do not have the right to terminate the merger agreement if we are in material breach of any of our covenants, agreements, representations or warranties contained in the merger agreement or if any stockholder subject to a voting agreement is in material breach of any of its obligations under such voting agreement; or

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  if we receive an unsolicited written acquisition proposal, provided that, before terminating the merger agreement: (1) our Board of Directors reasonably determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes a superior proposal and that such action is necessary in order for our Board of Directors to comply with its fiduciary duties, (2) we have provided Lextron with three business days prior written notice of our intention to terminate the merger agreement, (3) at the end of this three business day period Lextron has not submitted a competing proposal that our Board of Directors considers in good faith to be superior to the unsolicited acquisition proposal; and (4) we pay to Lextron a termination fee of $5,000,000.

        Lextron can terminate the merger agreement prior to the effective time of the merger:

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  if we have failed to comply in any material respect with any of the covenants or agreements contained in the merger agreement, which would result in any condition to the obligations of Lextron or Merger Subsidiary to effect the merger not being satisfied, and such failure is incapable of being cured by October 14, 2011, or if curable, is not cured or satisfied within 30 days of our receipt of written notice from Lextron of such failure, except that Lextron does not have the right to terminate the merger agreement if Lextron or Merger Subsidiary is in material breach of any of its covenants, agreements, representations or warranties contained in the merger agreement;

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  if our Board of Directors shall have withdrawn, modified or amended its recommendation that our stockholders adopt the merger agreement in a manner adverse to Lextron or Merger Subsidiary or failed to publicly reconfirm its recommendation within 10 business days of receipt of a written request by Lextron to provide such reaffirmation following an acquisition proposal;

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  if our Board of Directors shall have resolved or announced its intention to recommend that our stockholders approve an acquisition proposal other than the merger; or

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  if any stockholder subject to a voting agreement is in material breach of its voting obligations under such voting agreement.

        Lextron can also terminate the merger agreement on or after the date that is 10 business days after the satisfaction or waiver of all of the conditions to Lextron's or Merger Subsidiary's obligation to consummate the merger if:

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  Lextron or Merger Subsidiary shall not have received the proceeds of its debt financing (other than as a result of Lextron's or Merger Subsidiary's breach of its obligations under the merger agreement, including its obligation to use its reasonable best efforts to arrange and obtain such debt financing); and

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  Lextron pays us $15,000,000.

Effect of Termination and Abandonment

        We are required to pay Lextron a termination fee of $5,000,000 in the event that the merger agreement is terminated because:

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  we have failed to comply in any material respect with any of the covenants or agreements contained in the merger agreement, which would result in any condition to the obligations of Lextron or Merger Subsidiary to effect the merger not being satisfied, and such failure is incapable of being cured by October 14, 2011, or if curable, is not cured or satisfied within 30 days of our receipt of written notice from Lextron of such failure;

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  our Board of Directors withdrew, modified or amended its recommendation that our stockholders adopt the merger agreement in a manner adverse to Lextron or Merger Subsidiary or failed to publicly reconfirm its recommendation within 10 business days of receipt of a written request by Lextron to provide such reaffirmation following an acquisition proposal;

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  our Board of Directors resolved or announced its intention to recommend that our stockholders approve an acquisition proposal other than the merger;

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  we received an unsolicited written acquisition proposal and our Board of Directors reasonably determined in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constituted a superior proposal and that such termination was necessary in order for our Board of Directors to comply with its fiduciary duties, and our Board of Directors did not consider any competing proposal from Lextron to be superior;

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  an acquisition proposal was disclosed, announced, commenced, submitted or made prior to the termination of the merger agreement and the merger was not consummated on or before October 14, 2011 and within 12 months after such termination of the merger agreement we consummate, or we enter into a definitive agreement to consummate, an acquisition proposal; or

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  an acquisition proposal was disclosed, announced, commenced, submitted or made prior to the termination of the merger agreement and the requisite vote of our stockholders in favor of the adoption of the merger agreement was not obtained at the special meeting or any adjournment or postponement thereof and within 12 months after such termination of the merger agreement we consummate, or we enter into a definitive agreement to consummate, an acquisition proposal.

        In addition, we are required to reimburse Lextron for all of the reasonably documented out-of-pocket fees and expenses (including legal fees and expenses) actually incurred by Lextron or the LGP Funds on or prior to the termination of the merger agreement, not to exceed $3,000,000, in the event that the merger agreement is terminated by either Lextron or us because the requisite vote of our stockholders in favor of the adoption of the merger agreement was not obtained at the special meeting or any adjournment or postponement thereof.

        Lextron is required to pay us a termination fee of $15,000,000 in the event that the merger agreement is terminated:

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  by Lextron on or after the date that is 10 business days after the satisfaction or waiver of all of the conditions to Lextron's or Merger Subsidiary's obligation to consummate the merger and Lextron or Merger Subsidiary have not received the proceeds of its debt financing (other than as a result of Lextron's or Merger Subsidiary's breach of its obligations under the merger agreement, including its obligation to use its reasonable best efforts to arrange and obtain such debt financing);

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  by us because the merger was not consummated on or before October 14, 2011 and neither Lextron or Merger Subsidiary have received the proceeds of its debt financing (other than as a result of Lextron's or Merger Subsidiary's breach of its obligations under the merger agreement, including its obligation to use its reasonable best efforts to arrange and obtain such debt financing) within 10 business days after the satisfaction or waiver of all of the conditions to Lextron's or Merger Subsidiary's obligation to consummate the merger; or

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  by us because Lextron or Merger Subsidiary failed to comply in any material respect with any of the covenants or agreements contained in the merger agreement, and such failure was incapable of being cured by October 14, 2011, or if curable, was not cured or satisfied within 10 days of Lextron's receipt of written notice from us of such failure and neither Lextron or Merger Subsidiary have received the proceeds of its debt financing (other than as a result of Lextron's or Merger Subsidiary's breach of its obligations under the merger agreement, including its obligation to use its reasonable best efforts to arrange and obtain such debt financing) within 10 business days after the satisfaction or waiver of all of the conditions to Lextron's or Merger Subsidiary's obligation to consummate the merger.

        Lextron is required to pay us a termination fee of $7,500,000 in the event that the merger agreement is terminated:

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  by us or Lextron if the Federal Trade Commission and/or the United States Department of Justice is seeking to permanently restrain, enjoin or prohibit the consummation of the merger, and Lextron and/or Merger Subsidiary fails to consent to implement a material divestiture action to alleviate the antitrust order, and all other conditions to the Merger have been satisfied;

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  by us or Lextron because the merger was not consummated on or before October 14, 2011 and Lextron and/or Merger Subsidiary fails to consent to implement a material divestiture action to alleviate an antitrust order (which is the cause of the failure to consummate the merger on or before October 14, 2011), and all other conditions to the merger have been satisfied; or

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  by us because Lextron or Merger Subsidiary failed to comply in any material respect with any of the covenants or agreements contained in the merger agreement, and such failure was incapable of being cured by October 14, 2011, or if curable, was not cured or satisfied within 10 days of Lextron's receipt of written notice from us of such failure and Lextron and/or Merger Subsidiary fails to consent to implement a material divestiture action to alleviate an antitrust order (which is the cause of the failure to comply with such covenants and agreements above), and all other conditions to the merger have been satisfied.

APPRAISAL RIGHTS

        Under Section 262 of the DGCL, any holder of Common Stock who does not wish to accept the merger consideration may elect to exercise appraisal rights in lieu of receiving the merger consideration. A stockholder who exercises appraisal rights may petition the Delaware Court of Chancery to determine the "fair value" of his, her or its shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and receive payment of fair value in cash, together with interest, if any. However, the stockholder must comply with the requirements of and procedures for appraisal under Section 262 of the DGCL. The "fair value" of your shares of Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $4.25 per share you are otherwise entitled to receive pursuant to the merger agreement.

        The following discussion is a summary of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights under the DGCL. The full text of Section 262 of the DGCL is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL to a "stockholder" and in this summary to a "stockholder" are to the record holder of the shares of Common Stock.

        Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights will be available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice, and the applicable statutory provisions are attached to this proxy statement as Annex C. This summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL attached as Annex C. Any record holder of Common Stock, who wishes to exercise and perfect appraisal rights or who wishes to preserve the right to do so, should review the following discussion and Annex C carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. If you lose or fail to perfect your appraisal rights, you will be entitled to receive the merger consideration described in the merger agreement.

        Stockholders wishing to exercise the right to seek an appraisal of their shares must do ALL of the following in accordance with Section 262 of the DGCL:

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  The stockholder must deliver to Animal Health a written demand for appraisal before the vote to approve the proposal to adopt the merger agreement at the special meeting which must inform us of the identity of the holder of Common Stock who intends to demand appraisal of its shares.

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  The stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the proposal and will constitute a waiver of the stockholder's right of appraisal, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal or abstain.

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  The stockholder must continuously hold the shares of Common Stock from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger.

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  The stockholder must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

        Neither voting, in person or by proxy, against, abstaining from voting on nor failing to vote on the proposal to adopt the merger agreement will constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

        Only a holder of record of shares of Common Stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of stock registered in that holder's name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stock certificates. The demand for appraisal cannot be made by the beneficial owner if he or she does not hold the shares of Common Stock of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of the shares of Common Stock. The demand must reasonably inform Animal Health of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its Common Stock.

STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS OR THEIR NOMINEE TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS. IF SHARES OF COMMON STOCK ARE OWNED OF RECORD IN A FIDUCIARY CAPACITY, SUCH AS BY A TRUSTEE, GUARDIAN OR CUSTODIAN, EXECUTION OF A DEMAND FOR APPRAISAL SHOULD BE MADE IN THAT CAPACITY. IF THE SHARES OF COMMON STOCK ARE OWNED OF RECORD BY MORE THAN ONE PERSON, AS IN A JOINT TENANCY OR TENANCY IN COMMON, THE DEMAND SHOULD BE EXECUTED BY OR FOR ALL JOINT OWNERS. AN AUTHORIZED AGENT, INCLUDING AN AUTHORIZED AGENT FOR TWO OR MORE JOINT OWNERS, MAY EXECUTE THE DEMAND FOR APPRAISAL FOR A STOCKHOLDER OF RECORD; HOWEVER, THE AGENT MUST IDENTIFY THE RECORD OWNER OR OWNERS AND EXPRESSLY DISCLOSE THE FACT THAT, IN EXECUTING THE DEMAND, HE OR SHE IS ACTING AS AGENT FOR THE RECORD OWNER. A RECORD OWNER, SUCH AS A BROKER, WHO HOLDS SHARES OF COMMON STOCK AS A NOMINEE FOR OTHERS, MAY EXERCISE HIS OR HER RIGHT OF APPRAISAL WITH RESPECT TO THE SHARES OF COMMON STOCK HELD FOR ONE OR MORE BENEFICIAL OWNERS, WHILE NOT EXERCISING THIS RIGHT FOR OTHER BENEFICIAL OWNERS. IN THAT CASE, THE WRITTEN DEMAND SHOULD STATE THE NUMBER OF SHARES OF COMMON STOCK AS TO WHICH APPRAISAL IS SOUGHT. WHERE NO NUMBER OF SHARES OF COMMON STOCK IS EXPRESSLY MENTIONED, THE DEMAND WILL BE PRESUMED TO COVER ALL SHARES OF COMMON STOCK HELD IN THE NAME OF THE RECORD OWNER.

        A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to:

ANIMAL HEALTH INTERNATIONAL, INC.
Attn: Corporate Secretary
7 Village Circle, Suite 200
Westlake, Texas 76262
(817) 859-3000

        If the merger is completed, Animal Health, the surviving corporation in the merger, will give written notice of the effective time of the merger within 10 days after such effective time to each former Animal Health stockholder who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding in the Delaware Court of Chancery or joined a proceeding as a named party may withdraw the demand for appraisal and accept the cash payment specified by the merger agreement for that stockholder's shares of Common Stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective time of the merger will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to, or more than the consideration offered pursuant to the merger agreement. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Common Stock held by all stockholders entitled to appraisal. The surviving corporation is under no obligation to file any petition and has no intention of doing so. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL to that point in time may receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which Animal Health has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder within the later of 10 days of receipt of the request or 10 days after expiration of the period for delivery of demands for appraisal.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then by obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby.

        The Delaware Court of Chancery may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the court for notation of the pendency of the appraisal proceedings. If the stockholder fails to comply with the court's direction, the court may dismiss the proceeding as to the stockholder.

        After determination of the stockholders entitled to appraisal of their shares of Common Stock, the Delaware Court of Chancery will appraise the shares of Common Stock, determining the fair value as of the effective time of the merger of the shares of Common Stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with the interest if any, to be paid on the amount determined to be fair value. Such interest rate shall be calculated as of effective date of the merger through the date of payment of the judgment, compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge), unless good cause is shown for the Delaware Court of Chancery to use discretion and calculate the interest rate otherwise.

        In determining the fair value, the Delaware Court of Chancery will take into account all relevant factors. The Delaware Supreme Court has stated that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede &Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger v. UOP, Inc., the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, Delaware courts have decided that the statutory appraisal remedy, in cases of unfair dealing, may or may not be a dissenter's exclusive remedy. The Delaware Court of Chancery may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise receive under the merger agreement. If no party files a petition for appraisal in a timely manner, then stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement.

        The Delaware Court of Chancery may determine the costs (which do not include attorney's fees or the fees and expenses of experts) of the appraisal proceeding and will allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

        The fair value of the Common Stock as determined under Section 262 of the DGCL could be greater than, the same as, or less than the merger consideration. An opinion of an investment banking firm as to the fairness, from a financial point of view, of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

        Any stockholder who has duly demanded an appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger.

        If no petition for appraisal is filed within 120 days after the effective date of the merger, or if a stockholder otherwise fails to perfect, withdraws, or loses such holder's appraisal rights, then the right of the stockholder to appraisal will cease and that stockholder will be entitled to receive the per share merger consideration (without interest) pursuant to the merger agreement.

FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT. IN VIEW OF THE COMPLEXITY OF THE PROVISIONS OF SECTION 262 OF THE DGCL, IF YOU ARE AN AHI STOCKHOLDER AND ARE CONSIDERING EXERCISING YOUR APPRAISAL RIGHTS UNDER THE DGCL, YOU SHOULD CONSULT YOUR OWN LEGAL ADVISOR.

MARKET PRICE

        Our Common Stock has been listed on the NASDAQ Global Select Market under the trading symbol "AHII" since our initial public offering on January 30, 2007. The following table sets forth the high and low closing sales prices of our Common Stock, as reported by the NASDAQ Global Select Market, for each of the periods listed.

	Common Stock
	High	Low
Fiscal Year Ended June 30, 2009
First Quarter	$8.45	$4.91
Second quarter	$8.28	$1.20
Third quarter	$2.33	$0.77
Fourth quarter	$2.05	$1.21
Fiscal Year Ended June 30, 2010
First quarter	$2.24	$1.21
Second quarter	$2.90	$2.10
Third quarter	$2.25	$1.76
Fourth quarter	$2.73	$1.89
Fiscal Year Ending June 30, 2011
First Quarter	$2.80	$2.09
Second Quarter	$3.21	$2.50
Third Quarter (through March 31, 2011)	$4.22	$2.48

        The following table sets forth the closing sales prices per share of Common Stock, as reported on the NASDAQ Global Select Market on March 11, 2011, the last full trading day before the public announcement of the proposed merger, and on        , 2011, the latest practicable date before the printing of this proxy statement:

	Common Stock
March 11, 2011		$3.83
, 2011	$

        If the merger is consummated, each share of Common Stock will be converted into the right to receive $4.25 in cash, without interest and less any applicable withholding taxes, our Common Stock will be removed from quotation on the NASDAQ Global Select Market and there will be no further public market for shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our Common Stock as of March 25, 2011: (i) by each person who is known by Animal Health to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each Director of Animal Health; (iii) by each named executive officer of Animal Health and (iv) by all directors and executive officers of Animal Health as a group.

        The applicable ownership percentage is based upon 24,329,857 shares of our Common Stock outstanding as of March 25, 2011.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage
Charlesbank(2)	6,428,510	26.3%
Waddell & Reed, Inc.(3)	3,450,500	14.2%
Heartland Associates, Inc.(4)	2,300,000	9.5%
James C. Robison(5)	1,541,383	6.3%
William F. Lacey(6)	526,056	2.2%
Kathy C. Hassenpflug(7)	32,822	*
Damian Olthoff(8)	38,238	*
David W. Biegler(9)	52,206	*
E. Thomas Corcoran(10)	49,845	*
Michael Eisenson(11)	6,567,232	26.8%
Jerry W. Pinkerton(12)	49,845	*
Mark A. Rosen(13)	6,428,510	26.3%
Ronald G. Steinhart(14)	82,296	*
Brandon White(15)	6,428,510	26.3%
All executive officers and directors as a group (11 persons)	8,939,923	36.0%

*
Represents less than 1% of the outstanding shares of Common Stock.

(1)
Except as otherwise indicated, addresses are c/o Animal Health International, Inc., 7 Village Circle, Suite 200, Westlake, TX 76262. The address of Charlesbank Capital Partners, LLC, Mr. Eisenson, Mr. Rosen and Mr. White is c/o Charlesbank Capital Partners, LLC, 200 Clarendon Street, 54th Floor, Boston, MA 02116. Amounts and percentages include vested deferred stock units ("DSUs") granted to non-employee directors, and vested restricted stock units ("RSUs") granted to executive officers, as compensation pursuant to our 2007 Stock Option and Incentive Plan.

(2)
Amounts shown reflect the aggregate number shares of Common Stock held by Charlesbank Equity Fund VI, Limited Partnership, CB Offshore Equity Fund VI, L.P., Charlesbank Coinvestment Partners, Limited Partnership and Charlesbank Equity Coinvestment Fund VI, Limited Partnership (collectively, "Charlesbank"). Investment and voting control of Charlesbank is held by Charlesbank Capital Partners, LLC. Includes 156,618 vested DSUs assigned to Charlesbank by Messrs. Eisenson, Rosen and White, and does not include 44,313 unvested DSUs.

(3)
Information regarding Waddell & Reed Investment Management Company is based solely upon a Schedule 13G/A filed by Waddell & Reed Investment Management Company, Ivy Investment Management Company, Waddell & Reed, Inc., Waddell & Reed Financial Services, Inc., and Waddell & Reed Financial, Inc. with the SEC on February 8, 2011, which indicates that the reporting persons held sole voting and investment power over

  3,450,500 shares. The address of the reporting persons is c/o Waddell & Reed, Inc., 6300 Lamar Avenue, Overland Park, Kansas 66202.

(4)
Information regarding Heartland Associates, Inc., is based solely upon a Schedule 13G/A filed by Heartland Associates, Inc. with the SEC on February 10, 2011, which indicates that the reporting persons held sole voting and investment power over 2,300,000 shares. The address of the reporting person is 789 North Water Street, Milwaukee, WI 53202.

(5)
Amounts shown include 55,500 shares owned indirectly by Mr. Robison as custodian on behalf of Parker T. Robison and Lacey E. Robison. Includes 62,500 shares that Mr. Robison has the right to acquire within 60 days pursuant to stock options, includes 80,000 vested RSUs, and does not include 340,000 unvested RSUs.

(6)
Includes 50,000 shares that Mr. Lacey has the right to acquire within 60 days pursuant to stock options, includes 45,625 vested RSUs, and does not include 236,875 unvested RSUs.

(7)
Includes 12,875 shares that Ms. Hassenpflug has the right to acquire within 60 days pursuant to stock options, includes 2,875 vested RSUs, and does not include 8,625 unvested RSUs.

(8)
Includes 15,000 shares that Mr. Olthoff has the right to acquire within 60 days pursuant to stock options, includes 17,125 vested RSUs, and does not include 101,375 unvested RSUs.

(9)
Includes 52,206 vested DSUs, and does not include 14,771 unvested DSUs.

(10)
Includes 49,845 vested DSUs, and does not include 14,771 unvested DSUs.

(11)
Amounts shown include 69,361 shares held by Mr. Eisenson. Also includes 69,361 shares held by a trust for the benefit of certain family members. Mr. Eisenson is a Managing Director and Chief Executive Officer of Charlesbank Capital Partners, LLC and may be considered to have beneficial ownership of Charlesbank's interest in us. Mr. Eisenson disclaims beneficial ownership of Charlesbank's shares, except to the extent of his pecuniary interest therein. Mr. Eisenson has been a member of our Board of Directors since June 2005. See note 2 above. Includes 52,206 vested DSUs, and does not include 14,771 unvested DSUs.

(12)
Includes 49,845 vested DSUs, and does not include 14,771 unvested DSUs.

(13)
Mr. Rosen is a Senior Advisor of Charlesbank Capital Partners, LLC and may be considered to have beneficial ownership of Charlesbank's interest in us. Mr. Rosen disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. Mr. Rosen has been a member of our Board of Directors since June 2005. See note 2 above. Includes 52,206 vested DSUs, and does not include 14,771 unvested DSUs.

(14)
Amounts shown include 9,090 shares held by Mr. Steinhart. Also includes 21,000 shares owned directly by RONPHY Enterprises, Ltd and indirectly by the reporting person as manager of the general partner of RONPHY Enterprises, Ltd. Includes 52,206 vested DSUs, and does not include 14,771 unvested DSUs.

(15)
Mr. White is a Managing Director of Charlesbank Capital Partners, LLC and may be considered to have beneficial ownership of Charlesbank's interest in us. Mr. White disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. Mr. White has been a member of our Board of Directors since June 2005. See note 2 above. Includes 52,206 vested DSUs, and does not include 14,771 unvested DSUs.

FUTURE STOCKHOLDER PROPOSALS

        If the merger is consummated, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, we plan to hold our 2011 Annual Meeting of Stockholders. Proposals of stockholders of Animal Health intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the 2011 Annual Meeting of Stockholders, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, by the SEC, must be received at our principal executive offices not later than May 23, 2011.

        Under our by-laws, stockholders who wish to make a proposal at the 2011 Annual Meeting—other than one that will be included in the proxy statement—must notify Animal Health between July 21, 2011 and August 20, 2011. If a stockholder who wishes to present a proposal fails to notify Animal Health by May 23, 2011 and such proposal is brought before the 2011 Annual Meeting, then under the SEC's proxy rules, the proxies solicited by management with respect to the 2011 Annual Meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC's proxy rules. In order to curtail controversy as to the date on which a proposal was received by Animal Health, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to Animal Health International, Inc., 7 Village Circle, Suite 200, Westlake, TX 76262, Attention: Corporate Secretary.

OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the special meeting. If any other matters are properly brought before the special meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, through the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact our proxy solicitor, D.F. King & Co., Inc. at 1-888-628-1041

Board of Directors Animal Health International, Inc.

        , 2011

        WHETHER OR NOT YOU ARE ABLE TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. THIS ACTION WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE SPECIAL MEETING.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

LEXTRON, INC.,

BUFFALO ACQUISITION, INC.,

AND

ANIMAL HEALTH INTERNATIONAL, INC.

March 14, 2011

i

ii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of March 14, 2011, by and among Lextron, Inc., a Colorado corporation ("Parent"), Buffalo Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Animal Health International, Inc., a Delaware corporation (the "Company"), with reference to the following facts:

RECITALS

        A.    The Board of Directors of each of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent on the terms and conditions set forth in this Agreement.

        B.    The acquisition of the Company shall be effected through a merger (the "Merger") of Merger Sub with and into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware, as amended (the "DGCL"), as a result of which the Company shall become a wholly owned subsidiary of Parent.

        C.    The Board of Directors of the Company has (A) (i) determined that this Agreement and the transactions contemplated by this Agreement, including, without limitation, the Merger, are advisable and in the best interests of the Company and the Company Stockholders (as defined below), and (ii) approved this Agreement and the transactions contemplated by this Agreement, including, without limitation, the Merger in accordance with the DGCL, and (B) resolved to recommend that the Company Stockholders adopt this Agreement.

        D.    The Board of Directors of the Merger Sub has (A) (i) determined that this Agreement and the transactions contemplated by this Agreement, including, without limitation, the Merger, are advisable and in the best interests of the Merger Sub and its sole stockholder, and (ii) approved this Agreement and the transactions contemplated by this Agreement, including, without limitation, the Merger in accordance with the DGCL, and (B) recommended that the sole stockholder of the Merger Sub adopt this Agreement.

        E.    As a condition to and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, simultaneously with the execution of this Agreement, certain stockholders of the Company are entering into voting agreements with Parent and Merger Sub (the "Voting Agreements"), pursuant to which such stockholders have, among other things, agreed to give Parent and Merger Sub an irrevocable proxy to vote all of the shares of capital stock of the Company that such stockholders own.

        F.     As a condition to and inducement to the Company's willingness to enter into this Agreement, simultaneously with the execution of this Agreement, each of Green Equity Investors V, L.P., a Delaware limited partnership and Green Equity Investors Side V, L.P., a Delaware limited partnership (each, a "Guarantor" and, collectively, the "Guarantors") is entering into a limited guaranty in favor of the Company (the "Guaranty") with respect to certain obligations of Parent and Merger Sub under this Agreement.

        G.    Parent, Merger Sub and the Company desire to (i) make certain representations and warranties in connection with the Merger; (ii) make certain covenants and agreements in connection with the Merger; and (iii) prescribe various conditions to the Merger.

 AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and the following representations, warranties, covenants and agreements, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINITIONS AND RULES OF CONSTRUCTION

        Section 1.1    Definitions.     Unless the context otherwise requires, the terms defined in this Article 1 shall have the meanings specified or referred to for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

        "Acquisition Proposal"—means any, inquiry, indication of interest, proposal or offer for any transaction or series of related transactions involving (i) a merger, tender offer, exchange offer, recapitalization, reorganization, liquidation, dissolution, business combination or consolidation, or any similar transaction, involving the Company or its Subsidiaries, (ii) a sale, lease, license, exchange, mortgage, pledge, transfer or other acquisition of assets that constitute at least 15% of the assets of the Company and its Subsidiaries, taken as a whole, or (iii) a purchase, tender offer or other acquisition (including by way of merger, consolidation, stock exchange or otherwise) of, or any issuance of securities in which any Person or "group" (as defined in the Exchange Act and the rules and regulations thereunder) of Persons directly or indirectly acquires, record or beneficial ownership (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of securities representing 15% or more of the voting power of the Company or any of its Subsidiaries; provided, however, that the term "Acquisition Proposal" shall not include the Merger or the other transactions contemplated by this Agreement.

        "Action"—means any civil, criminal or administrative suit, claim, hearing, action, proceeding or, to the Company's Knowledge, any formal investigation.

        "Affiliate"—means, when used with respect to any party, any Person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act.

        "Agreement"—as defined in the preamble.

        "Antitrust Consents"—as defined in Section 6.5(b).

        "Antitrust Laws"—as defined in Section 6.5(b).

        "Antitrust Order"—as defined in Section 6.5(b).

        "Applicable Date"—as defined in Section 3.6(a).

        "Available Financing"—as defined in Section 6.7.

        "Certificate of Merger"—as defined in Section 2.3.

        "Closing"—as defined in Section 2.2.

        "Closing Date"—means the date and time that the Closing takes place.

        "Code"—means the Internal Revenue Code of 1986.

        "Company"—as defined in the preamble.

        "Company Common Stock"—means the Common Stock, par value $0.01 per share, of the Company.

        "Company Indemnification Provisions"—as defined in Section 6.4(a).

2

        "Company IP Rights"—as defined in Section 3.9(b).

        "Company Reports"—as defined in Section 3.6(a).

        "Company Stock Award"—as defined in Section 2.9(b).

        "Company Stockholders"—means the holders of Company Common Stock.

        "Confidentiality Agreement"—means the Confidentiality Agreement dated September 16, 2009, as amended on December 2, 2010, between Parent and the Company.

        "Contract"—means any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other contractual obligation.

        "Copyrights"—as defined in Section 3.9(a).

        "DGCL"—as defined in Recital B.

        "Debt Commitment Letter"—as defined in Section 4.6(a).

        "Debt Financing"—as defined in Section 4.6(a).

        "Disclosure Schedule"—means the Disclosure Schedule referred to in Article III, which is signed and delivered to Parent by the Company concurrently with this Agreement.

        "Dissenting Shares"—means Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who complies with Section 262 of the DGCL until such time as such holder fails to perfect or effectively withdraws or otherwise loses such holder's appraisal rights under the DGCL with respect to such Shares.

        "Effective Time"—as defined in Section 2.3.

        "Environment"—means any surface or subsurface, physical medium or natural resource, including soil, surface waters, groundwaters, stream and river sediments, land, surface or subsurface strata, ambient air and biota.

        "Environmental Claim"—means any litigation, proceeding, order, directive, summons, complaint, investigation, claim, notice, fine, penalty, violation or citation, from any Governmental Authority or other Person relating to or arising out of Environmental Laws or the use, treatment, storage, handling, disposal or release of or exposure to Hazardous Substances.

        "Environmental Laws"—means all applicable foreign, federal, state and local laws (including the common law), statutes, regulations, rules, codes and ordinances binding on the Company and its Subsidiaries as of the date hereof relating to human health and safety, or the pollution, or protection of the Environment, or the discharge of Hazardous Substances into the Environment.

        "Equity Commitment Letters"—as defined in Section 4.6(a).

        "Equity Incentive Plan"—means the Company's 2007 Stock Option and Incentive Plan.

        "ERISA"—as defined in Section 3.12(a).

        "ERISA Affiliate"—as defined in Section 3.12(a).

        "Exchange Act"—means the Securities Exchange Act of 1934, as amended.

        "Exchange Agent"—means a bank or trust company designated by Parent to serve as an exchange agent (the identity of which shall be reasonably acceptable to the Company).

        "Excluded Shares"—means any shares of Company Common Stock held as of the Effective Time by Company (including those held in the Company's treasury) or its Subsidiaries, Parent or Merger Sub.

3

        "Fairness Opinion"—as defined in Section 3.3(b).

        "Financing"—as defined in Section 4.6(a).

        "Financing Agreements"—as defined in Section 6.6(c).

        "Financing Commitments"—as defined in Section 4.6(a).

        "GAAP"—means generally accepted accounting principles in the United States of America.

        "Governmental Authority"—means any court or tribunal or administrative, governmental or regulatory body, agency, authority or other governmental entity.

        "Guarantors"—as defined in Recital F.

        "Guaranty"—as defined in Recital F.

        "Hazardous Substances"—means any chemical material or substance which is defined or regulated under applicable Environmental Laws or defined as a "hazardous substance," "hazardous waste," "hazardous materials," "hazardous constituents," "toxic substances," "toxic waste," "pollutants," "contaminants" or words of similar import under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), and the Clean Air Act (42 U.S.C. §7401 et seq.), and including any such regulated chemicals, materials or substances that contain polychlorinated biphenyl or gasoline, diesel fuel or other petroleum hydrocarbons or petroleum products or petroleum derived substances, radioactive materials, urea formaldehyde, pesticides, volatile organic compounds, asbestos, mold or radon gas.

        "HSR Act"—as defined in Section 3.4(b).

        "Indemnified Parties"—as defined in Section 6.4(a).

        "Intellectual Property"—as defined in Section 3.9(a).

        "IP Licenses"—as defined in Section 3.9(d).

        "IRS"—means the Internal Revenue Service.

        "Key Sales Representative"—means a sales representative of the Company or any of its Subsidiaries who, in either of the two most recently ended fiscal years, (i) was among the top 20% of all such sales representatives in total commissions or total sales revenues, or (ii) was responsible for at least $4,000,000 in total sales revenues.

        "Knowledge of the Company" or "to the Company's Knowledge"—means the actual knowledge, after reasonable inquiry, of the Chief Executive Officer or any Vice President of the Company, or any other officer of the Company having primary responsibility for the subject matter in question.

        "Latest Balance Sheet"—as defined in Section 3.6(c).

        "Leased Real Property"—as defined in Section 3.8(b).

        "Legal Requirements"—means, collectively, all foreign, federal, state, local or municipal law, statutes and ordinances (and any rules and regulations promulgated thereunder), common law, or any rule, regulation, standard, order, writ, injunction, award, judgment, agency requirement, decree, license or permit of any Governmental Authority applicable to a Party or the assets, properties or business of a Party.

        "Lien"—means all mortgages, liens, pledges, charges, security interests or encumbrances of similar effect.

        "Marks"—as defined in Section 3.9(a).

4

        "Material Adverse Effect"—means any fact, circumstance, event, change or development or effect that, individually or in the aggregate with all other facts, circumstances, events, effects, changes or developments occurring or existing prior to the determination of a Material Adverse Effect, has or could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; provided, that no fact, circumstance, event, effect, change or development resulting from or relating to any of the following shall be considered in determining whether there has occurred, a Material Adverse Effect: (i) changes in national or international economic, political, regulatory or business conditions generally, or the securities, credit or financial markets, or the outbreak or escalation of hostilities, including acts of war or terrorism, so long as such changes do not affect the Company and its Subsidiaries, taken as a whole, in a manner materially disproportionate to other Persons operating in the same industry as the Company; (ii) changes in factors generally affecting the industries or markets in which the Company and its Subsidiaries operate so long as such changes or factors do not affect the Company and its Subsidiaries, taken as a whole, in a manner materially disproportionate to other Persons operating in the same industry as the Company; (iii) changes in any Legal Requirements, law, rule or regulation or GAAP or the interpretation thereof; (iv) any action taken pursuant to or in accordance with this Agreement or taken by or at the written request of Parent; (v) any failure by the Company to meet any internal or published estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing Date (it being understood, however, that any fact, circumstance, event, effect, change, circumstance or development causing or contributing to such failure to meet financial expectations or projections may constitute a Material Adverse Effect with respect to the Company to the extent otherwise consistent with this definition and may be taken into account in determining whether a Material Adverse Effect has occurred with respect to the Company); (vi) a decline in the price or changes in the trading volume of the shares of Company Common Stock on The Nasdaq Global Market (it being understood, however, that any fact, circumstance, event, effect, change, circumstance or development causing or contributing to such decline in price or changes in trading volume may constitute a Material Adverse Effect with respect to the Company to the extent otherwise consistent with this definition and may be taken into account in determining whether a Material Adverse Effect has occurred with respect to the Company); (vii) changes resulting from the public announcement made in accordance with the terms hereof of this Agreement or the transactions contemplated by this Agreement (including the loss or departure of employees or adverse developments in relationships with customers, suppliers, vendors, distributors, financing sources, strategic partners or other business partners); or (viii) any litigation relating directly and primarily to the announcement, negotiation, execution or performance of this Agreement or the transactions contemplated by this Agreement.

        "Material Contract"—means the Contracts meeting the standards set forth in Section 3.10(a)(i)-(xvi) and the IP Licenses identified or required to be identified on Part 3.9(d) of the Disclosure Schedule, together in each case with all exhibits and schedules to such Contracts or IP Licenses.

        "Material Divestiture Action"—as defined in Section 6.5(c).

        "Merger"—as defined in Recital B.

        "Merger Consideration"—as defined in Section 2.8(a).

        "Merger Sub"—as defined in the preamble.

        "Nasdaq"—means The Nasdaq Stock Market, LLC.

        "Order"—means any order, writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Authority.

        "Organizational Documents"—means: (a) the articles or certificate of incorporation or association and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a

5

general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles of association or certificate of formation and the bylaws or the limited liability company or operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation, or organization of any entity; and (f) any amendment to any of the foregoing.

        "Owned Real Property"—as defined in Section 3.8(a).

        "Parent"—as defined in the preamble.

        "Parent Termination Fee"—as defined in Section 8.4(b).

        "Party"—means Parent, Merger Sub or the Company, and "Parties" means Parent, Merger Sub and the Company.

        "Patents"—as defined in Section 3.9(a).

        "Permits"—means all authorizations, licenses, permits, certificates, certifications, approvals, clearances, exemptions, filings, registrations, franchises and orders of any Governmental Authority.

        "Permitted Liens" means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (b) mechanics', carriers', workers', repairers' and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (c) zoning, entitlement, building and other land use regulations, permits, orders, decisions, and conditions imposed by Governmental Authorities having jurisdiction over such Person's owned or leased real property, which are not violated in a material manner by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person's owned or leased real property, which are not violated in a material manner by the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person's businesses, (e) any right of way or easement related to private or public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person's businesses, (f) Liens arising under workers' compensation, unemployment insurance, social security, retirement and similar legislation, and (g) any Liens disclosed in the Disclosure Schedule.

        "Person"—an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, the executors, administrators or other legal representative of an individual in such capacity, unincorporated association, joint venture, a government or any agency or department of any government or other entity.

        "Plans"—as defined in Section 3.12(a).

        "Primary Stockholders"—as defined in Section 6.1(c).

        "Proxy Statement"—as defined in Section 6.1(a).

        "Real Property"—as defined in Section 3.8(c).

        "Real Property Lease"—as defined in Section 3.8(b).

        "Recommendations"—as defined in Section 3.3(b).

        "Required Information"—as defined in Section 6.7.

        "Sarbanes-Oxley Act"—means the Sarbanes-Oxley Act of 2002.

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        "SEC"—means the United States Securities and Exchange Commission.

        "Securities Act"—means the Securities Act of 1933.

        "Stockholders' Meeting"—as defined in Section 6.1(b).

        "Shares"—means all the issued and outstanding shares of Company Common Stock except for the Excluded Shares.

        "Software"—as defined in Section 3.9(f).

        "Stock Option"—means an option to purchase shares of Company Common Stock granted under the Company's Equity Incentive Plan or its predecessor plans to employees, officers, directors and consultants of the Company.

        "Subsidiary"—as to any Person, an entity, such as a corporation, partnership, firm, limited liability company, association, business organization, enterprise or other entity, in which such Person holds directly or indirectly (through one or more other Subsidiaries) securities or other interests conferring the power to elect a majority of the board of directors or similar governing body.

        "Superior Proposal"—means any written Acquisition Proposal (with all references to 15% in the definition of Acquisition Proposal being treated as references to 50% for these purposes) made by a third party that the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel and financial advisors, is reasonably capable of being consummated, and if consummated would be more favorable to the Company Stockholders than the Merger from a financial point of view, taking into account all financial, regulatory, legal and other aspects of such Acquisition Proposal, including, without limitation, the likelihood of consummation.

        "Surviving Corporation"—as defined in Section 2.1.

        "Tax Agency"—means any governmental agency dealing with the administration or the collection of Taxes.

        "Tax Return"—means any return, information statement, declaration, disclosure, schedule, or report relating to any and all Taxes, including any amendments of any previously filed return filed or required to be filed with any Tax Agency.

        "Tax" or "Taxes"—means any United States, foreign, federal, state, and local taxes, assessments, duties and other similar governmental charges and impositions, including all customs duties, taxes based upon or measured by gross receipts, income, profits, windfall severance, production, license, franchise, sales, use and occupation, capital stock, paid up capital, commercial rent and value added, ad valorem, transfer, franchise, withholding (whether as a withholding agent or direct obligee), payroll, recapture, employment, excise, property taxes, or similar taxes together with all interest, penalties and additions imposed with respect to such amounts.

        "Termination Date"—means October 14, 2011.

        "Termination Fee"—as defined in Section 8.4(a).

        "Trade Secrets"—as defined in Section 3.9(a).

        "Voting Agreements"—as defined in Recital E.

        "Voting Debt"—as defined in Section 3.5(c).

        Section 1.2    Rules of Construction.

          (a)   This Agreement has been negotiated by the Parties and is to be interpreted according to its fair meaning as if the Parties had prepared it together and not strictly for or against any Party.

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          (b)   The definitions set forth or referenced in Section 1.1 apply equally to both the singular and plural forms of the terms defined. Any pronoun includes the corresponding masculine, feminine and neuter forms, as the context requires. The words "include," "includes" and "including" will be deemed to be followed by the phrase "without limitation." The word "or" is not exclusive. The words "shall" and "will" are used interchangeably and are intended to have, and will be deemed to have, the same meaning. The words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement (including the Exhibits and Schedules) in its entirety and not to any part of this Agreement unless the context otherwise requires. All references to Articles, Sections, Exhibits and Schedules will be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context otherwise requires.

          (c)   Any references to any agreement or other document or instrument or to any statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provisions, and to any rules and regulations promulgated thereunder), unless the context otherwise requires.

          (d)   Any reference to a "day" or number of "days" (without the explicit qualifications of "business") will be interpreted as a reference to a calendar day or number of calendar days. Any reference to a "business day" means any day that is not a Saturday, Sunday or day on which banks in New York, New York, are authorized or required by law to close. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a business day, then such action or notice will be deferred until, or may be taken or given on, the next business day. All references to dollar amounts will be references to United States Dollars.

ARTICLE II
THE MERGER

        Section 2.1    The Merger.     At the Effective Time, and subject to and upon the terms and conditions of this Agreement and applicable provisions of the DGCL, (i) Merger Sub shall be merged with and into the Company; (ii) the separate corporate existence of Merger Sub shall cease; and (iii) the Company shall be the surviving corporation (the "Surviving Corporation") and will be a wholly owned Subsidiary of Parent.

        Section 2.2    Closing.     The consummation of the Merger (the "Closing") shall take place at the offices of Sherman & Howard L.L.C., 633 17th St., Suite 3000, Denver, Colorado 80202, at 10:00 a.m., local time, unless another place is agreed to in writing by Parent and the Company, on a date to be designated by Parent, which shall be no later than three (3) business days after satisfaction or waiver of all of the conditions set forth in Section 7.2, or such later date as or as Parent and the Company shall agree; provided, that without the prior written consent of Parent, the Closing shall not occur prior to 35 business days following the date hereof. Upon agreement of the Parties, the Closing may be conducted by e-mail or facsimile transmission and wire transfer. In such event, at or before the Closing, each Party shall deliver to the others by e-mail or facsimile transmission scanned executed originals of each agreement, certificate or other document contemplated hereby to which it is a party and shall deliver to the other Parties paper copies, facsimiles or e-mails of scanned copies of all other documents and instruments that it is required to deliver at or before the Closing. The documents, certificates and agreements so delivered shall for all purposes be deemed originals thereof and the signatures of the Parties thereon shall be deemed original signatures. Promptly following the Closing, each Party shall deliver by overnight courier to the appropriate other Party or Parties the executed originals of all transaction agreements and all other original documents and certificates required to be delivered by it at or before the Closing. The failure of any Party to deliver executed originals after the Closing shall not affect the validity of any action taken at the Closing.

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        Section 2.3    Effective Time.     On the Closing Date (or on such other date the Parent and the Company may agree in writing), the Parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware, and executed by the Company in accordance with, the applicable provisions of the DGCL. The Merger shall become effective at the time at which the Certificate of Merger is duly filed with and accepted for filing by the Secretary of State of the State of Delaware or at such later time as is agreed upon in writing by the Parent and the Company and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time".

        Section 2.4    Effect of the Merger.     The effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the assets, property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, obligations, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        Section 2.5    Certificate of Incorporation; Bylaws.     At the Effective Time, the Certificate of Incorporation of the Company shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto (and which shall contain such exculpation and indemnification provisions as are required by Section 6.4(a) hereof) and, as so amended, shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended at the Effective Time to conform to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time (and which shall contain such exculpation and indemnification provisions as are required by Section 6.4(a) hereof), except as to the name of the Surviving Corporation, which shall be Animal Health International, Inc., and as so amended shall be the bylaws of the Surviving Corporation until thereafter amended as provided by applicable law, the certificate of incorporation of the Surviving Corporation and such bylaws.

        Section 2.6    Directors and Officers.     The directors and officers of Merger Sub immediately before the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and until their respective successors are duly elected or appointed and qualified.

        Section 2.7    Further Action After the Effective Time.     If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately before the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

        Section 2.8    Conversion of Shares in the Merger.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any securities of the Company or Merger Sub, the following shall occur:

          (a)      Conversion of Company Stock.     Each share of Company Common Stock issued and outstanding immediately before the Effective Time (other than any shares to be cancelled pursuant to Section 2.8(c) and any Dissenting Shares) shall be automatically converted into the right to receive $4.25 per share, payable to the holder thereof in cash, without interest thereon (the "Merger Consideration"), on the terms set forth in this Agreement. From and after the Effective Time, all such Shares shall no longer be outstanding and, upon the conversion thereof, shall automatically be cancelled and shall cease to exist, and each holder of a certificate or book-entry share representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate or

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  book-entry share and other proper documentary evidence in accordance with Section 2.10, without interest thereon. The Merger Consideration paid upon the surrender for exchange of the certificates or book-entry shares in accordance with Section 2.10 shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the shares of Company Common Stock exchanged therefor and represented by such certificates or book-entry shares.

          (b)      Conversion of Merger Sub Stock.     Each share of capital stock of Merger Sub issued and outstanding immediately before the Effective Time shall be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, which shares shall constitute all of the issued and outstanding shares of the Surviving Corporation immediately after the Effective Time.

          (c)      Cancellation of Excluded Shares.     Each of the Excluded Shares shall be automatically cancelled and shall cease to exist, without payment of any consideration therefor.

          (d)      Dissenting Shares.

          (i)  Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or effectively withdraws or otherwise loses his, her or its right to appraisal. From and after the Effective Time, a stockholder who has properly exercised such appraisal rights shall not have any rights of a stockholder of the Company or the Surviving Corporation with respect to such Dissenting Shares, except those provided under Section 262 of the DGCL. A holder of Dissenting Shares that complies with Section 262 of the DGCL shall be entitled to receive payment of the appraised value of such Shares held by him or her in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or effectively withdraws or loses his, her or its right to appraisal, in which case such Shares shall be converted into and represent only the right to receive the Merger Consideration (less any required tax withholdings), without interest thereon, upon surrender of the certificate or book-entry share representing such Shares and other proper documentary evidence pursuant to Section 2.10.

         (ii)  The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal and (ii) the opportunity to participate in and direct the conduct of all negotiations and proceedings with respect to demands for appraisal under the DGCL. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, which consent will not be unreasonably withheld, voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal or approve any withdrawal of any such demands, or agree to do any of the foregoing.

        Section 2.9    Stock Options; Company Stock Awards.

          (a)      Stock Options.     At the Effective Time, each outstanding Stock Option, whether or not then vested or exercisable, shall be by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of that Stock Option or any other Person, cancelled and, as soon as reasonably practicable after the Effective Time, Parent shall pay to each holder of a Stock Option as to which the exercise price is less than the Merger Consideration an amount in cash, without interest, equal to (i) the amount by which the Merger Consideration exceeds such exercise price multiplied by (ii) the number of shares of Company Common Stock subject to purchase upon the exercise of the Stock Option, assuming the vesting of such Stock Option was accelerated in accordance with the Equity Incentive Plan as of the Effective Time, less (iii) any required withholdings.

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          (b)      Company Stock Awards.     The Company shall take all requisite action so that, at the Effective Time, each restricted stock unit award, deferred stock unit award and other right, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of Company Common Stock that may be held, awarded, outstanding, payable or reserved for issuance under any Plan, other than Stock Options (each, a "Company Stock Award") at the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of that Company Stock Award or any other Person, cancelled and, as soon as reasonably practicable after the Effective Time, Parent shall pay to each holder of a Company Stock Award as to which any exercise or purchase price is less than the Merger Consideration an amount in cash, without interest, equal to (i) the amount by which the Merger Consideration exceeds any applicable exercise or purchase price multiplied by (ii) the number of shares of Company Common Stock subject to such Company Stock Award, assuming the vesting of such Stock Option was accelerated in accordance with the Equity Incentive Plan or other Company equity compensation plan as of the Effective Time, less (iii) any required withholdings.

          (c)      Further Actions.     At or prior to the Effective Time, the Board of Directors of the Company shall adopt any resolutions and take any actions (including providing any required notice to holders of the Stock Options or Company Stock Awards) which are necessary to effectuate the provisions of this Section 2.9. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Stock Options or Company Stock Awards after the Effective Time.

        Section 2.10    Delivery of Certificates or Book-Entry Shares; Payment.

          (a)      Deposit of Funds.     Immediately before the Effective Time, Parent shall deposit with the Exchange Agent for the benefit of the holders of shares of Company Common Stock funds sufficient to pay the Merger Consideration pursuant to this Section 2.10 in exchange for all outstanding shares of Company Common Stock outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to Section 2.8(c)). In the event the funds deposited shall be insufficient to make all such payments, Parent shall promptly deposit, or cause to be deposited, additional funds with the Exchange Agent in an amount that is equal to the deficiency in the amount of funds required to make such payments. The Exchange Agent shall make payments of the aggregate Merger Consideration out of the deposited funds in accordance with this Agreement and an exchange agent agreement in form and substance reasonably acceptable to the Company.

          (b)      Delivery Procedures.     After the Effective Time, each holder of a certificate or book-entry share which represented shares of the Company's Common Stock immediately before the Effective Time shall, upon surrender of such certificate(s) or book-entry share(s) accompanied by a properly completed letter of transmittal in the form to be provided by Parent, and such other customary documents as may be required pursuant to the letter of transmittal, to the Exchange Agent, be entitled to receive in exchange therefor the Merger Consideration for each share represented by such certificate or book-entry share, and the certificate or book-entry share so surrendered shall forthwith be cancelled. Until properly surrendered, each outstanding certificate or book-entry share that, before the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration that such holder is entitled to receive in the Merger. No interest shall be paid or accrued on the Merger Consideration payable to holders of certificates or book-entry shares. Such payment of the Merger Consideration shall be made to the holder of record by bank check; provided, that any holder of record entitled to a payment in excess of $500,000 shall have

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  the right to receive payment by electronic wire transfer, in which case payment shall be made net of any applicable wire transfer fees. If any Merger Consideration is to be paid to a Person other than a Person in whose name the certificate or book-entry share surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes required by reason of payment of the Merger Consideration to a Person other than the registered holder of the certificate or book-entry shares surrendered, or shall establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not applicable.

          (c)      Termination of Funds; No Liability.     At any time after one (1) year following the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent and not disbursed to holders of certificates or book-entry shares representing shares of Company Common Stock and, thereafter, such holders shall be entitled to look only to the Surviving Corporation (subject to applicable abandoned property, escheat or similar laws) with respect to the Merger Consideration payable upon due surrender of their certificates or book-entry shares, without any interest thereon. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock immediately before the Merger for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (d)      Withholding Rights.     Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as are required to be deducted and withheld under the Code or any other applicable Legal Requirement (including state, local and foreign laws). To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the payees in respect of which such deduction and withholding was made.

          (e)      Lost, Stolen or Destroyed Certificates.     In the event any certificate representing Company Common Stock shall have been lost, stolen or destroyed, the Exchange Agent or Parent (as applicable) shall, upon the making of an affidavit of that fact by the holder thereof, pay the Merger Consideration that such holder is entitled to receive in the Merger; provided, that Parent may, in its sole discretion and as a condition precedent thereof, require the owner of such lost, stolen or destroyed certificates to post a bond in such sum as Parent may require as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

        Section 2.11    Stock Transfer Books.     All Merger Consideration paid upon surrender of the certificates representing Shares or book-entry shares in accordance with the provisions of this Article II will be deemed to have been issued in full satisfaction of all rights pertaining to the Shares theretofor represented by such certificates and to the book-entry shares. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company. If certificates or book-entry shares are presented to the Surviving Corporation for transfer following the Effective Time, they shall be canceled against delivery of the applicable Merger Consideration, as provided for in Section 2.8(a) hereof, for each share of Common Stock formerly represented by such certificates.

        Section 2.12    Adjustments.     Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Merger Consideration

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and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth on the Disclosure Schedule, delivered by the Company to Parent immediately prior to the execution of this Agreement, and which specifically qualifies any of the following representations and warranties if it is reasonably apparent from the actual text of such exception that such exception is relevant to such representations and warranties, the Company hereby represents and warrants to Parent and Merger Sub that:

        Section 3.1    Organization and Good Standing; Organizational Documents; Minutes.

          (a)   The Company and each of its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has full power and authority to own, operate and lease its assets and properties, to carry on its business as that business is presently being conducted, and to perform all of its obligations under the Material Contracts. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign corporation, limited liability company or other legal entity in each jurisdiction where the ownership, lease or operation of its assets or properties or conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b)   True and complete copies of the Company's Organizational Documents in effect on the date hereof have been filed with the SEC and referenced as exhibits to the Company's Annual Report on Form 10-K for the period ended June 30, 2010. True and complete copies of each Subsidiary's Organizational Documents in effect on the date hereof have been made available to Parent. No corporate action has been taken with respect to any amendment to the Company's or any Subsidiary's Organizational Documents (except for any such amendments that have become effective and are reflected in the copies of the Company's Organizational Documents described in the preceding sentence) and no such corporate action is currently proposed. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Organizational Documents.

          (c)   Except as set forth on Part 3.1(c) of the Disclosure Schedule, the Company's and each Subsidiary's minute books, true and complete copies of which have been made available to Parent, contain the minutes (or draft copies of the minutes) of all meetings of directors and stockholders of the Company and each Subsidiary and such minutes accurately and fairly reflect in all material respects the actions taken at such meetings.

        Section 3.2    Subsidiaries; Ownership Interests.     Part 3.2 of the Disclosure Schedule sets forth the name, jurisdiction of organization, and direct or indirect ownership by the Company of each Subsidiary (including (A) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (B) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company). Except as set forth on Part 3.2 of the Disclosure Schedule, all of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens (x) imposed by applicable securities laws or (y) arising pursuant to the Organizational Documents of any non-wholly-owned Subsidiary of the Company.

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Except as set forth on Part 3.2 of the Disclosure Schedule and except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own or have the right or obligation to acquire, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

        Section 3.3    Authority; Execution and Delivery; Enforceability.

          (a)   The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement, the performance of the Company's obligations hereunder and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the Board of Directors of the Company. Except for (i) the adoption of this Agreement by the requisite vote of the Company Stockholders and (ii) filing the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate or other proceedings on the part of the Company or any Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

          (b)   The Company's Board of Directors, at a meeting duly called and held, has adopted resolutions that are still in full force and effect as of the date hereof and has (i) determined that this Agreement and the transactions contemplated by this Agreement, including without limitation, the Merger are advisable and in the best interests of the Company and its stockholders, (ii) received the fairness opinion of Piper Jaffray & Co. delivered to the Board of Directors of the Company in connection with the transactions contemplated by this Agreement (the "Fairness Opinion"), (iii) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including, without limitation, the Merger, (iv) directed that this Agreement be submitted to the Company's stockholders for adoption, and (v) resolved to recommend that Company stockholders adopt this Agreement (the "Recommendations").

          (c)   No "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) enacted under any federal, state, local or foreign laws applicable to the Company is applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreements. The Company's Board of Directors has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Voting Agreements.

          (d)   The only vote of stockholders of the Company required under the DGCL, the applicable rules and regulations of Nasdaq, the Organizational Documents of the Company or otherwise in order to consummate the Merger and the other transactions contemplated by this Agreement is the affirmative vote of a majority of the total number of votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock voting as a single class, and no other vote or approval of or other action by the holders of any capital stock of the Company is required for such consummation.

        Section 3.4    No Breach or Violation; Consents.

          (a)   Except as set forth on Part 3.4 of the Disclosure Schedule, none of the execution and delivery by the Company of this Agreement, the performance of the Company's obligations

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  hereunder or the consummation by the Company of the transactions contemplated hereby will: (i) violate or conflict with any provision of the Organizational Documents of the Company or any of its Subsidiaries; (ii) conflict with, or result in a violation or breach of, or constitute a default under, require any notice under, require the consent or approval of any third Person, or result in the creation of any Lien upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, any Material Contract to which the Company or any of its Subsidiaries is a party or by which it or any of the assets of the Company or any of its Subsidiaries is bound or any Permit held by the Company or any of its Subsidiaries; (iii) violate any Order, Permit, or award of any Governmental Authority against or binding upon the Company, any of its Subsidiaries or any of their respective assets; or (iv) assuming that the consents, approvals and filings referred to in Section 3.4(b) are obtained and made, constitute a violation by the Company or any of its Subsidiaries of, or either automatically or at the election of any Person result in the material loss of any rights or benefits under, any applicable Legal Requirements.

          (b)   No consent, approval, waiver, action, non-action, or authorization of, filing with, notice to or declaration of any Governmental Authority is required for the consummation of the transactions contemplated by this Agreement or to preserve the benefits and rights that the Company has now or will have at the Effective Time, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (ii) filings with the SEC in accordance with the Exchange Act, (iii) filings pursuant to the applicable rules and regulations of Nasdaq, (iv) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws, (v) filings, permits, authorizations, waivers, consents, approvals, actions, and non-actions as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and any comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions and (vi) such other consents, authorization, filings, approvals and registrations as set forth on Part 3.4(b) of the Disclosure Schedule, which if not obtained or made would not be material to the Company or Parent or have a material effect on the ability of the Parties hereto to consummate the Merger.

        Section 3.5    Capitalization; Options.

          (a)   As of the date hereof, the authorized capital stock of the Company consists of (i) 90,000,000 shares of Company Common Stock, of which 24,329,670 shares are issued and outstanding; and (ii) 10,000,000 shares of undesignated Preferred Stock, par value $0.01 per share, none of which are issued and outstanding. There are, and at the Effective Time there will be, no other shares of capital stock of the Company outstanding, except for shares of Company Common Stock issued on (i) the exercise of currently outstanding Stock Options and (ii) the vesting of currently outstanding Company Stock Awards. All of the outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid, nonassessable and free of preemptive rights. All outstanding shares of Company Common Stock, Stock Options and Company Stock Awards were issued, and all shares of Company Common Stock which may be issued upon the exercise of Stock Options or the vesting of Company Stock Awards will be, when issued, in compliance with all applicable state and federal laws concerning the offer, sale and issuance of such securities.

          (b)   The Company has reserved 3,600,000 shares of Company Common Stock for issuance pursuant to Stock Options or Company Stock Awards of which 2,870,542 shares are subject to outstanding Stock Options or Company Stock Awards as of the date hereof. Part 3.5(b) of the Disclosure Schedule sets forth with respect to each outstanding Stock Option and Company Stock Award as of the date hereof (A) the name of the Person that holds such Stock Option or Company Stock Award, (B) the total number of shares of Company Common Stock issuable thereunder (assuming that all conditions to the exercise and issuance thereof, including the passage of time, had been met), (C) the type of award and the Plan pursuant to which such Stock Option

15

  or Company Stock Award was issued, (D) the grant date and expiration date thereof, (E) the per share exercise price thereof, (F) the vesting schedule and any provisions providing for or relating to the acceleration of vesting thereof, and (G) any material term or condition thereof that is inconsistent with, or modifies a material term and condition of, the form of agreement for the Plan under which such Stock Option or Company Stock Award was granted (not including modifications of and inconsistencies in the vesting schedule).

          (c)   There are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company that have the right to vote (or that are convertible into other securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt").

          (d)   Except as set forth in this Section 3.5, there are no outstanding subscriptions, options, warrants, rights, agreements, convertible securities or other commitments (contingent or otherwise) pursuant to which the Company is or may become obligated to issue or sell any shares of capital stock, equity interest, Voting Debt or other securities of the Company. There is no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company.

          (e)   There are no declared or accrued unpaid dividends with respect to any shares of Company Common Stock.

          (f)    Except pursuant to the Plans, the Company has not adopted, authorized or assumed any plans, arrangements or practices that require or permit the issuance, sale, purchase or grant of any capital stock, securities or other equity interests or Voting Debt of the Company, any phantom shares, phantom equity interests, stock or equity appreciation rights or similar rights or any convertible or exchangeable securities.

        Section 3.6    SEC Filings; Financial Statements; Sarbanes-Oxley Matters.

          (a)   The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since January 1, 2008 (the "Applicable Date") (the forms, statements, reports and documents filed or furnished since the Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the "Company Reports"). Each of the Company Reports, at the time of its filing or being furnished (or, if amended prior to the date hereof, as of the date of such amendment) complied or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, any rules and regulations promulgated thereunder and any applicable rules and regulations promulgated by the Nasdaq applicable to the Company Reports. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company has made available to Parent copies of all comment letters received by the Company from the SEC on or after January 1, 2008 relating to the Company Reports, together with all written responses of the Company thereto. Except as set forth on Part 3.6(a) of the Disclosure Schedule, as of the date hereof, there are no outstanding or unresolved comments received from the staff of the SEC with respect to any of the Company Reports. None of the Company's Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC. None of the matters disclosed on Part 3.6(a) of the Disclosure Schedule, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect on the Company.

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          (b)   Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented, or, in the case of Company Reports filed after the date hereof, will fairly present the financial position of the Company as of its date and each of the statements of operations, statement of stockholders' equity and comprehensive income (loss) and statements of cash flows of the Company included in or incorporated by reference into the Company Reports (including any related notes and schedules), or in the case of Company Reports filed after the date hereof, will fairly present the results of operations and cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal and recurring year-end audit adjustments that will not be material in amount or effect). In addition, each of such balance sheets, statements of operations, stockholders' equity and comprehensive income (loss) and statements of cash flows have been prepared or, in the case of Company Reports filed after the date hereof, will be prepared in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (c)   Except for liabilities reserved or reflected in the balance sheet included in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2010, as filed with the SEC and publicly available on the date of this Agreement (the "Latest Balance Sheet"), the Company has no liabilities, whether accrued, absolute, contingent, unliquidated or other, other than liabilities incurred in the ordinary course of business after the date of the Latest Balance Sheet that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. The Company has not guaranteed or otherwise agreed to become responsible for any indebtedness of any other Person.

          (d)   Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any "off balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company's or such Subsidiary's published financial statements or other Company Reports.

          (e)   Since January 1, 2008 through the date hereof, to the Knowledge of the Company, neither the Company nor any director, officer, employee, auditor, accountant or representative of the Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, including any material complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices.

          (f)    Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company Reports, and all statements contained in such certifications are true and accurate in all material respects. The Company has made available to Parent any disclosure made by the Company's management to the Company's auditors and audit committee referred to in such certifications. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings ascribed to such terms in the Sarbanes-Oxley Act. Neither the Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any

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  "extensions of credit" (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any of its Subsidiaries. The Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the Nasdaq, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (g)   The Company has designed and maintained a system of internal control over financial reporting (as defined in Rules 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management's general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on the Company's financial statements. There are no material weaknesses in either the design or operation of the Company's internal control over financial reporting that are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial information. There has been no fraud or suspected fraud involving (i) management of the Company who have a significant role in the Company's internal control over financial reporting, (ii) any employees of the Company where such fraud could have a material effect on the financial statements of the Company or (iii) any officer or employee of the Company whose role, actions or activities would be required to be considered in certifying internal control over financial reporting of the Company pursuant to Section 404 of the Sarbanes-Oxley Act.

          (h)   The Company has established and to the extent required by applicable Legal Requirements, maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company's principal executive officer and its principal financial officer by others within those entities; and such disclosure controls and procedures are effective in timely alerting the Company's principal executive officer and its principal financial officer to material information required to be included in the Company Reports required under the Exchange Act. The Company has evaluated the effectiveness of the Company's disclosure controls and procedures and, to the extent required by applicable Legal Requirements, presented in any applicable Company Report that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation.

        Section 3.7    Tax Matters.

          (a)   All Tax Returns required to be filed by the Company and each of its Subsidiaries have been filed in a timely manner and all Taxes shown to be due have been paid in full when due and not postponed to subsequent Tax years, and all such Tax Returns are accurate and complete, except for any errors or omissions that, individually or in the aggregate, would not result in a Material Adverse Effect.

          (b)   All Taxes that the Company and each of its Subsidiaries has been required to collect or to withhold from the employees, customers and any other applicable payees related to the Company and each of its Subsidiaries for all periods, have been duly withheld and collected in compliance with all tax withholding provisions of applicable federal, state, local and foreign laws (including income, social security and employment tax withholding for all types of compensation, back-up withholding and withholding on payments to non-United States persons) and, to the extent

18

  required, have been paid on time to the proper Tax Agency, except for any Taxes with respect to which the failure to withhold, collect or pay would not, individually or in the aggregate, result in a Material Adverse Effect.

          (c)   Other than Taxes incurred in the ordinary course of business, neither the Company nor any of its Subsidiaries has any material liability for unpaid Taxes accruing after the date of the Company's and the Subsidiary's (respectively) latest Tax Returns in excess of the accruals and reserves set forth in the Company's Latest Balance Sheet.

          (d)   There are no Liens on any of the assets of the Company or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (e)   Since January 1, 2006 and, to the Knowledge of the Company, for periods prior to such date, no closing agreements, private letter rulings, technical advance memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company or any of its Subsidiaries.

          (f)    None of the Tax Returns filed by the Company or any of its Subsidiaries has been or is currently being audited or examined by the Internal Revenue Service or relevant state, local, or foreign taxing authorities, and no written notice of such an audit or examination has been received by the Company or any of its Subsidiaries. No material issues relating to any material amount of Taxes were raised by the relevant taxing authority in any completed audit or examination that would reasonably be expected to recur in a later taxable period. There are no other administrative or court proceedings relating to Taxes of the Company or any of its Subsidiaries in progress or pending or, to Knowledge of the Company, threatened, nor has the Company or any of its Subsidiaries, since January 1, 2006, received (i) any written request for information related to a Company Tax matter or (ii) any examination reports, written notices, reports, or statements of deficiency asserting a Tax deficiency or proposed adjustment for any amount of Tax with respect to the Company or any of its Subsidiaries.

          (g)   The Company has made available to Parent correct and complete copies of all of its federal income Tax Returns since January 1, 2006.

          (h)   Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency which period (after giving effect to such waiver or extension) has not yet expired.

          (i)    The Company and each of its Subsidiaries (i) is not and has not been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return or a member of any affiliated, combined, consolidated, unitary, or similar group for state, local or foreign Tax purposes other than, for purposes of filing consolidated U.S. Federal income tax returns and consolidated state income tax returns, a group of which the Company was the common parent, (ii) is not a party to any Tax allocation, Tax sharing, or Tax indemnification agreement, and (iii) has no liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Legal Requirement), as a transferee or successor, by contract, or otherwise.

          (j)    Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (or is otherwise a successor to a "distributing corporation" or a "controlled corporation") in a distribution of stock qualifying or intended to qualify for tax-free treatment (in whole or in part) under Sections 355 or 361(c) of the Code.

          (k)   Neither the Company nor any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

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          (l)    Neither the Company nor any of its Subsidiaries is, and has never been, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

        Section 3.8    Real Property and Personal Property.

          (a)   Part 3.8(a) of the Disclosure Schedule sets forth a true and complete list (by address and use, if available) of all real property owned in fee by the Company or any of its Subsidiaries as of the date of this Agreement and material to the business of the Company and its Subsidiaries, taken as a whole (collectively, the "Owned Real Property"). The Company or one of its Subsidiaries, as the case may be, holds good, indefeasible, insurable, marketable (subject to any state of facts an accurate survey would show, provided same does not materially impair the current use and operation of such parcel of Owned Real Property) and valid fee simple title to the Owned Real Property, free and clear of all Liens, except for Permitted Liens. Except as disclosed in Part 3.8(a) of the Disclosure Schedule, (i) there are no outstanding options or rights of first refusal or offers to purchase or lease the Owned Real Property or any portion thereof or interest therein and (ii) there are no parties (other than the Company and its Subsidiaries) in possession of any Owned Real Property.

          (b)   Part 3.8(b) of the Disclosure Schedule sets forth a true and complete list (by address and use, if available) of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries as tenant, subtenant or occupant as of the date of this Agreement and material to the business of the Company and its Subsidiaries, taken as a whole (collectively, the "Leased Real Property"). With respect to the Real Property (as defined below), Part 3.8(b) of the Disclosure Schedule also contains a true and complete list as of the date hereof of all agreements under which the Company or any of its Subsidiaries is, as of the date hereof, the landlord, sublandlord, tenant, subtenant or occupant that have not been terminated or expired as of the date hereof and are material to the business of the Company and its Subsidiaries, taken as a whole (each a "Real Property Lease"). The Company has heretofore made available to Parent true and complete copies of the Real Property Leases. Except as set forth in Part 3.8(b) of the Disclosure Schedule, the leasehold interest of the Company and its Subsidiaries to each Real Property Lease is not subject to any Lien, other than Permitted Liens; provided, however, that Company makes no representations or warranties as to the condition of title to any real property that may be leased by, but not owned in fee by, the Company or its Subsidiaries. Each Real Property Lease constitutes the entire agreement between the parties thereto with respect to the Real Property leased thereunder, and is, with respect to the Company or the applicable Subsidiary of the Company, a valid and subsisting agreement in full force and effect and constitutes a valid and binding obligation of the Company or the applicable Subsidiary of the Company, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles. The Company has not received any written notice of foreclosure, termination or cancellation of or of a breach or default under any Real Property Lease that remains uncured as of the date of the Agreement nor to the Knowledge of the Company has any event occurred which, with notice or lapse of time or both, would constitute a breach or default of any material obligation under any such Real Property Lease, or permit the termination or cancellation of any such Real Property Lease.

          (c)   The Owned Real Property and the Leased Real Property are referred to collectively herein as the "Real Property." Except as disclosed in Part 3.8(c) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) received written notice from any Governmental Authority of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, nor (ii) received written notice from any Governmental Authority threatening any such proceedings, in each case, affecting any portion of the Real Property that could reasonably be expected to materially impair the occupancy or use of such Real Property for the purposes for

20

  which it is currently used. Neither the Company nor any of its Subsidiaries has received written notice of the existence of any outstanding Order or of any pending Action pertaining to or affecting any material portion of the Real Property. As of the date hereof, none of the improvements located on any parcel of Real Property that is material to the business of the Company and its Subsidiaries, taken as whole, has been materially damaged by a fire or other casualty and not been restored and repaired either (i) to substantially the same condition they were in prior to such event or (ii) to a condition necessary for the use of the Company and its Subsidiaries in the ordinary course.

          (d)   To the Knowledge of the Company, there are no conditions or defects, latent or otherwise, to the Real Property that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (e)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries has good title to, or a valid and binding leasehold interest in, all the personal property owned by it, free and clear of all Liens, other than Permitted Liens.

        Section 3.9    Intellectual Property.

          (a)   Intellectual Property means any and all patents (including renewals, extensions and reissues), patent applications (including divisions, provisionals, continuations, continuations-in-part, re-examinations and renewal applications), patent rights, and invention disclosures ("Patents"); trademarks, trade names, business names, service marks, certification marks, Internet domain names, logos, symbols, trade dress, and other indicia of commercial source or origin together with all goodwill associated with the foregoing, and all registrations, applications and renewals for any of the foregoing ("Marks"); copyrights, design, design registration, and all registrations, applications for registration, renewals, extensions, restorations and reversions for any of the foregoing, and any "moral" rights ("Copyrights"); trade secrets in know-how, discoveries, inventions, research and development, test results and other confidential and proprietary information, fixed or stored in any medium, and all rights therein ("Trade Secrets"); and other intellectual property or proprietary rights, in any jurisdiction worldwide, whether registered or unregistered ("Intellectual Property"). Part 3.9(a) of the Disclosure Schedule sets forth an accurate and complete list of all Patents, Marks and registered Copyrights owned by the Company or any of its Subsidiaries.

          (b)   The Company or one of its Subsidiaries is the sole and exclusive owner of all right, title and interest in and to, or has a valid right to use all, the Intellectual Property set forth on Part 3.9(a) of the Disclosure Schedule (such Intellectual Property and the rights thereto and all other Intellectual Property and the rights thereto owned by the Company or its Subsidiaries are collectively referred to in this Agreement as the "Company IP Rights") free and clear of all Liens other than Permitted Liens, except for any failures to own, license, sublicense or possess that, individually or in the aggregate, would not result in a Material Adverse Effect. The Company IP Rights are valid, subsisting and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company IP Rights are not subject to any outstanding Order or agreement adversely affecting the Company's or any of its Subsidiaries' use thereof or its rights thereto. To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe, violate or constitute a misappropriation of any Intellectual Property of any third party, except for such infringements, violations and misappropriations that, individually or in the aggregate, would not result in a Material Adverse Effect.

          (c)   The Company and its Subsidiaries have taken all commercially reasonable steps to preserve and protect all Company IP Rights, and except as set forth in part 3.9(c) of the

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  Disclosure Schedule, has no Knowledge of any actual, pending or threatened misuse, infringement, misappropriation or other violation of any Company IP Rights by any other Person, including any employee or former employee of the Company, except for such infringements, violations and misappropriations that, individually or in the aggregate, would not result in a Material Adverse Effect. Except as set forth in Part 3.9(c) of the Disclosure Schedule, neither the Company nor its Subsidiaries have granted any rights or licenses in the Company IP Rights to any third party (i) outside the ordinary course of business or (ii) that would limit or restrict in any way the Company's and its Subsidiaries' rights to exploit the Company IP Rights following the Closing.

          (d)   Part 3.9(d) of the Disclosure Schedule identifies all Contracts concerning the Company IP Rights to which the Company or any Subsidiary is a party, including license or sublicense agreements granting the Company or any Subsidiary rights to use Intellectual Property owned or held by any other Person, license or sublicense agreements pursuant to which the Company or any Subsidiary grants rights to any other Person to use the Company's Intellectual Property, non-assertion agreements, settlement agreements, trademark coexistence agreements and trademark consent agreements, that are material to the business of the Company and its Subsidiaries as currently conducted (collectively, such Contracts are "IP Licenses"), except for such IP Licenses which are for shrinkwrap, clickwrap or other similar commercially available off-the-shelf Software that has not been modified or customized by a third party for the Company or any of its Subsidiaries. The consummation of the transactions contemplated hereunder will not result in the loss of impairment of rights of the Company or any of its Subsidiaries under any of the IP Licenses, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (e)   There is no pending, or, to the Knowledge of the Company, threatened Action, arbitration or other adversarial proceeding before any Governmental Authority or any arbitration panel alleging that the Company or any Subsidiary infringes upon, has violated, or is violating any Intellectual Property of any other Person.

          (f)    "Software" means any and all software, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other software-related specifications and documentation. Part 3.9(f) of the Disclosure Schedules sets forth an accurate and complete list of all material Software owned by the Company or any of its Subsidiaries. The Company or one of its Subsidiaries owns or has the right to use all Software set forth on Part 3.9(f) of the Disclosure Schedules, except for any failures to own, license, sublicense or possess that, individually or in the aggregate, would not result in a Material Adverse Effect.

        Section 3.10    Material Contracts.

          (a)   Part 3.10 of the Disclosure Schedule sets forth for the Company and its Subsidiaries a true and complete list as of the date hereof of, any Contract to which the Company or any Subsidiary is a party that is currently in effect:

          (i)  required to be filed as an exhibit to the Company's Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act, whether or not filed by the Company with the SEC;

         (ii)  that is reasonably likely to require either (x) annual payments to or from the Company or any of its Subsidiaries of more than $250,000 or (y) aggregate payments to or from the Company or any of its Subsidiaries of more than $500,000, except for any vendor or customer Contracts;

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        (iii)  relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $100,000;

        (iv)  involving aggregate payments in excess of $100,000 in any fiscal year that has a remaining duration of twelve (12) months or more and that is not terminable without material penalty on 90 days or less prior written notice;

         (v)  that (A) purports to limit in any material respect either the type of business in which the Company or any of its Subsidiaries may engage, the manner or locations in which any of them may so engage in any business, or the persons with which any of them may do business, (B) could require the disposition of any material assets or line of business of the Company (or, after the Effective Time, Parent) or any of its Subsidiaries, (C) grants "most favored nation" status to any third Person, (D) materially prohibits or limits the right of the Company or any of its Subsidiaries to make, sell, offer to sell, or distribute any products or services or use, transfer, license, distribute or enforce any of its respective Intellectual Property rights or (E) contains any restrictive covenant or confidential or secrecy agreement, other than such an agreement relating to information about a customer's business, information about a vendor's business, the Company's services to such customer, or other non-disclosure agreements entered into in the ordinary course of business;

        (vi)  between the Company or any of its Subsidiaries and any director or officer of the Company or any of its Subsidiaries or any Person beneficially owning five percent or more of the outstanding Shares;

       (vii)  any Contract providing for indemnification by the Company or any of its Subsidiaries of any officer, director or employee;

      (viii)  between the Company and any Governmental Authority, other than Contracts for the sale of products and services entered into in the ordinary course of business;

        (ix)  which entitles any employee of the Company (on a no names basis) to transaction bonuses, retention bonuses or similar payments as a result of, or in connection with or relating to the execution of this Agreement or the consummation of the transactions contemplated hereby;

         (x)  any Contract between the Company or any of its Subsidiaries and the top 20 vendors based on the aggregate dollar amount of sales of vendor product by the Company and its Subsidiaries during any of the three most recently concluded fiscal years, other than purchase orders entered into in the ordinary course of business consistent with past practice, and any Contract between the Company or any of its Subsidiaries and any vendor, in which (A) the Company or any of its Subsidiaries is bound to deal exclusively with such vendor and (B) which is reasonably likely to require annual payments from the Company or any of its Subsidiaries of more than $25,000 or aggregate payments from the Company or any of its Subsidiaries of more than $100,000;

        (xi)  any Contract between the Company or any of its Subsidiaries and the top 20 customers (on a no names basis) based on the aggregate dollar amount for any of the three most recently concluded fiscal years and any requirements or exclusive dealing Contract between the Company or any of its Subsidiaries and any customer that is reasonably likely to require annual payments to the Company or any of its Subsidiaries of more than $25,000 or aggregate payments to the Company or any of its Subsidiaries of more than $100,000;

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       (xii)  regarding the acquisition or disposition of all or a material portion of the assets of the Company or any of its Subsidiaries (other than those Contracts discharged prior to January 1, 2008);

      (xiii)  any Contract that contains any provision that requires the purchase of all of the Company's or any of its Subsidiaries' requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

      (xiv)  any Contract creating a partnership, joint venture or similar arrangement that involves a sharing of revenues, profits or losses by the Company or its Subsidiaries with any other Person;

       (xv)  any Contract with a labor union or association relating to any current or former employee, or collective bargaining agreements; and

      (xvi)  any Contract entered into since June 30, 2010 involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute with an amount in dispute of greater than $250,000.

          (b)   A true and complete copy of each Material Contract has previously been made available to Parent or Parent's representatives and each such Contract is a valid and binding agreement of the Company or such Subsidiary and is in full force and effect and shall continue to be in full force and effect immediately following the Merger, and neither the Company or any applicable Subsidiary or, to the Knowledge of the Company, any other party thereto is in default or breach under the terms of any such Contract which breach or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

        Section 3.11    Employees, Agents and Consultants.

          (a)   The Company and its Subsidiaries are in compliance with all Legal Requirements respecting employment and employment practices (including, employment or labor standards, discrimination, immigration, terms and conditions of employment, labor relations, occupational health and safety, human rights, workers' compensation, withholding and other taxes, severance payment, employment equity, pay equity, wage, hour and medical leave) relating to employment, except where the failure to comply would not be material. Except as set forth on Part 3.11(a) of the Disclosure Schedule, there is no charge or Action pending or, to the Knowledge of the Company, threatened against the Company and/or its Subsidiaries alleging unlawful discrimination, wage and hour violations or unfair employment practices before any court or agency and there is no charge of or Action pending with regard to any unfair labor practice against the Company or its Subsidiaries before the National Labor Relations Board.

          (b)   There are no agreements, commitments or other obligations of the Company or any Subsidiary, whether oral or written, other than those under applicable Legal Requirements, which would prevent or obstruct the dismissal of any of the Company's or any Subsidiary's employees. Except as set forth on Part 3.11(b) of the Disclosure Schedule (on a no names basis), all of the Company's present employees are employees at will, and subject to Applicable Laws, may be terminated on no more than 30 days' notice without liability for severance or termination pay or other damages, either compensatory or punitive.

          (c)   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreements or any other labor-related agreements with any labor union, labor organization or works council, and no employees of the Company or any of its Subsidiaries are represented by any labor union, labor organization or works council in connection with their employment with the Company or any Subsidiary. To the Knowledge of the Company, there are no labor representation

24

  proceedings or petitions seeking a labor representation proceeding presently pending before the National Labor Relations Board or any other labor relations tribunal or any other Governmental Authority. To the Knowledge of the Company, there are no organizational campaigns, petitions or other activities or proceedings of any labor union, workers' council or labor organization seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of the Company or any of its Subsidiaries or compel the Company or any of its Subsidiaries to bargain with any such labor union, works council or labor organization; there are no strikes, slowdowns, walkouts, work stoppages or other labor-related controversies pending or, to the Knowledge of the Company threatened; and neither the Company nor any of its Subsidiaries has experienced any such strike, slowdown, walkout, or work stoppage since January 1, 2008.

        Section 3.12    Benefit Plans.

          (a)   Part 3.12(a) of the Disclosure Schedule contains a true and complete list of: (i) all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), all bonus, stock option, stock purchase, incentive, deferred compensation, executive compensation, retiree medical or life insurance, supplemental retirement, severance, employment, change in control or other benefit and compensation plans, contracts, programs or arrangements, to which the Company, any Subsidiary or any ERISA Affiliate is a party, with respect to which the Company, any Subsidiary or any ERISA Affiliate has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer, or director of the Company, any Subsidiary or any ERISA Affiliate and (ii) each "employee benefit plan" for which the Company, any Subsidiary or any ERISA Affiliate could incur material liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company, any Subsidiary or any ERISA Affiliate remains secondarily liable under Section 4204 of ERISA (collectively, the "Plans") and each Plan which has received a favorable opinion letter from the IRS, including any master or prototype plan, has been separately identified. The Company has made available to Parent a true and complete copy of each written Plan or a description thereof and a true and complete copy of each of the following material documents prepared in connection with each such Plan: (i) a copy of each trust or other funding arrangement; (ii) each summary plan description and summary of material modifications; (iii) the most recently filed IRS Form 5500; (iv) the most recently received IRS determination letter for each such Plan; and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. For the purposes of this Agreement, an "ERISA Affiliate" is any entity which would be considered a single employer with the Company or any Subsidiary pursuant to Section 4001(a)(14) of ERISA.

          (b)   None of the Plans is a "multiemployer plan", within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or a "single employer pension plan", within the meaning of Section 4001(a)(15) of ERISA, for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA.

          (c)   Except as disclosed on Part 3.12(c) of the Disclosure Schedule, there are no severance, employment or change in control plans, contracts, programs or arrangements to which the Company or any Subsidiary is a party for the benefit of any current or former employee, officer or director of the Company or any Subsidiary.

          (d)   There has been no amendment to, announcement by the Company or any Subsidiary relating to, or change in employee participation or coverage under, any Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefor for the most recent fiscal year. Except as disclosed on Part 3.12(d) of the Disclosure Schedule, neither the execution of this Agreement, stockholder approval of this Agreement nor the

25

  consummation of the transactions contemplated hereby will (w) entitle any employees of the Company or any Subsidiary to separation, severance, termination or similar-type benefits or any increase in separation, severance, termination or similar-type benefits upon any termination of employment after the date hereof, (x) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Plans, (y) limit or restrict the right of the Company (or, after the consummation of the transactions contemplated hereby, Parent) or any Subsidiary to merge, amend or terminate any of the Plans or (z) result in payments under any of the Plans which would not be deductible under Section 162(m).

          (e)   Except as disclosed on Part 3.12(e) of the Disclosure Schedule, as a result of the Merger (whether directly or indirectly), none of the Company, any Subsidiary, nor Parent will be obligated to make a payment to an individual that would be an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code.

          (f)    Each Plan that is a non-qualified deferred compensation plan subject to Section 409A of the Code has been operated and administered in compliance with Section 409A of the Code and IRS Notice 2005-1 since January 1, 2009.

          (g)   As of the date hereof, there is no material pending or, to the Knowledge of the Company threatened, litigation relating to the Plans. Except as disclosed on Part 3.12(g) of the Disclosure Schedule, the Company or the applicable Subsidiary may amend or terminate any such plan at any time without incurring any material liability thereunder other than in respect of claims incurred prior to such amendment or termination. Except as disclosed on Part 3.12(g) of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary, other than continuation of health care benefits under COBRA.

          (h)   Each Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination, opinion, or advisory letter from the IRS that such Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination, opinion, or advisory letter from the IRS that such trust is so exempt. No fact or event has occurred since the date of any such determination letter from the IRS that could reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

          (i)    There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan, for which no exemption exists under Section 408 of ERISA or Section 4975(d) of the Code which could result in the imposition of any material liability on any Plan or the Company. Neither the Company nor any ERISA Affiliate is currently liable or has previously incurred any liability for any material tax or penalty arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and no fact or event exists that could reasonably be expected to give rise to any such liability. Neither the Company nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for Plan contributions or premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course of business) and no fact or event exists which could give rise to any such liability. No asset of the Company or any ERISA Affiliate is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; the Company, its Subsidiaries and the ERISA Affiliates have not been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

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          (j)    Each Plan is now and has been operated in all material respects in accordance with all applicable Legal Requirements, including ERISA and the Code, and the Company and each Subsidiary has performed all material obligations required to be performed by it under, are not in any respect in material default under or in violation of, and there is no material default or violation by any party to, any Plan. The financial statements included in the Company Reports reflect an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Plans as of the dates of such financial statements.

        Section 3.13    No Brokers or Finders Fees.     Except for Piper Jaffray & Co., the fees and expenses of which will be paid by the Company, none of the Company, any Subsidiary, the respective stockholders or any officer or director of the Company or any Subsidiary has incurred any obligation or liability for any investment banker fees, brokerage fees, commissions, finders' fees or other similar payments in connection with any of the transactions contemplated by this Agreement. A true and complete copy of all Contracts between Piper Jaffray and the Company for the payment of such fees has been made available to Parent.

        Section 3.14    Insurance.     The Company and its Subsidiaries maintain directors' and officers', errors and omissions, fire and casualty, general liability, product liability, theft and sprinkler and water damage insurance policies. Such policies are valid and in full force, with reputable insurance carriers, and are in character and amount in accordance with that carried by Persons engaged in similar businesses. Except as disclosed on Part 3.14 of the Disclosure Schedule, as of the date hereof, (i) there are no pending material claims under any such policy as to which the respective insurer has denied coverage, and (ii) no insurer under any such plan has provided written notice of cancellation or non-renewal. The Company has made available to Parent true and complete copies of each policy as in effect on the date hereof.

        Section 3.15    Absence of Certain Changes.     Since the date of the Latest Balance Sheet and as of the date of this Agreement, the Company and its Subsidiaries have conducted their business only in, and have not engaged in any material transaction other than in accordance with, the ordinary course of such business consistent with past practices and, except as described in the Company Reports filed prior to the date hereof, as of the date hereof there has not been:

          (a)   a Material Adverse Effect;

          (b)   any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any Subsidiary or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of the Company or any Subsidiary;

          (c)   any material change in any method of accounting or accounting practice (including tax accounting) by the Company or any Subsidiary;

          (d)   except as disclosed on Part 3.15(d) of the Disclosure Schedule, (i) any increase in the compensation payable or to become payable to any officers or employees of the Company or any Subsidiary (except for increases in the ordinary course of business and consistent with past practice) or (ii) any establishment, adoption, entry into or amendment of any collective bargaining, bonus, profit sharing, thrift, compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except to the extent required by any Legal Requirements;

          (e)   except as disclosed on Part 3.15(e) of the Disclosure Schedule, any action taken by the Company or any Subsidiary that, if Section 5.1 of this Agreement had then been in effect, would have been prohibited by such Section without the consent or approval of Parent;

          (f)    except as disclosed on Part 3.15(f) of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has sustained any material casualty loss, condemnations or interference with

27

  their respective businesses or properties from fire, flood, hurricane, accident or other calamity, which is not covered by insurance, or from any labor dispute or any legal or governmental proceeding; or

          (g)   any agreement to do any of the foregoing.

        Section 3.16    Litigation.     Except as disclosed on Part 3.16 of the Disclosure Schedule, there are no material Actions, arbitrations, or other proceedings pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary. Except as disclosed on Part 3.16 of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to or subject to the provisions of any material outstanding Order or award of any Governmental Authority.

        Section 3.17    Regulatory Compliance.

          (a)   The business of the Company and its Subsidiaries is being, and at all times since January 1, 2008 has been, conducted in compliance with all applicable Legal Requirements, including, without limitation, those of the U.S. Food and Drug Administration ("FDA"), U.S. Drug Enforcement Administration ("DEA"), and U.S. Department of Agriculture ("USDA"), except where such non-compliance has not had, and would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Part 3.17 of the Disclosure Schedule, to the Knowledge of the Company, the manufacture of the Company's and its Subsidiaries' products on behalf of the Company and its Subsidiaries is being, and at all times since January 1, 2008 has been, conducted in compliance with all Legal Requirements, including FDA's current Good Manufacturing Practice regulations, except where such non-compliance has not had, and would not be reasonably expected to have a Material Adverse Effect. Except as disclosed on Part 3.17 of the Disclosure Schedule, to the Knowledge of the Company, (i) no investigation or review by any Governmental Authority with respect to the Company or any Subsidiary is pending or threatened, and (ii) no Governmental Authority has indicated an intention to conduct such investigation or review, except where such investigation or review has not had, and would not reasonably be expected to have a Material Adverse Effect. None of the matters disclosed on Part 3.17 of the Disclosure Schedule, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect on the Company.

          (b)   Each of the Company and its Subsidiaries holds all Permits necessary for the conduct of the business of the Company and its Subsidiaries, as presently conducted, except where failure to hold any such Permits has not had, and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written communication from any Governmental Authority regarding, and to the Knowledge of the Company there are no facts or circumstances that could reasonably be expected to give rise to, any violation of applicable Legal Requirements by the Company and its Subsidiaries, or failure of the Company and its Subsidiaries to comply with any Permit necessary for the conduct of the business of the Company and its Subsidiaries, except where such violation or failure has not had, and would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any Form FDA-483 notice of inspectional observations or warning letters. Neither the Company nor any Subsidiary has received any other correspondence alleging or describing potential or actual violations of applicable Legal Requirements from any Governmental Authority, including without limitation the FDA, DEA, and USDA, except where such alleged violation would not reasonably be expected to have a Material Adverse Effect.

          (c)   The Company and its Subsidiaries have submitted all necessary data, results, reports, applications, supplements, notices, and updates required by applicable Legal Requirements for operation of the Company and its Subsidiaries' business, except failure to make such submission has not had, and would not reasonably be expected to result in a Material Adverse Effect. All such submissions were true and accurate when submitted and amended, except where failure of such

28

  submission to be true and accurate has not had, and would not reasonably be expected to result in a Material Adverse Effect.

        Section 3.18    Environmental Matters.     Except as set forth on Part 3.18 of the Disclosure Schedule:

          (a)   All of the operations and properties of the Company and its Subsidiaries are, and since January 1, 2006, have been, in compliance in all material respects with all Environmental Laws.

          (b)   The use, handling, manufacture, treatment, processing, storage, generation, release, discharge and disposal of Hazardous Substances in the operations of the Company and its Subsidiaries are, and since January 1, 2006, have been, in compliance in all material respects with all Environmental Laws.

          (c)   All material Permits required under all Environmental Laws have been obtained, and the current operations of the Company and its Subsidiaries are in compliance in all material respects with the terms and conditions of such required permits, licenses and authorizations.

          (d)   There are no pending or, to the Knowledge of the Company, threatened material Environmental Claims against the Company or any of its Subsidiaries.

          (e)   There are no events, conditions or circumstances reasonably likely to result in a material liability to the Company or any of its Subsidiaries pursuant to Environmental Laws.

          (f)    the Company has made available to Parent true and complete copies of all material reports, assessments, audits, studies, investigations, data, environmental permits, licenses and authorizations and other written environmental information in the custody or possession of the Company or its Subsidiaries.

          (g)   None of the matters disclosed on Part 3.18 of the Disclosure Schedule, individually or in the aggregate, is reasonably expected to have a Material Adverse Effect.

        Section 3.19    Related Party Transactions.     Except as disclosed on Part 3.19 of the Disclosure Schedule, no executive officer or director of the Company or any of its Subsidiaries or any person owning 5% or more of the shares of Company Common Stock is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective assets, rights or properties or has any interest in any property owned by the Company or any of its Subsidiaries. Except as disclosed on Part 3.19 of the Disclosure Schedule, there have been no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries on the one hand, and the affiliates of the Company (other than the Subsidiaries of the Company), on the other hand, that would be required to be disclosed under Item 404 under Regulation S-K under the Exchange Act.

        Section 3.20    Suppliers and Customers.

          (a)   Except as disclosed on Part 3.20(a) of the Disclosure Schedule, to the Knowledge of the Company, none of the 20 largest vendors of the Company and its Subsidiaries measured by the aggregate dollar value of vendor product sold by the Company and its Subsidiaries for any of the three most recently concluded fiscal years has notified in writing (including by email, text messaging or otherwise in writing) the Company or any of its Subsidiaries that it is (i) canceling or terminating its relationship with the Company or any of its Subsidiaries, or (ii) materially modifying its relationship with the Company or any of its Subsidiaries in a manner materially adverse to the Company or any of its Subsidiaries. Except as set forth on Part 3.20(a) of the Disclosure Schedule, there have been no material disputes with any vendors within the past two (2) years concerning amounts in excess of $100,000.

          (b)   Except as disclosed on Part 3.20(b) of the Disclosure Schedule, to the Knowledge of the Company, none of the 50 largest customers of the Company and its Subsidiaries measured by dollar value for any of the three most recently concluded fiscal years has notified in writing

29

  (including by email, text messaging or otherwise in writing) the Company or any of its Subsidiaries that it is (i) canceling or terminating its relationship with the Company or any of its Subsidiaries, or (ii) materially modifying its relationship with the Company or any of its Subsidiaries in a manner materially adverse to the Company or any of its Subsidiaries. Except as set forth on Part 3.20(b) of the Disclosure Schedule, there has been no material dispute with any customer within the past two (2) years concerning an amount in excess of $50,000.

        Section 3.21    Product Liability.     Except as disclosed on Part 3.21 of the Disclosure Schedules, during the past five years, there have been no product liability Actions involving the Company or any of its Subsidiaries or relating to products or services manufactured, sold or provided by the Company or any of its Subsidiaries in excess of $100,000. To the Knowledge of the Company, no such Action has been threatened.

        Section 3.22    Product Recalls.     Except as set forth on Part 3.22 of the Disclosure Schedule, which contains a true and correct list of all products sold by the Company and its Subsidiaries that to the Knowledge of the Company have been the subject of a product recall requested by the FDA, DEA or any other Governmental Authority, there have been no voluntary or involuntary recalls relating to the products sold by the Company since January 1, 2008.

        Section 3.23    Sales Representatives.     Except as set forth on Part 3.23 of the Disclosure Schedule (on a no-name basis), to the Knowledge of the Company, none of the Key Sales Representatives has notified the Company or any of its Subsidiaries in writing (including by e-mail, text messaging or otherwise in writing) that such sales representative is terminating his or her employment or sales representative agreement with the Company or such Subsidiary.

        Section 3.24    Certain Business Practices.     The Company and its Subsidiaries, and to the Knowledge of the Company each other Person associated with or acting for or on behalf of any of them, has not directly or indirectly: (a) made any unlawful contribution, gift, bribe, payoff, influence payment, kickback or other similar payment to any Person, private or public, regardless of form, whether in money, property or services, or (b) established or maintained any fund or asset that has not been recorded in its books and records.

        Section 3.25    Proxy Statement.     Except with respect to any information supplied by Parent in writing expressly for inclusion or incorporation by reference in the Proxy Statement, if any, (or any amendment thereof or supplement thereto), the Proxy Statement will not, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement and the furnishing thereof by the Company will comply in all material respects with the applicable requirements of the Exchange Act and DGCL.

        Section 3.26    No Other Representations and Warranties.     The representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any implied warranties. The Company hereby disclaims any such other or implied representations or warranties, notwithstanding the delivery or disclosure, if any, to the Parent or Merger Sub or their respective officers, directors, employees, agents or representatives of any documentation or other information.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

        Section 4.1    Organization and Good Standing.     Each of Parent and Merger Sub is a corporation or other business entity duly organized, validly existing and in good standing under the laws of its

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respective jurisdiction of organization and has full power and authority to own, operate and lease its assets and properties, to carry on its business as that business is presently being conducted, and is duly qualified to do business and is in good standing as a foreign corporation or other foreign business entity in each jurisdiction where the ownership, lease or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger.

        Section 4.2    Authority.     Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the Parent's and Merger Sub's Board of Directors and no other corporate proceedings on the part of Parent or any of its Subsidiaries, including Merger Sub, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated by this Agreement, other than the adoption of this Agreement, following its execution, by Parent in its capacity as the sole stockholder of Merger Sub. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, constitutes a legal, valid and binding agreement of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally or by general equitable principles.

        Section 4.3    No Breach or Violation; Consents.

          (a)   None of the execution and delivery by Parent or Merger Sub of this Agreement or the consummation of the transactions contemplated hereby, or compliance by Parent or Merger Sub with any of the provisions hereof will: (i) violate or conflict with any provision of Parent's or Merger Sub's Organizational Documents; (ii) violate any Order, Permit, or award of any Governmental Authority against or binding upon Parent or Merger Sub; or (iii) assuming that the consents, approvals and filings referred to in Section 4.3(b) are obtained and made, constitute a violation by Parent or Merger Sub of, or either automatically or at the election of any Person result in the loss of any rights or benefits under, any applicable Legal Requirements.

          (b)   No consent, approval, waiver, action, non-action, or authorization of, filing with, notice to or declaration of any Governmental Authority is required to be obtained by Parent or Merger Sub for the consummation of the transactions contemplated by this Agreement or to preserve the benefits and rights that Parent and Merger Sub has now or will have at the Effective Time, other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, (ii) filings with the SEC in accordance with the Exchange Act, (iii) filings pursuant to the applicable rules and regulations of Nasdaq, (iv) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws, (v) filings, permits, authorizations, waivers, consents, approvals, actions, and non-actions as may be required under the HSR Act and any comparable provisions under any applicable pre-merger notification laws or regulations of foreign jurisdictions and (vi) such other consents, authorization, filings, approvals and registrations as set forth on Part 4.3 of the Disclosure Schedule, which if not obtained or made would not be material to the Company or Parent or have a material effect on the ability of the Parties hereto to consummate the Merger.

        Section 4.4    Information in the Proxy Statement.     The information supplied by Parent in writing expressly for inclusion or incorporation by reference in the Proxy Statement, if any, (or any amendment thereof or supplement thereto) will not, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to

31

make the statements made therein, in light of the circumstances under which they are made, not misleading.

        Section 4.5    No Brokers or Finders Fees.     Except for William Blair & Company, the fees and expenses of which will be paid by Parent, none of Parent, Merger Sub, Parent's shareholders or any officer or director of Parent or Merger Sub has incurred any obligation or liability for any investment banker fees, brokerage fees, commissions, finders' fees or other similar payments in connection with any of the transactions contemplated by this Agreement.

        Section 4.6    Financing.

          (a)   Parent has provided to the Company true, accurate and complete copies of (i) the fully executed securities purchase agreement, dated as of the date of this Agreement, by and among Parent, Green Equity Investors V, L.P., a Delaware limited partnership and Green Equity Investors Side V, L.P., a Delaware limited partnership, as to which the Company is a named third party beneficiary, and the fully executed equity commitment letter, dated as of the date of this Agreement, addressed to the Company (together, the "Equity Commitment Letters"), pursuant to which Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P. have committed to provide or cause to be provided the cash amounts set forth therein to provide equity financing pursuant to the securities purchase agreement to Parent and/or Merger Sub, and (ii) a fully executed debt commitment letter, dated as of the date hereof (the "Debt Commitment Letter" and together with the Equity Commitment Letters, the "Financing Commitments") pursuant to which, and subject to the terms and conditions thereof, the lenders party thereto have committed to provide Merger Sub with loans in the amounts described therein, the proceeds of which are to be used in part to consummate the Merger and the other transactions contemplated hereby and pay related fees and expenses (the "Debt Financing" and together with the equity financing pursuant to the Equity Commitment Letter, the "Financing").

          (b)   As of the date of this Agreement: (i) each of the Financing Commitments are in full force and effect and have not been withdrawn or terminated or otherwise amended, supplemented or modified in any respect; (ii) each of the Financing Commitments, in the form so delivered, is a legal, valid and binding obligation of Parent and/or Merger Sub and, to the knowledge of Parent, the other parties thereto; (iii) other than customary letters with respect to fees or indemnities or as disclosed to the Company, there are no other agreements, side letters or arrangements relating to the Financing Commitments; (iv) assuming the accuracy and completeness of the representations and warranties of the Company contained in Article III and performance by the Company of its covenants and agreements in this Agreement, and the accuracy and completeness of the representations and warranties, and performance of the covenants and agreements, in the Voting Agreement by the parties thereto, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under any term or condition of the Financing Commitments; and (v) assuming satisfaction of the conditions (other than those to be satisfied at the Closing) to Parent's and Merger Sub's obligations to consummate the Merger as set forth herein, neither Parent nor Merger Sub has reason to believe that it could be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Financing Commitments. Parent and/or Merger Sub have fully paid any and all commitment fees or other fees required by the Financing Commitments to be paid on or before the date of this Agreement. The Financing Commitments contain all of the conditions precedent to the obligations of the parties thereunder to make the Financing available to Parent or Merger Sub on the terms therein. Subject to the terms and conditions of the Financing Commitments, and assuming the accuracy and completeness of the representations and warranties of the Company contained in Article III and performance by the Company of its covenants and agreements in this Agreement, and the accuracy and completeness of the representations and warranties, and performance of the covenants and agreements, in the Voting Agreement by the parties thereto, the

32

  aggregate proceeds from the Financing (together with cash on hand and other funds available to Parent and Merger Sub) are sufficient to fund all of the amounts required to be provided by Parent or Merger Sub for the consummation of the transactions contemplated hereby, and are sufficient for the satisfaction of all of Parent's and Merger Sub's obligations under this Agreement, including the payment of the total Merger Consideration and all other amounts to be paid pursuant to Article II and the payment of all associated costs and expenses of the Merger (including any repayment or refinancing of indebtedness of Parent, Merger Sub or the Company required in connection therewith). Notwithstanding anything in this Agreement to the contrary, the Debt Commitment Letters may be superseded at the option of Parent or Merger Sub after the date of this Agreement by new, alternative or additional financing commitments in accordance with Section 6.6.

        Section 4.7    Sufficient Funds.     Parent has, and at the date of the Effective Time will have (assuming the receipt of the Financing), a combination of cash, available lines of credit, credit facilities and committed financing (including the Financing Commitments) to enable it to pay the aggregate Merger Consideration in full as well as to make all other required payments payable in connection with the transactions contemplated hereby (including any repayment or refinancing of indebtedness of Parent, Merger Sub or the Company required in connection therewith).

        Section 4.8    Litigation.     There is no Action pending against (or, to the knowledge of Parent, threatened against or naming as a party thereto) Parent, Merger Sub or any of Parent's Subsidiaries and none of Parent, Merger Sub nor any of Parent's Subsidiaries is subject to any outstanding order, writ, injunction or decree of a Governmental Entity, in each case, which would, individually or in the aggregate, impair in any material respect the ability of each of Parent and Merger Sub to perform its obligations under this Agreement, as the case may be, or prevent the consummation of the Merger.

        Section 4.9    Guaranty.     Concurrently with the execution of this Agreement, Parent has delivered to the Company the duly executed Guaranty. The Guaranty is in full force and effect and is the valid, binding and enforceable obligation of each Guarantor, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of such Guarantor under such Guaranty.

ARTICLE V
COVENANTS OF THE COMPANY

        Section 5.1    Conduct of Business by the Company Pending the Merger.     The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing and except as otherwise expressly contemplated by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, conduct its business only in, and shall not take any action except in, the ordinary course of business and, except in accordance with this Agreement; and the Company shall, and shall cause each of its Subsidiaries to use commercially reasonable efforts to, (i) preserve substantially intact its and its Subsidiaries' business organization, (ii) keep available the services of the present officers, employees and consultants of the Company and its Subsidiaries, and (iii) preserve the present relationships and goodwill of the Company and its Subsidiaries with customers, vendors and other Persons with which the Company and its Subsidiaries have significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or set forth in Part 5.1 of the Disclosure Schedule, the Company shall not, nor shall it permit any of its Subsidiaries to, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do any of the following without the prior written consent of Parent, which consent will not be unreasonably withheld:

          (a)   Amend or otherwise change its Organizational Documents;

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          (b)   Issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including any phantom interest) in the Company or any Subsidiary, except for the issuance of shares of Company Common Stock issuable pursuant to Stock Options or Company Stock Awards that are outstanding as of the date hereof and are as of the date hereof, or before the Effective Time become, vested or exercisable in accordance with their terms;

          (c)   Sell, pledge, license, dispose of or encumber any properties or assets (including any Intellectual Property) (whether by way of merger, consolidation, sale of stock or assets, or otherwise) of the Company or any Subsidiary, including the capital stock or other equity interests in any Subsidiary of the Company, except for: (i) sales or other dispositions made in the ordinary course of business consistent with past practice (including, without limitation, licenses to third parties of Intellectual Property of the Company in the ordinary course of business); (ii) dispositions of obsolete or worthless assets or assets being replaced, in each case in the ordinary course of business; (iii) sales of immaterial assets not in excess of $100,000 in the aggregate; (iv) transactions among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries, or (v) pursuant to existing agreements in effect prior to the execution of this Agreement or renewals thereof in the ordinary course consistent with past practice;

          (d)   (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of capital stock of any class, except dividends and distributions paid or made by Subsidiaries to their respective parents; (ii) split, combine or reclassify any shares of capital stock, except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction; (iii) purchase, repurchase, redeem or otherwise acquire any shares of capital stock; or (iv) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

          (e)   (i) Acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money (other than routine borrowings by the Company or any of its Subsidiaries under the Company's credit agreement, as amended through November 10, 2010, in the ordinary course of business consistent with past practice) or issue any debt securities or assume, guarantee or endorse or otherwise become responsible whether directly, indirectly, contingently or otherwise for the obligations of any Person or make any loans or advances (other than routine advances to employees of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice) or contributions or investments in any Person or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of trade payables consistent with past practice; (iii) enter into or amend any Material Contract, except for renewals thereof in the ordinary course consistent with past practice (provided, however, that any such renewal with respect to any Real Property Lease shall not exceed a period of 12 months), or otherwise waive, release or assign any material rights, claims or benefits thereunder; (iv) authorize any capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $100,000, other than as set forth in the Company's budget for capital expenditures previously made available to Parent; or (v) authorize any expenditures for purchase of inventory from any individual vendor that exceeds (i) an amount that the Company reasonably believes will be sold within 45 days after such inventory is received and (ii) more than $50,000 or which are outside the ordinary course of business;

          (f)    (i) Increase the compensation payable or to become payable or pay or agree to pay any bonuses to its directors and officers, (ii) increase the compensation payable to the Company's or

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  any Company Subsidiary's employees except in the ordinary course of business consistent with past practice; (iii) grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any Subsidiary; (iv) establish, adopt, enter into, amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees; (v) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Plan, to the extent not already provided in any such Plan; (vi) change any actuarial or other assumptions used to calculate funding obligations with respect to any Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP; or (vii) forgive any loans to directors, officers or employees of the Company or any Subsidiary, except, in each case, as may be required by law;

          (g)   Take any action to change accounting policies, methods, principles, practices or procedures (including procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable) or change any current practices or procedures relating to payments of accounts payable and collection of accounts receivable, other than changes that are required by GAAP or Applicable Law;

          (h)   Make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

          (i)    Pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in accordance with the terms of any agreement or debt instrument existing at the date of this Agreement, or otherwise in the ordinary course of business;

          (j)    Settle or compromise any pending or threatened Actions for an amount payable by or on behalf of the Company in excess of $250,000 individually or in the aggregate, provided that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Actions which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company's business;

          (k)   Enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance;

          (l)    Make any loans or advances to officers, directors, and employees of the Company or any Subsidiary, except for advances to employees in the ordinary course of business consistent with past practice;

          (m)  Except in connection with actions permitted by Section 5.2 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Acquisition Proposal or otherwise, including the restrictions on "business combinations" set forth in Section 203 of the DGCL, except for Parent, Merger Sub or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

          (n)   Make any material change to its (i) distributions networks or (ii) inventory management systems, in each case other than in the ordinary course of business consistent with past practice;

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          (o)   Fail to keep in force any material insurance policy or replacement or revised provisions providing insurance coverage with respect to the assets, operations and activities of the Company and its Subsidiaries as are currently in effect;

          (p)   Take any action intended to result in any of the conditions to the Merger set forth in Article VII not being satisfied or intended to prevent, delay or impair the ability of the Company to consummate the Merger; or

          (q)   Agree in writing or otherwise to take, any of the actions described in subsections (a) through (p) of this Section 5.1.

        Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent's or its Subsidiaries' operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        Section 5.2    No Solicitation.

          (a)   The Company agrees that neither it nor any of its officers and directors shall, and that it shall use its commercially reasonable efforts to cause its Subsidiaries, employees, agents and advisors (including any attorneys, financial advisors, investment bankers or accountants) not to, directly or indirectly: (i) initiate, solicit, knowingly encourage or otherwise facilitate the making, submission or announcement of, any Acquisition Proposal, (ii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries regarding or the making of any Acquisition Proposal, (iii) approve or recommend any Acquisition Proposal with respect to it, or (iv) enter into any letter of intent or similar document or any agreement, commitment or understanding contemplating or otherwise relating to any Acquisition Proposal or a transaction contemplated thereby; provided, that at any time prior to the adoption of this Agreement by the Company Stockholders, so long as the Acquisition Proposal is not as a result of a breach of this Section 5.2, the Company may, in response to a written Acquisition Proposal, participate in discussions or negotiations with, request clarifications from, or furnish information to, any Person which makes such an Acquisition Proposal if (x) such action is taken subject to a confidentiality agreement containing customary terms and conditions comparable to the provisions of the Confidentiality Agreement and (y) the Board of Directors of the Company reasonably determines in good faith, after consultation with outside legal counsel and financial advisor, that such Acquisition Proposal constitutes (or would reasonably be expected to constitute) a Superior Proposal.

          (b)   Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or amend, or propose to withdraw, modify or amend, in a manner adverse to Parent, the Recommendations or (ii) resolve to do any of the foregoing; provided, that at any time prior to the adoption of this Agreement by the Company Stockholders, so long as the Acquisition Proposal is not as a result of a breach of this Section 5.2, the Board of Directors of the Company may withdraw, modify or amend the Recommendations and recommend an Acquisition Proposal if (x) the Board of Directors of the Company reasonably determines in good faith, after consultation with outside legal counsel and financial advisor, that such Acquisition Proposal constitutes a Superior Proposal, (y) the Board of Directors of the Company reasonably determines in good faith, after consultation with outside legal counsel, that such actions are necessary in order for the Board of Directors of the Company to comply with its fiduciary duties under applicable Legal Requirements and (z) prior to taking such actions, the Board of Directors of the Company shall have given Parent at least three business days notice of its intention to take such action and the

36

  opportunity during such period to submit a competing proposal (which shall be considered by the Board of Directors of the Company, as applicable, in good faith) and, notwithstanding such competing proposal, the Acquisition Proposal continues to constitute a Superior Proposal.

          (c)   The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. In addition to the obligations set forth in Section 5.2(a), the Company shall as promptly as practicable (and in any event within 48 hours) advise Parent of any request for information with respect to any Acquisition Proposal, or any inquiry, discussions or negotiation with respect to any Acquisition Proposal, and the status, acquisition price, financial details and other terms and conditions of such Acquisition Proposal. The Company shall keep Parent reasonably informed of the status and acquisition price and other material details (including any amendments or proposed amendments) of any such Acquisition Proposal and keep Parent reasonably informed as to the acquisition price and other material details of any information requested of or provided to it and as to the details of all discussions or negotiations with respect to any such Acquisition Proposal. The Company shall promptly make available to Parent any non-public information concerning it provided to any other Person in connection with any Acquisition Proposal, that was not previously made available to Parent.

          (d)   Notwithstanding the foregoing, nothing in this Section 5.2 or any provision hereof shall prohibit the Company or the Board of Directors of the Company from (i) taking and disclosing to the Company's stockholders its position pursuant to Rules 14d-9 and 14e-2 and Item 1012(a) of Regulation M-A under the Exchange Act, or (ii) making such disclosure to the Company's stockholders (including withdrawing or modifying, in a manner adverse to the transactions contemplated by this Agreement, the approval or recommendation by the Board of Directors of the Company or any committee thereof in favor of this Agreement or the Merger) if the Board of Directors of the Company determines in good faith, after receipt of advice from outside legal counsel to the Company, that such disclosure is required to comply with its obligations under applicable Legal Requirements. In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company that describes the Company's receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto, or any "stop, look and listen" communication by the Board of Directors of the Company pursuant to Rule 14d-9(f) of the Exchange Act or any similar communication to the stockholders of the Company, shall not constitute a withdrawal of the Recommendations or an approval or recommendation with respect to any Acquisition Proposal.

        Section 5.3    Access to Information.     Upon reasonable notice and subject to restrictions contained in the Confidentiality Agreement, the Company shall, and shall cause its Subsidiaries to, afford to Parent and its officers, and a reasonable number of its employees (other than any sales representatives or sales managers), accountants, counsel and other representatives, reasonable access, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, to all its properties, books, contracts, commitments and records and, during such period, the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent all information concerning the Company's and its Subsidiaries' businesses, properties and personnel as Parent may reasonably request, and the Company shall, and shall cause its Subsidiaries to during normal business, make available to a reasonable number of Parent employees and other appropriate individuals (including attorneys, accountants and other professionals) its employees (who are at or above the level of Regional General Manager), accountants, counsel and other professionals for discussion of the Company's and its Subsidiaries' business, properties and personnel as Parent may reasonably request in order to successfully transition to Parent, the business of the Company and its Subsidiaries. All access to the Company's and its Subsidiaries' personnel and facilities will be conducted during normal business hours and as coordinated through the Company's Chief Executive Officer or

37

Chief Financial Officer. All access to the Company's accountants, counsel and other representatives will be coordinated through the Company's Chief Financial Officer. In connection with the overall transition planning for the Closing, the Company (i) shall cause, and shall cause its Subsidiaries to cause, appropriate personnel requested by Parent (who are at or above the level of Regional General Manager) to have periodic discussions and planning sessions during normal business hours with Parent and its officers relating to transitioning the business of the Company and its Subsidiaries to Parent and (ii) use reasonable best efforts to cooperate with Parent in establishing transitional arrangements and integration plans as reasonably requested by Parent. To the extent that any material provided includes material that is subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such material that is entitled to protection under such attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under such privilege, this Agreement and the joint defense doctrine. In addition, the Parties will make alternative disclosure arrangements, including adopting specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Legal Requirements, including Antitrust Laws. No investigation shall affect the Company's representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

        Section 5.4    Consents.     As promptly as practicable after the date hereof, the Company shall use commercially reasonable efforts to give all notices, make all filings and obtain all consents, waivers, licenses, permits, approvals, authorizations or orders, whether to or from Governmental Authorities or other Persons, that are required by Section 3.4(b) hereof or identified in Part 3.4(b) of the Disclosure Schedule.

        Section 5.5    Notification of Certain Matters.     Between the date of this Agreement and the Closing Date, the Company shall promptly notify Parent in writing of (i) Knowledge of the Company of any event, fact or condition that causes or constitutes a material breach of any of the Company's representations and warranties in this Agreement or (ii) Knowledge of the Company of the occurrence, nonoccurrence or existence after the date of this Agreement of any event, fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence, nonoccurrence, existence or discovery of such event, fact or condition. During the same period, the Company shall promptly notify Parent in writing of the occurrence of any material breach of any covenant of the Company in this Agreement or of the occurrence, nonoccurrence or existence of any event, fact or condition that would be reasonably expected to make the satisfaction of any of the conditions in Section 7 impossible or unlikely. During the same period, the Company shall promptly notify Parent in writing of any pending, or to the Knowledge of the Company, threatened Action which (x) challenges or seeks material damages in connection with the Merger or the other transactions contemplated by this Agreement or (y) seeks to prohibit or prevent the consummation of the Merger or the other transactions contemplated by this Agreement or otherwise limit in any material respect the right of Parent or Merger Sub to own or operate all or any portion of the businesses or assets of the Company. The Company agrees that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect the remedies available under this Agreement to Parent or Merger Sub or, except as otherwise agreed to by Parent, in any way modify or supplement the representations or warranties of the Company made under this Agreement or affect or modify the conditions to the obligations of Parent or Merger Sub under this Agreement.

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 ARTICLE VI
ADDITIONAL COVENANTS OF THE PARTIES

        Section 6.1    Company Stockholder Approval.

          (a)   The Company shall, as soon as practicable following the date of this Agreement (and in no event later than 15 business days following the date hereof), prepare and file a proxy statement (the "Proxy Statement") with respect to the solicitation of proxies to vote for adoption of this Agreement at the Stockholders' Meeting. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement. The Company shall use its commercially reasonable efforts to respond promptly to any comments made by the SEC and its staff with respect to the Proxy Statement. The Company shall provide Parent and its counsel with copies of any written comments that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the Company's receipt of such comments, and any written responses thereto. Parent and its counsel shall be given reasonable opportunity to review any such written responses and the Company shall give good faith consideration to all reasonable additions, deletions or changes suggested thereto by Parent and its counsel. After completing proceedings with the staff of the SEC with respect to the Proxy Statement, the Company will distribute the definitive Proxy Statement to its stockholders. Whenever any event occurs or if there is any inaccuracy in the Proxy Statement which should be set forth in an amendment or supplement to the Proxy Statement, the Company or Parent, as the case may be, will promptly inform the other of such occurrence or inaccuracy and cooperate in making any appropriate amendment or supplement and mailing such amendment or supplement to the Company's stockholders. The Proxy Statement shall include the Recommendations, unless such Recommendations have been withdrawn in accordance with Section 5.2(b), and the Fairness Opinion.

          (b)   As soon as practicable following the date of this Agreement, the Company shall set a record date for, call and give notice of a special meeting of its stockholders (the "Stockholders' Meeting") for the purpose of considering and voting on the adoption of this Agreement (with the record date and meeting date set in consultation with Parent, and with the meeting date following the date on which the SEC staff advises the Company that it has no further comments on the Proxy Statement (or that the SEC staff advises that it is not reviewing the Proxy Statement) or that the Company may commence mailing the Proxy Statement)), and the Company shall take all action necessary under all applicable Legal Requirements and in accordance with the Company's Organizational Documents to hold the Stockholders' Meeting. The Stockholders' Meeting shall be held as soon as reasonably practicable after the definitive Proxy Statement has been distributed to the Company's stockholders. The Company shall use commercially reasonable efforts to solicit proxies from its stockholders to vote in favor of the proposal to adopt this Agreement. The Company shall not require any vote greater than a majority of the votes entitled to be cast by the holders of the issued and outstanding shares of Company Common Stock for approval of the Merger and this Agreement. Unless this Agreement is previously terminated in accordance with Article 8, the Company shall submit the Merger and this Agreement to a vote of its stockholders at the Stockholders' Meeting even if the Board of Directors of the Company determines at any time after the date hereof that the Merger is no longer advisable and withdraws its Recommendations.

          (c)   Simultaneously with the execution of this Agreement, Parent has entered into a Voting Agreement dated as of the date hereof with each of Charlesbank Equity Fund VI, Limited Partnership, CB Offshore Equity Fund VI, L.P., Charlesbank Coinvestment Partners, Limited Partnership and Charlesbank Equity Coinvestment Fund VI, Limited Partnership and James C.

39

  Robison (the "Primary Stockholders"), pursuant to which such stockholders have, among other things, agreed to give Parent and Merger Sub an irrevocable proxy to vote all of the shares of capital stock of the Company that such stockholders own in accordance with such Voting Agreements.

        Section 6.2    Notification.     Parent shall promptly notify the Company of any breach of any covenant of Parent in this Agreement or of the occurrence of any event that would be reasonably expected to make the satisfaction of any of the conditions in Section 7 impossible or unlikely.

        Section 6.3    Employee Benefits.     Parent shall, from and after the Effective Time, and in the case of subclause (i) ending on the date which is six (6) months from the Effective Time (or if earlier, the date of the employee's termination of employment with Parent and its Subsidiaries), (i) provide employees of the Company and its Subsidiaries who remain as employees of the Surviving Corporation and its Subsidiaries with (y) employee benefit plans which are no less favorable in the aggregate than those provided to similarly situated employees of Parent and its Affiliates, whether through Parent's employee benefit plans or through continuation of some or all of the Company's employee benefit plans, at the sole discretion of Parent or (z) at the sole discretion of Parent, a continuation of all of the Company's employee benefit plans, (ii) provide employees of the Company who remain as employees of the Surviving Corporation and its Subsidiaries credit for years of service with the Company prior to the Effective Time for the purpose of eligibility and vesting pursuant to Parent's plans and policies (but not for accrual of benefits to the extent that such credit would result in a duplication of benefits), and (iii) cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under comparable Company employee plans) and eligibility waiting periods under group health plans of Parent to be waived with respect to former employees of the Company and its Subsidiaries who remain as employees of the Surviving Corporation and its Subsidiaries (and their eligible dependents) and who become participants in similar group health plans of Parent or the Surviving Corporation. Former employees of the Company and its Subsidiaries who remain as employees of the Surviving Corporation and its Subsidiaries and their dependents shall also be given credit for any deductible or co-payment amounts paid in respect of the plan year of Parent in which the Effective Time occurs, to the extent, following the Effective Time, they participate in any of Parent's plans during such plan year for which deductibles or co-payments are required. Nothing in this Section 6.3 shall be interpreted as preventing Parent or its Subsidiaries from amending, modifying or terminating any employee plans, or other contracts, arrangements, commitments or understandings of the Company or any Subsidiary or from terminating the employment of any particular employee. No employee or any other person will be deemed a third party beneficiary or have the right to enforce the terms of this Section 6.3.

        Section 6.4    Indemnification of Company Directors and Officers.

          (a)   For a period of six years from the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects and to the fullest extent permitted by Delaware law the obligations of the Company and its Subsidiaries to Persons who were its directors and officers at any time before or as of the Effective Time (the "Indemnified Parties") pursuant to any indemnification provisions under the Company's Organizational Documents or any indemnification agreement between the Company and such directors or officers, each as in effect on the date of this Agreement (the "Company Indemnification Provisions"), with respect to claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacities as officers or directors, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). The Organizational Documents of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Organizational Documents of the Company as in effect on the date hereof, which provisions will not be amended, repealed or

40

  otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of the Indemnified Parties. Any claims for indemnification made under this Section 6.4(a) on or before the sixth anniversary of the Effective Time shall survive such anniversary until the final resolution thereof.

          (b)   At or prior to the Effective Time, the Company shall purchase directors' and officers' liability insurance and fiduciary liability insurance coverage (which by its terms shall survive the Merger) for the Indemnified Parties, which shall provide such Indemnified Parties with coverage for six (6) years following the Effective Time for claims arising out of acts or omissions occurring before the Effective Time that is no less favorable than the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, that in no event shall the Surviving Corporation be required to pay aggregate annual premiums in any one year for such insurance an amount in excess of two hundred percent (200%) of the current aggregate annual premiums paid by the Company for such insurance (or such coverage as is available for such amount). The provisions of the immediately preceding sentence shall be deemed to have been satisfied if a prepaid "tail" insurance policy has been obtained before the Effective Time for purposes of this Section 6.4(b), which policy provides the Indemnified Parties with coverage no less favorable than the Company's existing policy for a period of six years with respect to claims arising out of acts or omissions that occurred on or before the Effective Time, including in respect of the transactions contemplated by this Agreement. If such prepaid policies have been obtained before the Effective Time, Parent and Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder for a period of six years from the Effective Time.

          (c)   The obligations of Parent and the Surviving Corporation under this Section 6.4 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Party to whom this Section 6.4 applies shall be third party beneficiaries of and may enforce this Section 6.4).

          (d)   In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.4.

        Section 6.5    Further Assurances; Legal Requirements.

          (a)   Subject to the terms hereof, each of the Company, Parent and Merger Sub shall each use their commercially reasonable efforts to:

          (i)  take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable;

         (ii)  as promptly as practicable, obtain from any Governmental Authority or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained by the Company or Parent in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

        (iii)  as promptly as practicable make all necessary filings, notifications, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) any applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder (with the initial filing under the HSR Act to be made within

41

    ten (10) business days of the date of this Agreement), (C) any other applicable Legal Requirement;

        (iv)  contest any Action relating to the Merger or the other transactions contemplated by this Agreement; and

         (v)  execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

          The Parties shall cooperate with each other in connection with the making of all such filings. The Parties shall each use their commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement.

          (b)   The Parties agree to cooperate and to use their commercially reasonable best efforts to promptly obtain all permits, authorizations, consents, clearances, approvals, waivers, actions or non-actions (collectively the "Antitrust Consents") required for Closing under the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other federal, state or foreign law, regulation or decree designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade, or substantial lessening of competition (collectively "Antitrust Laws"), to respond promptly to any requests from any Governmental Authority for information under any Antitrust Law relating to the Merger, and to contest and resist any Action, including any legislative, administrative or judicial Action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Antitrust Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The Parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other Parties in advance with reasonable time for review, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals prepared for submission to a Governmental Authority under any Antitrust Law in connection with the Merger and made or submitted by or on behalf of any Party hereto in connection with proceedings under or relating to any Antitrust Law. Subject to the relevant Governmental Authority's consent, each Party will provide the other Parties advance notice of, and permit representatives of the other Parties to attend, all meetings with a Governmental Authority relating to the Merger under any Antitrust Law.

          (c)   For the avoidance of doubt, "commercially reasonable best efforts" for purposes of Section 6.5(b) shall include the obligation by Parent, Merger Sub, and any of their Subsidiaries to offer and consent to, and thereafter to implement, any of the following measures if doing so would enable the Parties to obtain the Antitrust Consents, lift any Antitrust Order, or resolve any Action under Section 6.5(b): (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries in any manner, or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub or any of their respective Subsidiaries; provided, that if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on the Company in the event the Closing occurs; provided further, however, that neither of Parent, Merger Sub or any of their Subsidiaries shall be required to consent to or implement a Material Divestiture Action.

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  "Material Divestiture Action" means an Antitrust Order, which requires Parent or Company to (i) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, material assets or material businesses, (ii) terminate material existing relationships, material contractual rights or other material obligations, (iii) terminate any material venture, (iv) create any material relationship, material contractual rights or other material obligations, or (v) effectuate any other material change or restructuring; or take one or more of the enumerated actions, that when taken together, would be materially adverse to the business of Parent, the Company or the combined enterprise.

        Section 6.6    Financing.

          (a)   Each of Parent and Merger Sub shall use, and shall cause their Affiliates to use, their respective reasonable best efforts to (i) arrange and obtain the proceeds of the Financing on the terms and conditions described in the Financing Commitments, (ii) enter into definitive agreements with respect thereto on the terms and conditions contained in the Financing Commitments or on other terms and conditions not in violation of this Section 6.6 and (iii) satisfy on a timely basis all conditions applicable to Parent, Merger Sub or their Affiliates in such definitive agreements. Anything in this Agreement to the contrary notwithstanding, Parent and Merger Sub shall be permitted to amend, modify or supplement the Financing Commitments or replace any portion of the Financing Commitments with new financing commitments, including through co-investment or by financing from one or more additional parties, provided, that Parent and Merger Sub shall not permit any amendment, supplement or modification to be made to, or any waiver of any provision or remedy under, or replacement of, the Financing Commitments, if such replacement (including through co-investment by or financing by one or more additional parties), amendment, supplement, modification or waiver would reasonably be expected to prevent, delay or impede in any respect the ability of Parent and Merger Sub to consummate the Merger or the likelihood of consummation thereof or is adverse to the interests of the Company prior to the Closing in any other respect; and in any event, Parent shall disclose to the Company promptly its intention to amend, modify, supplement or replace any portion of the Financing Commitments and shall keep the Company reasonably promptly informed of the terms thereof, including providing the most recent drafts of commitment letters containing any new or modified term.

          (b)   Parent and Merger Sub shall use their respective reasonable best efforts to cause the lenders that are party to the Debt Commitment Letters and any other persons providing Financing to fund at or immediately after the Effective Time the Financing required to consummate the Merger and the other transactions contemplated by this Agreement and the Financing Commitments, if all conditions to the Financing are satisfied or waived (or will be satisfied or waived upon funding) and all the conditions to the Merger in Article VII are satisfied or waived. For the avoidance of doubt, Parent shall make all funds available to Merger Sub as are required for it to perform its obligations hereunder (including with respect to the consummation of the Merger and the payment of the Merger Consideration and all associated transaction costs and expenses).

          (c)   In the event that any portion of the Financing becomes or could become unavailable in the manner or from the sources contemplated in the Financing Commitments, (A) Parent shall promptly so notify the Company and (B) Parent and Merger Sub shall use their respective reasonable best efforts to arrange to obtain any such portion (or any lesser portion that is sufficient to consummate the Merger) from alternative sources on terms as favorable to Parent and Merger Sub as are reasonably available for financings of the type contemplated by the Debt Commitment Letter in the debt markets at such time as promptly as practicable following the occurrence of such event, including by entering into definitive agreements with respect thereto (such definitive agreements entered into pursuant to the first sentence of this Section 6.6(c) or Section 6.6(a)(ii) being referred to as the "Financing Agreements"). Parent and Merger Sub shall,

43

  shall cause their Affiliates to, and shall use their respective reasonable best efforts to cause their representatives to, comply with their obligations, and satisfy on a timely basis the conditions to consummating the Merger, under the Financing Agreements and any related fee and engagement letters.

          (d)   Parent shall (x) furnish the Company complete, correct and executed copies of the Financing Agreements promptly upon their execution, (y) give the Company prompt notice of any breach or threatened breach by any party of any of the Financing Commitments, any alternative financing commitment or the Financing Agreements of which Parent or Merger Sub becomes aware or any termination or threatened termination thereof and (z) otherwise keep the Company reasonably informed of the status of its efforts to arrange the Financing (or any replacement thereof).

        Section 6.7    Financing Cooperation.     Prior to the Effective Time with respect to the financing of the Merger, the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and their respective officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives to, in each case at Parent's sole expense, provide to Parent and Merger Sub all cooperation requested by Parent that is reasonably necessary, proper or advisable in connection with the Financing or any permitted amended or modified or replacement financing (collectively with the Financing, the "Available Financing") and the transactions contemplated by this Agreement (provided that such requested cooperation does not unreasonably interfere with the business or operations of the Company and its Subsidiaries), including (i) participation in a reasonable number of meetings, presentations, due diligence sessions (including accounting due diligence sessions), drafting sessions and meetings with, and presentations to, prospective lenders (all of which shall take place at the Company's facilities); (ii) assisting with the preparation of materials for bank information memoranda and similar documents required in connection with the Debt Financing, including execution and delivery of customary representation letters in connection therewith; (iii) (A) as promptly as practical after Parent's request, furnishing Parent and its Available Financing sources with financial and other information regarding the Company and its Subsidiaries as may be reasonably requested by Parent, and (B) in any event, by the deadlines set forth therein, all financial information regarding the Company and its Subsidiaries required to be timely delivered to satisfy a condition precedent to the Available Financing (all such information in this clause (iii), the "Required Information"); (iv) using reasonable best efforts to obtain legal opinions, appraisals, officers certificates, lien searches, payoff letters and lien termination statements, surveys, engineering reports, title insurance and other documentation and items relating to the Available Financing (including documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the Patriot Act) as reasonably requested by Parent or Merger Sub and, if requested by Parent or Merger Sub, to cooperate with and assist Parent or Merger Sub in obtaining such documentation and items; (v) executing and delivering, as of the Effective Time, any pledge and security documents, other definitive financing documents, or other certificates, mortgages, documents and instruments relating to guarantees, or documents as may be reasonably requested by Parent (including a certificate of the Chief Financial Officer of the Company or any Subsidiary with respect to solvency matters and consents of accountants for use of their reports in any materials relating to the Available Financing) and otherwise facilitating the pledging of collateral and providing of guarantees contemplated by the Debt Commitment Letters and any other Available Financing (including cooperation in connection with the pay-off of existing indebtedness and the release of related Liens); (vi) taking all actions reasonably necessary to (A) permit the prospective persons involved in the Available Financing to (1) evaluate the Company, including the Company's current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and (2) conduct a collateral field exam and a net orderly liquidation appraisal of the Company's and its Subsidiaries' inventory (B) establish bank and other accounts, blocked account agreements and lock box arrangements in connection with the

44

foregoing; (vii) using reasonable best efforts to obtain waivers, consents, estoppels and approvals from other parties to material leases, encumbrances and contracts to which any Subsidiary of the Company is a party and to arrange discussions among Parent, Merger Sub and their financing sources with other parties to material leases, encumbrances and contracts; and (viii) facilitating the consummation of the Available Financing and to permit the proceeds thereof, together with the cash at the Company and its Subsidiaries, to be made available to the Company to consummate the Merger; provided, that notwithstanding the foregoing, no obligations of the Company, its Subsidiaries or their Representatives under any such agreement, certificate, document or instrument shall be effective until the Effective Time; provided further, that nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or operations of the Company or its Subsidiaries and neither the Company nor any of its Subsidiaries shall be required to pay any commitment fee or other fee or payment to obtain consent or to incur any liability with respect to the Debt Financing prior to the Effective Time. The Company will upon request by Parent, update any such Required Information in order to ensure that such Required Information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading. The Company hereby consents to the use of its and its Subsidiaries' logos in connection with the Available Financing; provided, that such logos are used solely in a manner that is not intended to nor reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries. Parent shall promptly reimburse the Company for any out-of-pocket costs and expenses incurred in connection with the Company's, any of its Subsidiaries' or any of their respective Representatives' obligations under this Section 6.7. Notwithstanding any other provision set forth herein or in any other agreement between Company and Parent (or its Affiliates), Company agrees that Parent and its Affiliates may share non-public or confidential information regarding the Company and its businesses with the financing sources identified in the Debt Commitment Letter, and that Parent, its Affiliates and such financing sources may share such information with potential financing sources in connection with any marketing efforts (including any syndication) in connection with the Available Financing, provided that the recipients of such information agree to customary confidentiality arrangements.

        Section 6.8    Public Disclosure.     Except with respect to any action taken pursuant to, and in accordance with, Section 5.2 or Article VIII, so long as this Agreement is in effect, neither Parent nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other Party, which consent shall not be unreasonably withheld or delayed, except as may be required by applicable Legal Requirements or the applicable rules of Nasdaq, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Parties to review and comment upon such press release or other announcement and shall give due consideration to all reasonable additions, deletions or changes suggested thereto; provided, however, that the Party seeking to issue or cause the publication of any press release or other announcement with respect to the transaction contemplated by this Agreement shall not be required to provide any such review or comment to the other Party in connection with any disclosure contemplated by Section 5.2 or any disclosure of Parent or Merger Sub in response thereto or in connection therewith.

        Section 6.9    Takeover Statutes.     If any "control share acquisition," "fair price," "moratorium" or other anti-takeover law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement or the Voting Agreements, then each of the Company, Parent, Merger Sub, and their respective board of directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover law inapplicable to the foregoing.

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        Section 6.10    No Control of the Company's Business.     Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' operations.

        Section 6.11    Stockholder Litigation.     The Company shall control, and the Company shall give Parent the opportunity to participate in the defense of any litigation brought by stockholders of the Company against the Company and/or its directors relating to the transactions contemplated by this Agreement, including the Merger; provided, that the Company shall not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any litigation arising or resulting from the transactions contemplated by this Agreement (other than any settlement solely for monetary damages paid entirely from proceeds of insurance, except for any applicable deductible), or consent to the same without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed.

        Section 6.12    Stock Exchange De-listing.     Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements and rules and policies of Nasdaq to cause the delisting of the Company and of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time and the deregistration of the Company Common Stock under the Exchange Act as promptly as practicable after such delisting.

        Section 6.13    Rule 16b-3 Actions.     Parent and the Company agree that, in order to most effectively compensate and retain those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Merger, both prior to and after the Effective Time, it is desirable that such Persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable Legal Requirements in connection with the transactions contemplated by this Agreement, and for that compensatory and retentive purpose agree to the provisions of this Section 6.13. Promptly after the date hereof and prior to the Termination Date, the Company shall take all such steps as may be required to cause any dispositions of shares of Company Common Stock resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Legal Requirements.

ARTICLE VII
CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

        Section 7.1    Conditions to the Obligations of Parent and Merger Sub to Effect the Merger.     The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

          (a)   there shall not be pending any Action in which a Governmental Authority is challenging or seeking to (i) restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement (ii) prohibit or materially limit the ownership or operation by Parent or Merger Sub of all or any material portion of the business or assets of the Company and its Subsidiaries or compel Parent or Merger Sub to dispose of or hold separate all or any material portion of the business or assets of Parent or of the Company and its Subsidiaries, (iii) impose material limitations on the ability of Parent or Merger Sub to effectively acquire, hold or exercise full rights of ownership of the Shares, including the right to vote any shares of

46

  Company Common Stock acquired or owned by Parent or Merger Sub on all matters properly presented to the Company's stockholders, (iv) require Parent or the Company or any of their respective Subsidiaries or Affiliates to cease or refrain from engaging in any material business, including any material business conducted by the Company or any of its Subsidiaries, if the Merger is consummated, or (v) otherwise prohibit or unreasonably delay the consummation of the Merger or any of the other transactions contemplated by this Agreement;

          (b)   no Legal Requirement shall have been issued or enacted by any Government Authority that remains in effect or that is deemed applicable to the Merger that prohibits or prevents the Merger or makes consummation of the Merger illegal or would reasonably be expected to result in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

          (c)   since the date hereof, there shall not have occurred or become known any fact, circumstance, event, change, circumstance or development or effect which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (d)   the applicable waiting period under the HSR Act (and any extension thereof), and any timing agreements with any Governmental Authority relating to an Antitrust Law shall have expired or been terminated;

          (e)   the Board of Directors of the Company shall not have withdrawn, modified or amended the Recommendations, or shall not have failed upon Parent's request to publicly reconfirm the Recommendations, or shall not have endorsed, approved or recommended any Acquisition Proposal;

          (f)    any notices, filings, consents, waivers, licenses, permits, approvals, authorizations or orders, whether to or from Governmental Authorities or other Persons, that are identified in Part 3.4(b) of the Disclosure Schedule shall have been provided, made or obtained;

          (g)   (i) the representations and warranties of the Company contained in Sections 3.1, 3.2, 3.3 and 3.5 shall be true and correct in all respects as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties expressly related to a specific date, in which case such representations and warranties shall be true in all respects only as of such date) or (ii) each other representation and warranty of the Company contained herein shall be true and correct in any respect as of the Closing Date with the same force and effect as if made on and as of such date (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein), except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct only as of such date, except where the failure to be so true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (h)   the Company shall not have breached or failed to perform, in any material respect, any of its material covenants, obligations or agreements to be performed by it under this Agreement, other than any such breach or failure to perform that has been cured to the good faith satisfaction of Parent;

          (i)    all members of the Board of Directors of the Company shall have resigned from the Board of Directors of the Company effective immediately prior to the Effective Time; and

          (j)    the Company shall have delivered to Parent (i) a certificate, dated as of the Closing Date, signed on behalf of the Company by the Chief Executive Officer certifying as to the fulfillment of the conditions specified in Sections 7.1(g) and 7.1(h), (ii) a certificate of the Secretary of the Company certifying, among other things, the resolutions of the Board of Directors referred to in

47

  Section 3.3(b), (iii) any subsequent resolutions of the Board of Directors with respect to the Merger and, (iv) the resolution of the Company's stockholders approving the Merger.

        Section 7.2    Conditions to Each Party's Obligations to Effect the Merger.     The respective obligations of the Company, Parent and Merger Sub to complete the Merger are subject to satisfaction, or to the extent permitted by Legal Requirements, the waiver by each Party on or before the Closing Date of the following conditions:

          (a)   This Agreement and the Merger shall have been approved by the requisite votes of the stockholders of the Company;

          (b)   There shall be no Action, Legal Requirement or Order of any Governmental Authority which prohibits or prevents the Merger or makes consummation of the Merger illegal; and

          (c)   The applicable waiting period under the HSR Act (and any extension thereof), and any timing agreements with any Governmental Authority relating to an Antitrust Law shall have expired or been terminated.

ARTICLE VIII
TERMINATION

        This Agreement may be terminated prior to the Effective Time (whether before or, subject to the terms hereof, after adoption of this Agreement by the Company's stockholders and the adoption of this Agreement by the sole stockholder of the Merger Sub) as follows:

        Section 8.1    Termination by Mutual Consent.     This Agreement may be terminated at any time and the Merger may be abandoned before the Effective Time, notwithstanding approval of this Agreement by the Company Stockholders and the sole stockholder of the Merger Sub, by the mutual written consent duly authorized by the Board of Directors of Parent and the Board of Directors of the Company.

        Section 8.2    Unilateral Termination.

          (a)   Either Parent or the Company, by giving written notice to the other, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a nonappealable final Order or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or any other material transaction contemplated by this Agreement; provided, that the right to terminate this Agreement under this Section 8.2(a) shall not be available to a party if the issuance of such nonappealable final Order was primarily due to the failure of such Party to perform any of its obligations under this Agreement;

          (b)   Either Parent or the Company, by giving written notice to the other, may terminate this Agreement if (i) the Effective Time shall not have occurred on or before 11:59 P.M. Pacific time on the Termination Date or (ii) at the Stockholders' Meeting (or any adjournment or postponement thereof) the requisite vote of the stockholders of the Company in favor of the adoption of this Agreement shall not have been obtained; provided, that the right to terminate this Agreement pursuant to Section 8.2(b)(i) shall not be available to any Party whose breach of this Agreement has been the primary cause of, or primarily resulted in, the Merger not being consummated by such date; provided further, that the right to terminate this Agreement pursuant to this Section 8.2(b)(ii) shall not be available to the Company if (x) any Primary Stockholder is then in material breach of any of its obligations under the Voting Agreement or (y) if Company's breach of this Agreement has been the primary cause of, or primarily resulted in, the failure by the Company to obtain the requisite stockholder approval.

          (c)   The Company, by giving written notice to Parent, may terminate this Agreement at any time prior to the Effective Time if (i) Parent or Merger Sub shall have failed to comply in any

48

  material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Parent or Merger Sub at or prior to the date of such notice and such failure is incapable of being cured by the Termination Date, or if curable, has not been cured or such condition has not been satisfied within ten (10) days after the receipt of notice thereof; provided, that the right to terminate this Agreement pursuant to this Section 8.2(c)(i) shall not be available if the Company is then in material breach of any of its covenants, agreements, representations or warranties contained in this Agreement or if any Primary Stockholder is then in material breach of any of its obligations under the Voting Agreement; or (ii) the Company receives an unsolicited written Acquisition Proposal and the conditions described in clauses (x), (y) and (z) of Section 5.2(b) are met and prior to or concurrently with such termination, the Company pays the Termination Fee to Parent in accordance with Section 8.4.

          (d)   Parent, by giving written notice to the Company, may terminate this Agreement at any time prior to the Effective Time if (i) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company at or prior to such date of termination, which would result in any condition set forth in Section 7.1 not being satisfied, and such failure is incapable of being cured by the Termination Date, or if curable, has not been cured or such condition has not been satisfied within thirty (30) days after the receipt of notice thereof; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.2(d)(i) if Parent or Merger Sub is then in material breach of any of its covenants, agreements, representations or warranties contained in this Agreement, (ii) the Board of Directors of the Company shall have withdrawn, modified or amended the Recommendations in a manner adverse to Parent or Merger Sub or failed to publicly reconfirm its Recommendations within ten (10) business days of receipt of a written request by Parent to provide such reaffirmation following an Acquisition Proposal, (iii) the Board of Directors of the Company shall have resolved or announced its intention to recommend to the Company Stockholders that they approve an Acquisition Proposal other than the Merger, or (iv) if any Primary Stockholder is then in material breach of any of its voting obligations under the Voting Agreement.

          (e)   Parent, by giving written notice to the Company, may terminate this Agreement on or after the date that is ten (10) business days after the satisfaction or waiver of all of the conditions to Parent's or Merger Sub's obligation to consummate the Merger set forth in Sections 7.1 and 7.2 (other than those conditions that by their nature are to be satisfied at the Closing), if Parent or Merger Sub shall not have received the proceeds of the Debt Financing (other than as a result of Parent's or Merger Sub's breach of its obligations under this Agreement, including Section 6.6); provided that the termination under this Section 8.2(e) shall not be effective unless Parent pays the Parent Termination Fee within two (2) business days after such termination.

        Section 8.3    Effect of Termination.

          (a)   In the event of a termination and abandonment of this Agreement by either Parent or the Company as provided in this Section 8, this Agreement shall immediately become void and have no effect, and none of Parent, Merger Sub, the Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability or obligation of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that Section 8.3 (Effect of Termination), Section 8.4 (Fees and Expenses), Article IX (Miscellaneous) and all other obligations of the Parties specifically intended to be performed after the termination of this Agreement shall survive any termination of this Agreement.

          (b)   Except as set forth in Sections 8.3(c) and (d), neither Parent nor the Company shall be relieved or released from any liabilities or damages (established in accordance with applicable law)

49

  arising out of any breach of any provision of this Agreement or any other agreement delivered in connection herewith or any fraud.

          (c)   Notwithstanding anything to the contrary in this Agreement, in the event the Parent Termination Fee or the Regulatory Termination Fee becomes payable and is paid by Parent or the Guarantors in accordance with the terms of Section 8.4(b), the Company's right to receive payment of the Parent Termination Fee or the Regulatory Termination Fee, as applicable, pursuant to Section 8.4(b) shall be the sole and exclusive remedy of the Company and its Subsidiaries against Parent, Merger Sub and the Guarantors for any breach, loss or damage suffered as a result of the failure of the Merger to be consummated, and upon payment of such amount, neither Parent, Merger Sub nor the Guarantors shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (other than the Confidentiality Agreement), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or Legal Requirement or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a party hereto or another person or otherwise. For the avoidance of doubt, in the event the Parent Termination Fee or the Regulatory Termination Fee becomes payable and is paid by Parent or the Guarantors in accordance with the terms of Section 8.4(b), (i) neither Parent, Merger Sub nor the Guarantors shall have any liability under or in respect of this Agreement or the transactions related thereto (other than the Confidentiality Agreement) in excess of an aggregate amount equal to, or other than in respect of, the Parent Termination Fee or the Regulatory Termination Fee, as applicable, whether to the Company or to any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, agent or affiliate thereof or any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, agent or affiliate of any of the foregoing, and (ii) the Company shall not be entitled to seek any specific performance remedies pursuant to Section 9.10 (other than to specifically enforce its right to be paid any of the Parent Termination Fee or Regulatory Termination Fee, as applicable).

          (d)   Notwithstanding anything to the contrary in this Agreement, in the event the Termination Fee becomes payable and is paid by the Company in accordance with the terms of Section 8.4(a), Parent's right to receive payment of the Termination Fee pursuant to Section 8.4(a) shall be the sole and exclusive remedy of Parent and Merger Sub against the Company for any breach, loss or damage suffered as a result of the failure of the Merger to be consummated, and upon payment of such amount, the Company shall have no further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby (other than the Confidentiality Agreement), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or Legal Requirement or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a party hereto or another person or otherwise. For the avoidance of doubt, in the event the Termination Fee becomes payable and is paid by the Company, then (i) in no event shall the Company have any liability under or in respect of this Agreement or the transactions related thereto (other than the Confidentiality Agreement) in excess of an aggregate amount equal to, or other than in respect of, the Termination Fee, whether to the Parent, Merger Sub or to any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, agent or affiliate thereof or any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, agent or affiliate of any of the foregoing, and (ii) neither Parent or Merger Sub shall be entitled to seek any specific performance remedies pursuant to Section 9.10 (other than to specifically enforce its right to be paid the Termination Fee).

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        Section 8.4    Fees and Expenses.

          (a)   The Company will pay to Parent, or cause to be paid, an amount equal to Five Million and 00/100 Dollars ($5,000,000.00) (the "Termination Fee"):

          (i)  if this Agreement is terminated by Parent pursuant to Section 8.2(d)(i), (ii) or (iii), in which event payment will be made within two (2) business days after such termination;

         (ii)  if this Agreement is terminated by the Company pursuant to Section 8.2(c)(ii), in which event payment will be made prior to or concurrently with the time of termination; or

        (iii)  in the event that all of the following events have occurred: (A) this Agreement is validly terminated by either Parent or the Company pursuant to Section 8.2(b); (B) at or prior to the time of such termination an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; and (C) within twelve (12) months following termination of this Agreement, a transaction that if proposed prior to termination would have constituted an Acquisition Proposal, is consummated by the Company (whether or not relating to any Acquisition Proposal made at or prior to the time of termination of this Agreement) or the Company enters into a definitive agreement with another Person (other than Parent) providing for the consummation of an Acquisition Proposal by the Company (and such Acquisition Proposal is ultimately consummated, even if such consummation occurs after such twelve (12) month period and whether or not relating to any Acquisition Proposal made at or prior to the time of termination of this Agreement), in which event payment will be made prior to or concurrent with the date such transaction is consummated.

  Any such payment shall be reduced by any amounts as may be required to be deducted or withheld therefrom under applicable Tax Law. In no event shall the Company be required to pay the Termination Fee referred to in this Section 8.4(a) on more than one occasion. Following payment of the Termination Fee, the Company shall have no further liability to Parent, Merger Sub or the other persons referred to in the second sentence of Section 8.3(d) with respect to this Agreement or the transactions contemplated hereby (other than the Confidentiality Agreement).

          (b)   (i)  Parent shall pay to the Company, or cause to be paid, an amount equal to Fifteen Million and 00/100 Dollars ($15,000,000.00) in cash (the "Parent Termination Fee"), such payment to be made within two (2) business days after such termination, if (x) this Agreement is terminated by Parent pursuant to Section 8.2(e) or (y) (A) this Agreement is terminated by the Company pursuant to Section 8.2(b)(i) or Section 8.2(c)(i) and (B) neither Parent nor Merger Sub shall have received the proceeds of the Debt Financing (other than as a result of Parent's or Merger Sub's breach of its obligations under this Agreement) within ten (10) business days after the satisfaction or waiver of all of the conditions to Parent's or Merger Sub's obligation to consummate the Merger set forth in Sections 7.1 and 7.2 (other than those conditions that by their nature are to be satisfied at the Closing and other than any such conditions that have not been satisfied as a result of Parent's or Merger Sub's material breach or failure to otherwise perform hereunder).

         (ii)  Parent shall pay to the Company, or cause to be paid, an amount equal to Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00) in cash (the "Regulatory Termination Fee"), such payment to be made within two (2) business days after such termination, if (A) this Agreement is terminated by the Company or Parent pursuant to Section 8.2(a) (solely insofar as it relates to an Antitrust Order) or Section 8.2(b)(i) or the Company pursuant to Section 8.2(c)(i) and (B) Parent and Merger Sub shall have failed to consent to or implement any Material Divestiture Action and such failure to consent to or implement any Material Divestiture Action shall have been the cause of the failure of any of the conditions set forth in Section 7.1(a), Section 7.1(b), Section 7.1(d) or Section 7.2(b) to have been satisfied and (C) all of the other conditions to Parent's or Merger Sub's obligation

51

    to consummate the Merger set forth in Sections 7.1 and 7.2 shall have been satisfied or waived (other than (x) those conditions that by their nature are to be satisfied at the Closing and (y) those other conditions that have not been satisfied as a result of Parent's or Merger Sub's material breach or failure to otherwise perform hereunder).

        (iii)  In no event shall Parent be required to pay both the Parent Termination Fee and the Regulatory Termination Fee and in no event shall Parent be required to pay the Parent Termination Fee or the Regulatory Termination Fee on more than one occasion and following payment of the Parent Termination Fee or the Regulatory Termination Fee, as applicable, Parent, Merger Sub and the Guarantors shall have no further liability to the Company or the other persons referred to in the second sentence of Section 8.3(c) with respect to this Agreement, the Guaranty or the transactions contemplated hereby (other than the Confidentiality Agreement).

        (iv)  Any payment of the Parent Termination Fee or the Regulatory Termination Fee shall be reduced by any amounts as may be required to be deducted or withheld therefrom under applicable Tax Law.

          (c)   In the event that this Agreement is terminated by the Company or Parent pursuant to Section 8.2(b)(ii), the Company shall pay to Parent, as promptly as possible (but in any event within two business days) following receipt of an invoice therefor all of Parent's and Guarantors' actual and reasonably documented out-of-pocket fees and expenses (including legal fees and expenses) actually incurred by Parent or the Guarantors on or prior to the termination of this Agreement in connection with the transactions contemplated by this Agreement, which amount in the aggregate shall not be greater than Three Million and 00/100 Dollars ($3,000,000.00).

          (d)   The parties hereto acknowledge that the agreements contained in this Section 8.4 are an integral part of the transactions contemplated by this Agreement, that without these agreements the parties hereto would not have entered into this Agreement, and that any amounts payable pursuant to this Section 8.4 do not constitute a penalty. If a Party hereto fails to pay another Party any amounts due to the other Party pursuant to this Section 8.4 within the time periods specified in this Section 8.4, the failing Party shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the other Party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

          (e)   Any amount that becomes payable pursuant to Section 8.4 shall be paid by wire transfer of immediately available funds to an account or accounts designated by the Party entitled to receive such payment.

          (f)    Except as set forth in this Section 8.4, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid in accordance with the provisions of Section 9.16.

ARTICLE IX
MISCELLANEOUS

        Section 9.1    Headings.     Section and other headings in this Agreement are included solely for convenience and reference and shall not affect in any way the meaning of interpretation of this Agreement.

52

        Section 9.2    Governing Law.     The validity, construction and interpretation of this Agreement, all disputes among the Parties arising out of this Agreement or the transactions contemplated hereby, and all matters related to but not covered by this Agreement shall be governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof or of any other jurisdiction.

        Section 9.3    Entire Agreement.     This Agreement, including the exhibits, schedules and the certificates delivered and to be delivered pursuant to this Agreement (which are incorporated into this Agreement by this reference and are made a part hereof), the Guaranty and the Confidentiality Agreement embody the entire agreement and understanding between and among the Parties pertaining to their subject matter, and supersede all prior and contemporaneous agreements, understandings, negotiations, representations and discussions, whether written or oral, pertaining to their subject matter.

        Section 9.4    Assignment.     Neither this Agreement nor any rights or obligations under this Agreement may be assigned, hypothecated or otherwise transferred by any Party without the prior written consent of (i) the Company for an assignment by Parent, or (ii) Parent for an assignment by the Company; provided, that Parent may assign this Agreement or any rights under this Agreement to another entity that is controlled by, controls or is under common control with Parent if Parent remains obligated under this Agreement.

        Section 9.5    Binding Effect.     The provisions of this Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns.

        Section 9.6    Notices.     Any notice or communication required or permitted by this Agreement shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the Person to which it is directed, or when the period set forth below expires (whether or not it is actually received):

          (a)   if transmitted by facsimile transmission ("fax"), 24 hours after (i) transmission to the Person's fax number set forth below, with the Person's name and address set forth below clearly shown on the page first transmitted, and (ii) receipt by the transmitting Person of written confirmation of successful transmission, which confirmation may be produced by the transmitting Person's equipment;

          (b)   if deposited with the U.S. Postal Service as certified or registered mail, postage prepaid, and addressed to the Person to receive it as set forth below, 48 hours after such deposit;

          (c)   if sent by Federal Express, or a similar delivery service in general usage for delivery to the address of the Person to receive it as set forth below, 24 hours after the delivery time promised by the delivery service:

    If to Parent or Merger Sub:

    Lextron, Inc.
    620 "O" Street
    P.O. Box 1240
    Greeley, CO 80632
    Attention: John Adent
    Fax No.: (970) 356-4623

    With a copy to:

    Sherman & Howard L.L.C.
    633 17th Street, Suite 3000
    Denver, Colorado 80202
    Attention: Gregory Ramos, Esq.
    Fax No.: (303) 298-0940

53

    With a copy to:

    Leonard Green & Partners, L.P.
    11111 Santa Monica Blvd., Suite 2000
    Los Angeles, California 90025
    Attention: John M. Baumer
                       Alyse M. Wagner
    Fax No.: (310) 954-0404

    With a copy to:

    Latham & Watkins LLP
    885 Third Avenue
    New York, New York 10022
    Attention: John Giouroukakis, Esq.
    Howard A. Sobel, Esq.
    Fax No: (212) 751-4864

    If to the Company:

    Animal Health International, Inc.
    7 Village Circle, Ste 200
    Westlake, Texas 76262
    Attention: James C. Robison
    Fax No.: (817) 859-3094

    With a copy to:

    DLA Piper LLP
    33 Arch Street, 26th Floor
    Boston, Massachusetts 02110-1447
    Attention: Michael S. Turner, Esq.
    Fax No.: (617) 406-6114

or to such other address as a Person to whom notice is to be given has furnished to the other Persons listed above in the manner provided above.

        Section 9.7    Counterparts.     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute a single agreement.

        Section 9.8    Amendment and Waiver.     Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects (whether before or after adoption of this Agreement by the Company's stockholders and by the sole stockholder of the Merger Sub) at any time prior to the Effective Time with respect to any terms contained herein; provided, however, that after any such stockholder approval of this Agreement, no amendment shall be made to this Agreement that by law requires further approval or authorization of the Company Stockholders or the sole stockholder of the Merger Sub without such further approval or authorization. This Agreement may not be amended except by an instrument in writing signed on behalf of all Parties. At any time before the Closing, as permitted by applicable Legal Requirements: (i) Parent may extend the time for the performance of any of the obligations or other acts of the Company or waive compliance with any of the agreements of the Company or with any conditions to Parent's obligations; (ii) the Company may extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub or waive compliance with any of the agreements of Parent or Merger Sub or with any conditions to the Company's obligations. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not

54

similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided, nor shall any forbearance by a Party to seek a remedy for noncompliance or breach by another Party be construed as a waiver of any right or remedy with respect to such noncompliance or breach.

        Section 9.9    Severable Provisions.     If any provision of this Agreement is determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

        Section 9.10    Specific Performance.     The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the provisions contained in this Agreement were not performed (including failing to take such actions as are required hereunder to consummate this Agreement) in accordance with their specified terms or were otherwise breached. It is therefore acknowledged and agreed that prior to the valid termination of the Agreement as permitted under Article VIII, the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. The Parties agree that they will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that other Parties have an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. In the event a Party seeks an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, such Party, as applicable, shall not be required to provide any bond or other security in connection with any such Order or injunction. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. For the avoidance doubt the Parties hereby agree that: (i) in the event the Parent Termination Fee or Regulatory Termination Fee becomes payable in accordance with the terms of Section 8.4(b), the Company shall not be entitled to seek any specific performance remedies pursuant to this Section 9.10 (other than to specifically enforce its right to be paid any of the Parent Termination Fee or Regulatory Termination Fee, as applicable) and the Company's sole and exclusive remedies with respect to such matters shall be set forth in Section 8.4(b) and (ii) in the event the Termination Fee becomes payable in accordance with the terms of Section 8.4(a), neither Parent nor Merger Sub shall be entitled to seek any specific performance remedies pursuant to this Section 9.10 (other than to specifically enforce its right to be paid the Termination Fee) and Parent's and Merger Sub's sole and exclusive remedies with respect to such matters shall be set forth in Section 8.4(a).

        Section 9.11    Exclusive Consent to Jurisdiction.     Each of the Parties hereto: (i) irrevocably agrees that any legal action or proceeding with respect to this Agreement, and the rights and obligations arising hereunder, or for the recognition and enforcement of any judgment in respect of this Agreement, and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (ii) irrevocably consents to submit itself to the personal jurisdiction of any court of competent jurisdiction located in the State of Delaware with respect to any and all disputes arising out of: (A) this Agreement, including the validity construction and interpretation hereof and the rights and remedies of the Parties hereunder and thereunder; (B) any of the transactions contemplated by this Agreement; and (C) any matters related to but not covered hereby; (iii) agrees that it will not commence any action, suit or proceeding relating thereto except in such courts, agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and, to the fullest extent permitted by applicable law, irrevocably waives and agrees not to assert any claim that the suit, action or proceeding in such court is brought in an

55

inconvenient forum, the venue of such suit, action or proceeding is improper, or this Agreement or the subject matter hereof, may not be enforced in any such courts; (iv) agrees that service of process in any such suit, action or proceeding may be effected by notice by any of the means provided in Section 9.6; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by laws.

        Section 9.12    Waiver of Jury Trial.     TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM WITH RESPECT TO ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

        Section 9.13    Attorneys' Fees.     The Prevailing Party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, expert witness fees, court costs and all other costs and expenses incurred in any action or proceeding arising out of this Agreement or as to any matters related to but not covered by this Agreement. "Prevailing Party" for purposes of this Section 9.13 includes a party who agrees to dismiss an action or proceeding upon the other's payment of the sums allegedly due or for performance of the covenants, undertakings or agreements allegedly breached, or who obtains substantially the relief it sought.

        Section 9.14    Representations and Warranties.     The respective representations and warranties of Parent, Merger Sub and the Company contained herein or in any certificate or other instrument delivered pursuant hereto prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto or any knowledge of any party (including any employee of any party) for whose benefit such representations and warranties are made. The representations and warranties of the Company, Parent and Merger Sub contained herein expire and shall be terminated and extinguished at the Effective Time. This Section 9.14 shall have no effect upon any other obligation of the Parties, whether to be performed before or after consummation of the Merger.

        Section 9.15    No Third Party Beneficiaries.     Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties who are signatories hereto any right, benefit or remedy of any nature; provided, that the Indemnified Parties shall be third party beneficiaries of, and entitled to enforce, Section 6.4.

        Section 9.16    Fees and Expenses.     Subject to the provisions of Section 8.4, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided that the fees and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger shall be borne equally by Parent and the Company; provided further that Parent and the Company shall be equally responsible for all expenses and filing fees (other than expenses of counsel to the Company) incurred or paid in connection with filings pursuant to the HSR Act or any other Antitrust Law in connection with the consummation of the transactions contemplated by this Agreement

[Signature page follow.]

56

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

PARENT:	LEXTRON, INC.
	By	/s/ JOHN ADENT
Name: John Adent Title: President and Chief Executive Officer
MERGER SUB:	BUFFALO ACQUISITION, INC.
	By	/s/ DAVID R. WAGLEY
Name: David R. Wagley Title: Vice President, Treasurer and Secretary
THE COMPANY:	ANIMAL HEALTH INTERNATIONAL, INC.
	By	/s/ WILLIAM F. LACEY
Name: William F. Lacey Title: Senior Vice President and Chief Financial Officer

[Signature page to Agreement and Plan of Merger]

57

EXHIBIT A

Certificate of Incorporation

 Annex B

345 Park Avenue, 12th Floor New York, NY 10154 Tel: 212-284-9300 -- Tel: 800-333-6000 -- Fax: 212-284-9394 Piper Jaffray & Co. Since 1895. Member SIPC and FINRA

March 14, 2011

Board of Directors
Animal Health International, Inc.
7 Village Circle, Suite 200
Westlake, Texas 76262

Members of the Board:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share ("Company Common Stock"), of Animal Health International, Inc. (the "Company") of the Merger Consideration (as defined below), pursuant to the Agreement and Plan of Merger, dated as of March 14, 2011 (the "Agreement"), to be entered into among the Company, Lextron, Inc. (the "Acquiror") and Buffalo Acquisition, Inc. ("Merger Sub"), a newly formed wholly-owned subsidiary of the Acquiror. The Agreement provides for, among other things, the merger (the "Merger") of Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than shares of Company Common Stock (i) held in treasury, (ii) owned by the Acquiror or Merger Sub, or (iii) with respect to which dissenters' rights have been perfected, will be converted into the right to receive $4.25 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of the Agreement; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were furnished to us by the Company; (iv) conducted discussions with members of senior management of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.

        We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the

Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

        In arriving at our opinion, we have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

        In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

        This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

        We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. We are currently providing financial advisory services to the Company and have, in the past, provided financing services to the Company for which we received fees for rendering such services. We have, in the past, provided financial advisory and financing services to affiliates of Leonard Green & Partners, LLP ("Leonard Green"), including acting as financial advisor to Claim Jumper Restaurants, LLC in connection with its restructuring and to Captain D's, LLC in connection with its sale, and have received fees for rendering such services. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company or affiliates of Leonard Green for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide financial advisory or other investment banking services to the Company, the Acquiror, or any of their respective affiliates, including Leonard Green, for which we would expect to receive compensation in return for rendering such services.

        Consistent with applicable legal and regulatory requirements, Piper Jaffray has adopted policies and procedures to establish and maintain the independence of Piper Jaffray's Research Department

2

and personnel. As a result, Piper Jaffray's research analysts may hold opinions, make statements or recommendations, and/or publish research reports with respect to the Company and the Merger and other participants in the Merger that differ from the views of Piper Jaffray's investment banking personnel.

        This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Jaffray Opinion Committee.

        This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Acquiror's ability to fund the merger consideration, or any other terms contemplated by the Agreement. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation.

        Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock as of the date hereof.

Sincerely,

/s/ PIPER JAFFRAY & CO.

PIPER JAFFRAY & CO.

3

ANNEX C

Delaware General Corporation Law Section 262

§ 262. Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §251 (other than a merger effected pursuant to §251(g) of this title), §252, §254, §255, §256, §257, §258, §263 or §264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in §251(f) of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 or §267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to §228, §253, or §267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY COPY - SUBJECT TO COMPLETION SPECIAL MEETING OF STOCKHOLDERS OF ANIMAL HEALTH INTERNATIONAL, INC. , 2011 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. To adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 14, 2011, among Animal Health International, Inc., Lextron, Inc. and Buffalo Acquisition, Inc., a wholly-owned subsidiary of Lextron, Inc., pursuant to which each holder of shares of common stock, par value $0.01 per share, of Animal Health International, Inc. (other than shares to be canceled pursuant to the terms of the Merger Agreement) will be entitled to receive $4.25 in cash, without interest and less any applicable withholding taxes, for each share of common stock of Animal Health International, Inc. held by such holder. 2. To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement. 3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND A VOTE "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. --------------- ---------------- FOR AGAINST ABSTAIN

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. To adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of March 14, 2011, among Animal Health International, Inc., Lextron, Inc. and Buffalo Acquisition, Inc., a wholly-owned subsidiary of Lextron, Inc., pursuant to which each holder of shares of common stock, par value $0.01 per share, of Animal Health International, Inc. (other than shares to be canceled pursuant to the terms of the Merger Agreement) will be entitled to receive $4.25 in cash, without interest and less any applicable withholding taxes, for each share of common stock of Animal Health International, Inc. held by such holder. 2. To approve a proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of adoption of the Merger Agreement. 3. To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof, including to consider any procedural matters incident to the conduct of the special meeting. TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD. PRELIMINARY COPY - SUBJECT TO COMPLETION SPECIAL MEETING OF STOCKHOLDERS OF ANIMAL HEALTH INTERNATIONAL, INC. , 2011 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Special Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND A VOTE "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x --------------- ---------------- COMPANY NUMBER ACCOUNT NUMBER If you have any questions or need assistance in voting, please call D.F. King & Co. at FOR AGAINST ABSTAIN

PRELIMINARY-SUBJECT TO COMPLETION ANIMAL HEALTH INTERNATIONAL, INC. 7 Village Circle, Suite 200 Westlake, TX 76262 SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON ________, ___________ __, 2011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints William F. Lacey and Damian Olthoff, and each of them individually, the proxies of the undersigned, with full power of substitution to each of them, and authorizes each of them to represent and to vote all shares of common stock, par value $0.01 per share, of Animal Health International, Inc., a Delaware corporation ("Animal Health"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of Animal Health to be held on ______, ______ __, 2011, at _____ a.m., local time, at the Marriott Solana5 at 5 Village Circle, Westlake, Texas 76262 (the "Special Meeting"), or any adjournment or postponement thereof. IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS ON THE REVERSE. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE PROPOSALS. If you have any questions or need assistance in voting, please call D.F. King & Co. at (Continued and to be signed on the reverse side) 1 --------------- . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 COMMENTS: